    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                            TYCO INTERNATIONAL LTD.
             (Exact name of Registrant as specified in its charter)

                 BERMUDA                                       7382                                   NOT APPLICABLE
     (State or Other Jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      Incorporation or Organization)               Classification Code Number)                    Identification Number)

                           --------------------------

                        THE ZURICH CENTRE, SECOND FLOOR
                               90 PITTS BAY ROAD
                            PEMBROKE HM 08, BERMUDA
                                (441) 292-8674*
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                                 MARK H. SWARTZ
                        C/O TYCO INTERNATIONAL (US) INC.
                                 ONE TYCO PARK
                          EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

* Tyco International Ltd. maintains its registered and principal executive offices at The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke
  HM 08, Bermuda. The executive offices of Tyco's principal United States subsidiaries are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is (603) 778-9700.
                         ------------------------------

                                   Copies To:

      ABBE L. DIENSTAG, ESQ.                FATI SADEGHI, ESQ.                ALAN TALKINGTON, ESQ.
 KRAMER LEVIN NAFTALIS & FRANKEL         SENIOR CORPORATE COUNSEL       ORRICK, HERRINGTON & SUTCLIFFE LLP
               LLP                     TYCO INTERNATIONAL (US) INC.     OLD FEDERAL RESERVE BANK BUILDING
         919 THIRD AVENUE                     ONE TYCO PARK                     400 SANSOME STREET
     NEW YORK, NEW YORK 10022          EXETES, NEW HAMPSHIRE 03833       SAN FRANCISCO, CALIFORNIA 94111
          (212) 715-9100                      (603) 778-9700                      (415) 392-1122

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                               PROPOSED MAXIMUM
                                                       AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED     REGISTERED(1)            UNIT               PRICE(2)
Common Shares, par value $0.20 per share...              5,000,000         Not Applicable        $185,185,604

                                                       PROPOSED MAXIMUM
                                                    AMOUNT OF REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED          FEE(3)
Common Shares, par value $0.20 per share...               $48,889

(1) Represents the estimated maximum number of Tyco common shares issuable upon consummation of the offer and the merger of InnerDyne, Inc. with a subsidiary of the Registrant, assuming the exercise of all options and other rights to purchase or acquire shares of InnerDyne common stock that may become exercisable prior to April 30, 2001. Includes Tyco common shares that may be issuable upon exercise of an InnerDyne warrant to be assumed by Tyco following the merger.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), based on the product of (i) $6.96875, the average of the high and low sales prices of InnerDyne common stock on the Nasdaq National Market on October 16, 2000 and (ii) 26,573,719, the expected maximum number of shares of InnerDyne common stock to be acquired in the offer and the merger.
(3) .0264% of the Proposed Maximum Aggregate Offering Price.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    This registration statement registers common shares of Tyco International Ltd. deliverable in the offer of Tyco Acquisition Corp. X a wholly-owned subsidiary of Tyco, for shares of common stock of InnerDyne, Inc. and, if the offer is consummated, the merger of VLMS, Inc., a wholly-owned subsidiary of Tyco Acquisition with and into InnerDyne. The number of Tyco common shares that may be deliverable in connection with the offer and the merger includes shares that may be issued in respect of the 232,500 shares of InnerDyne common stock issuable upon exercise of a warrant originally issued in May 1996 by InnerDyne to Cruttenden Roth Incorporated and that expires on in May 14, 2001. As a result of the merger, InnerDyne would become an indirect wholly-owned subsidiary of Tyco, and any portion of the warrant to acquire shares of InnerDyne common stock outstanding following the merger would become a warrant to acquire Tyco common shares. See the section captioned "The Merger Agreement--Treatment of InnerDyne Stock Options and Warrants" in the Prospectus that forms part of this registration statement. This registration statement also registers pursuant to Rule 415 under the Securities Act of 1933 Tyco common shares issuable upon exercise of any portion of the InnerDyne warrant outstanding following the merger.

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    OFFER OF

[LOGO]
                            TYCO ACQUISITION CORP. X
                                  TO EXCHANGE
                                 COMMON SHARES
                                       OF
                            TYCO INTERNATIONAL LTD.
                            HAVING A VALUE OF $7.50
                  (DETERMINED AS DESCRIBED IN THIS PROSPECTUS)
                                      FOR
                             EACH OUTSTANDING SHARE
                                OF COMMON STOCK
                      (INCLUDING THE ASSOCIATED RIGHTS TO
                           PURCHASE PREFERRED STOCK)
                                       OF
                                INNERDYNE, INC.

 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
       NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 14, 2000 UNLESS EXTENDED.

    On October 3, 2000, Tyco Acquisition Corp. X, a wholly-owned subsidiary of Tyco International Ltd., entered into an Agreement and Plan of Merger with InnerDyne. Tyco Acquisition is making this offer in accordance with the terms of the merger agreement. The InnerDyne board of directors has approved and adopted the merger agreement, determined that this offer is fair to, and in the best interests of, InnerDyne stockholders and recommended that InnerDyne stockholders accept this offer and tender their shares pursuant to this offer.

    Tyco Acquisition is offering to exchange a fraction of a Tyco common share having a value of $7.50 for each outstanding share of InnerDyne common stock, including the associated rights to purchase preferred stock, that is validly tendered and not properly withdrawn. The fraction of a Tyco common share to be exchanged for each share of InnerDyne common stock will equal $7.50 divided by a five trading day average of the daily volume-weighted selling prices per Tyco common share on the New York Stock Exchange (as reported by Bloomberg Financial Markets). This average will be calculated for the five consecutive trading days ending on the second trading day before the expiration date preceding the first acceptance of InnerDyne shares for exchange in the offer.

    Our obligation to exchange Tyco common shares for InnerDyne common stock is subject to the conditions listed under "Conditions of the Offer." Tyco's common shares are listed on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol "TYC" and on the London Stock Exchange under the symbol "TYI." InnerDyne's common stock is quoted on the Nasdaq National Market under the symbol "IDYN."

  SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF ISSUES WHICH SHOULD BE CONSIDERED BY
STOCKHOLDERS WITH RESPECT TO THE OFFER AND MERGER.
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Tyco common shares to be issued in the offer or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is October 18, 2000.

    THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT TYCO AND INNERDYNE FROM DOCUMENTS FILED WITH THE SEC THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE AT THE WEB SITE THE SEC MAINTAINS AT WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 1.

    YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO OUR INFORMATION AGENT, MACKENZIE PARTNERS, INC.,
156 FIFTH AVENUE, NEW YORK, NY 10010, COLLECT AT 1-212-929-5500 OR TOLL-FREE AT 1-800-322-2885.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Where You Can Find More Information.........................       1
Questions and Answers About the Proposed Acquisition........       3
Summary.....................................................       7
  The Offer.................................................       7
  Information About Tyco and InnerDyne......................       7
  The Offer.................................................       8
  Approval of the Merger....................................      10
  Tax Treatment.............................................      11
  Accounting Treatment......................................      11
  Risk Factors..............................................      11
Risk Factors................................................      12
Forward Looking Information.................................      15
Selected Financial Data of Tyco and InnerDyne...............      16
Selected Consolidated Historical Financial Data of Tyco.....      17
Selected Historical Financial Data of InnerDyne.............      20
Recent Developments of Tyco.................................      20
Comparative Per Share Information...........................      21
Comparative Market Value....................................      22
Comparative Per Share Prices and Dividends..................      23
Reasons of Tyco for the Offer and Merger....................      25
Recommendation of the Board of Directors of InnerDyne;
  Reasons of InnerDyne for the Offer and the Merger.........      25
Background of the Offer.....................................      25
Exchange of Financial Forecasts.............................      28
The Offer...................................................      29
  Timing of the Offer.......................................      29
  Extension, Termination and Amendment......................      29
  Exchange of InnerDyne Shares; Delivery of Tyco Common
    Shares..................................................      30
  Cash Instead of Fractional Tyco Common Shares.............      31
  Procedure for Tendering...................................      31
  Withdrawal Rights.........................................      32
  Guaranteed Delivery.......................................      33
  General...................................................      33
  Direct Registration System................................      34
  Material U.S. Federal Income Tax and Bermuda Tax
    Consequences............................................      35
  Purpose of the Offer; the Merger; Appraisal Rights........      39
  Conditions of the Offer...................................      41
  Regulatory Approvals......................................      43
  Certain Effects of the Offer..............................      45
  Relationships With InnerDyne..............................      47
  Accounting Treatment......................................      48
  Fees and Expenses.........................................      48
  Stock Exchange Listing....................................      48
The Merger Agreement........................................      49
  The Offer.................................................      49
  The Merger................................................      49
  InnerDyne Board of Directors..............................      50

                                                                PAGE
                                                                ----
  Treatment of InnerDyne Stock Options and Warrants.........      50
  Representations and Warranties............................      51
  Conduct of Business Pending Merger........................      51
  Conduct of Business of Tyco...............................      53
  No Solicitation...........................................      53
  Certain Other Covenants...................................      54
  Certain Employee Benefits.................................      56
  Conditions to the Merger..................................      57
  Termination; Fees and Expenses............................      57
  Amendment and Waiver; Parties in Interest.................      60
  Guarantee.................................................      60
Interests of Certain Persons................................      61
Comparison of Rights of Stockholders of InnerDyne and
  Stockholders of Tyco......................................      62
Legal Matters...............................................      73
Experts.....................................................      73
Miscellaneous...............................................      73

Schedules
  Schedule  Certain Information Concerning the Directors and Executive
    I:      Officers of Tyco International Ltd..........................    I-1
  Schedule  Certain Information Concerning the Directors and Executive
    II:     Officers of Tyco Acquisition Corp. X........................   II-1
  Schedule  Certain Information Concerning the Directors and Executive
    III:    Officers of VLMS, Inc.......................................  III-1

Annexes
  Annex A:  Agreement and Plan of Merger By and Among Tyco Acquisition
            Corp. X, VLMS, Inc., and InnerDyne, Inc., Including
            Guarantee of Tyco International Ltd., dated as of October 3, 2000
  Annex B:  Section 262 of the Delaware General Corporation Law

                      WHERE YOU CAN FIND MORE INFORMATION

    Tyco and InnerDyne file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

    Public Reference Room       North East Regional Office       Midwest Regional Office
   450 Fifth Street, N.W.          7 World Trade Center          500 West Madison Street
          Room 1024                     Suite 1300                     Suite 1400
    Washington, DC 20549         New York, New York 10048        Chicago, Illinois 60661

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

    The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Tyco and InnerDyne, who file electronically with the SEC. The address of that site is www.sec.gov.

    You can also inspect reports, proxy statements and other information about Tyco at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    Tyco filed a registration statement on Form S-4 to register with the SEC the Tyco common shares to be issued pursuant to the offer and the merger. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, we also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act to furnish certain information about the offer. You may obtain copies of the Form S-4 and the Schedule TO (and any amendments to those documents) in the manner described above.

    InnerDyne has filed with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 regarding the offer. You may obtain a copy of the Schedule 14D-9 (and any amendments to that document) in the manner described above.

    The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that Tyco and InnerDyne have previously filed with the SEC. These documents contain important information about Tyco and InnerDyne and their finances.

TYCO SEC FILINGS (FILE NO. 001-13836)                             PERIOD
-------------------------------------          ---------------------------------------------
Annual Report on Forms 10-K and 10-K/A         Fiscal year ended September 30, 1999

Quarterly Reports on Forms 10-Q and 10-Q/A     Quarterly periods ended December 31, 1999,
                                               March 31, 2000 and June 30, 2000

Current Reports on Form 8-K                    Filed on December 9, 1999, December 10, 1999,
                                               January 20, 2000 and July 14, 2000

The description of Tyco common shares as set   Filed on March 1, 1999
forth in its Registration Statement on Form
8-A/A

INNERDYNE SEC FILINGS (FILE NO. 000-19707)                        PERIOD
------------------------------------------     ---------------------------------------------
Annual Report on Form 10-K                     Year ended December 31, 1999

Quarterly Reports on Forms 10-Q                Quarterly periods ended March 31, 2000 and
                                               June 30, 2000

Current Report on Form 8-K                     Filed on October 16, 2000

The description of InnerDyne common stock and  Filed on September 22, 1997 and December 4,
preferred shares rights associated therewith   1991
as set forth in its Registration Statements
on Form 8-A, each as amended

    All documents filed by Tyco and InnerDyne with the SEC from the date of this prospectus to the date that shares are accepted for exchange pursuant to our offer (or the date that our offer is terminated) shall also be deemed to be incorporated herein by reference.

    Tyco has supplied all information contained or incorporated by reference in this document relating to Tyco, and InnerDyne has supplied all such information relating to InnerDyne.

    Documents incorporated by reference are available from us without charge upon request to our information agent, MacKenzie Partners, Inc., 156 Fifth Avenue, New York, NY 10010, collect at 1-212-929-5500 or toll-free at 1-800-322-2885. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

    We have not authorized anyone to give any information or make any representation about our offer that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION

Q.  WHAT ARE TYCO AND INNERDYNE PROPOSING?

A. Tyco Acquisition Corp. X, a subsidiary of Tyco International Ltd., has entered into a merger agreement with InnerDyne, Inc. In accordance with this agreement, Tyco Acquisition is offering to exchange a fraction of a Tyco common share, determined as described in response to the next question, for each outstanding share of InnerDyne common stock and the associated rights to purchase preferred stock. After the offer is completed, VLMS, Inc., a wholly owned subsidiary of Tyco Acquisition, will merge with InnerDyne. As a result of the offer and the merger, InnerDyne will become a wholly owned subsidiary of Tyco Acquisition and an indirect subsidiary of Tyco.

Q.  WHAT WILL I RECEIVE IN EXCHANGE FOR MY INNERDYNE SHARES?

A. We are offering to exchange a fraction of a Tyco common share having a value of $7.50 for each outstanding share of common stock of InnerDyne that is validly tendered and not properly withdrawn. The fraction of a Tyco common share which we will deliver for each share of InnerDyne common stock that we exchange in the offer will equal $7.50 divided by a five trading day average of the daily volume-weighted selling prices per Tyco common share on the New York Stock Exchange, as reported by Bloomberg Financial Markets. This average will be calculated for the five consecutive trading days ending on the second trading day before the expiration date preceding the first acceptance of InnerDyne shares for payment in the offer.

    You will not receive any fractional Tyco common shares in the offer. Instead, you will receive cash in an amount equal to the value, based upon the average Tyco share price, of any fractional share you would otherwise have been entitled to receive.

Q.  HOW CAN I FIND OUT THE FINAL EXCHANGE RATIO?

A. Before the offer expires, we will notify you by issuing a press release announcing the final exchange ratio. In addition, you can call MacKenzie Partners, Inc., our information agent, collect at 1-212-929-5500 or toll free at 1-800-322-2885 at any time beginning on October 25, 2000, after the close of business, for the average Tyco common share price for the preceding five trading days and the exchange ratio that would be in effect based on that average share price. Once the actual Tyco average share price and the exchange ratio are determined, you can obtain this information by calling the MacKenzie telephone number.

Q.  HOW LONG WILL IT TAKE TO COMPLETE THE OFFER AND THE MERGER?

A. We hope to complete the offer in the fourth calendar quarter of 2000. We expect to complete the merger shortly after we complete the offer if we acquire at least 90% of the InnerDyne shares in the offer. If less than 90% of the shares are tendered in the offer, then the merger will require InnerDyne stockholder approval, and we will complete the merger shortly after the special meeting of InnerDyne stockholders to approve the merger. We must also obtain regulatory clearance prior to completion of the offer and the merger.

Q.  WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A. If you are the record owner of your InnerDyne shares and you tender your InnerDyne shares directly to the exchange agent, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or other nominee to determine whether any charges will apply.

Q.  DOES INNERDYNE SUPPORT THE OFFER AND THE MERGER?

A. Yes. InnerDyne's board of directors has unanimously recommended that InnerDyne stockholders accept the offer and tender their shares pursuant to the offer. InnerDyne's board of directors has also approved the merger agreement and the merger. Information about the recommendation of InnerDyne's board of directors is more fully set forth in InnerDyne's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to InnerDyne stockholders together with this prospectus.

Q. HAS INNERDYNE RECEIVED A FAIRNESS OPINION IN CONNECTION WITH THE OFFER AND THE MERGER?

A.  Yes. InnerDyne has received an opinion from U.S. Bancorp Piper
    Jaffray, Inc. dated October 3, 2000 to the effect that, as of such date, the consideration to be received by InnerDyne's stockholders (other than Tyco or its affiliates) in the offer and the merger is fair from a financial point of view to such stockholders. The full text of such opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as a schedule to InnerDyne's Schedule 14D-9.

Q. WHAT PERCENTAGE OF TYCO COMMON SHARES WILL INNERDYNE STOCKHOLDERS OWN AFTER THE OFFER AND THE MERGER?

A. After completion of the merger, former InnerDyne stockholders will own less than 1% of the outstanding Tyco common shares.

Q.  WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER?

A.  The offer is subject to several conditions, including:

    - at least a majority of the outstanding InnerDyne shares, on a fully diluted basis, having been validly tendered and not properly withdrawn;

    - waiting periods under applicable antitrust laws having expired or been terminated;

    - the registration statement of which this prospectus is a part having been declared effective by the SEC;

    - the shares of Tyco to be issued in the offer and merger having been approved for listing on the NYSE;

    - the tax opinions of PricewaterhouseCoopers LLP and Orrick, Herrington & Sutcliffe LLP, which are filed as exhibits to the registration statement, not being withdrawn;

    - InnerDyne not having breached any covenant, representation or warranty in a manner that would, individually or in the aggregate, have a material adverse effect on InnerDyne;

    - there not having occurred any other event that is reasonably likely to be materially adverse to InnerDyne; and

    - the merger agreement not being terminated.

    These conditions and other conditions to the offer are discussed in this prospectus under "Conditions of the Offer" beginning on page 41.

Q.  HOW DO I PARTICIPATE IN YOUR OFFER?

A.  To tender your shares, you should do the following:

    - If you hold shares in your own name, complete and sign the enclosed letter of transmittal and return it with your share certificates to ChaseMellon Shareholder Services L.L.C., the exchange agent for the offer, at the appropriate address specified on the back cover page of this prospectus before the expiration date of the offer.

    - If you hold your shares in "street name" through a broker or other nominee, instruct your nominee to tender your shares before the expiration date.

    For more information on the timing of the offer, extensions of the offer period and your rights to withdraw your shares from the offer before the expiration date, please refer to "The Offer" beginning on page 29.

Q. WILL I RECEIVE A PHYSICAL CERTIFICATE FOR THE TYCO SHARES THAT ARE DELIVERED TO ME IN THE OFFER?

A. No. Your shares will be issued under Tyco's Direct Registration System. This means your shares will be held in an account maintained by ChaseMellon Shareholder Services, Tyco's transfer agent. If you want a physical certificate, you can request one at any time.

Q.  WILL I BE TAXED ON THE TYCO COMMON SHARES THAT I RECEIVE?

A. InnerDyne stockholders' receipt of Tyco common shares in the offer and the merger generally will be tax-free for United States federal income tax purposes (except for taxes resulting from the receipt of cash instead of any fraction of a Tyco common share), if:

    - the offer and the merger are completed under the current terms of the merger agreement,

    - the minimum tender condition for the offer is satisfied, and

    - the merger is completed promptly after the offer.

    For more information on the tax consequences of the offer, please refer to "Material U.S. Federal Income Tax and Bermuda Tax Consequences" beginning on page 35. We encourage you to consult your tax advisor on the consequences to you of participation in the offer or the merger.

Q. DO THE STATEMENTS ON THE COVER PAGE REGARDING THIS PROSPECTUS BEING SUBJECT TO CHANGE AND THE REGISTRATION STATEMENT FILED WITH THE SEC NOT YET BEING EFFECTIVE MEAN THAT THE OFFER HAS NOT COMMENCED?

A. No. Effectiveness of the registration statement is not necessary for the offer to commence. The SEC recently changed its rules to permit exchange offers to begin before the related registration statement has become effective, and we are taking advantage of the rule changes with the goal of acquiring InnerDyne faster than similar acquisitions could previously have been accomplished. We cannot, however, accept for exchange any shares tendered in the offer until the registration statement is declared effective by the SEC and the other conditions to our offer have been satisfied or, where permissible, waived. The offer will commence when we first mail this prospectus and the related letter of transmittal to InnerDyne stockholders.

Q. IS TYCO'S FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER MY SHARES IN THE OFFER?

A. Yes. Shares of InnerDyne accepted in the offer will be exchanged for Tyco common shares and so you should consider Tyco's financial condition before you decide to tender your shares in the offer. In considering Tyco's financial condition, you should review the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about us.

Q.  WHERE CAN I FIND OUT MORE INFORMATION ABOUT TYCO AND INNERDYNE?

A. You can find out information about Tyco and InnerDyne from various sources described under "Where You Can Find More Information" beginning on page 1.

Q.  WILL INNERDYNE CONTINUE AS A PUBLIC COMPANY?

A. No. If the merger occurs, InnerDyne will no longer be publicly owned. Even if the merger does not occur, if we purchase the tendered shares, there may be so few remaining InnerDyne stockholders and publicly held InnerDyne shares that the shares may no longer be eligible to be quoted on the Nasdaq or other securities markets, there may not be a public trading market for the shares and InnerDyne may cease making filings with the SEC or otherwise cease being required to comply with SEC rules relating to publicly held companies.

Q.  IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AFFECT MY SHARES?

A. If you decide not to tender your shares in the offer and the merger occurs, you will receive in the merger the same fraction of a Tyco share per InnerDyne share you own as if you had tendered your shares in the offer, without interest.

Q.  WHO CAN I CALL WITH QUESTIONS ABOUT THE OFFER?

A. You can contact our information agent, MacKenzie Partners, Inc., collect at 1-212-929-5500 or toll-free at 1-800-322-2885.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE OFFER AND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE OFFER AND THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH YOU HAVE BEEN REFERRED. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 1. IN PARTICULAR, YOU SHOULD READ THE DOCUMENTS ATTACHED TO THIS DOCUMENT, INCLUDING THE MERGER AGREEMENT, ATTACHED AS ANNEX A HERETO.

                              THE OFFER (PAGE 29)

    We propose to acquire InnerDyne. We are offering to exchange a fraction of a Tyco common share having a value of $7.50, determined as described below, for each share of InnerDyne common stock, including the associated rights to purchase preferred stock, validly tendered and not properly withdrawn. The fraction of a Tyco common share to be exchanged for each share of InnerDyne common stock will equal $7.50 divided by a five trading day average of the daily volume-weighted selling prices per Tyco common share on the New York Stock Exchange, as reported by Bloomberg Financial Markets. This average will be calculated for the five consecutive trading days ending on the second trading day before the expiration date preceding the first acceptance of InnerDyne shares for exchange in the offer.

    We intend, promptly after completion of the offer, to merge VLMS, our wholly owned subsidiary, with and into InnerDyne. Each share of InnerDyne common stock which has not been exchanged or accepted for exchange in the offer would be converted in the merger into the same fraction of a Tyco common share as is exchanged in the offer.

                      INFORMATION ABOUT TYCO AND INNERDYNE

TYCO INTERNATIONAL LTD.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08, Bermuda
(441) 292-8674

    Tyco is a diversified manufacturing and service company that, through its subsidiaries:

    - designs, manufactures and distributes disposable medical supplies and other specialty products;

    - designs, manufactures and distributes electrical and electronic components;

    - designs, manufactures, installs and services fire detection and suppression systems and installs, monitors and maintains electronic security systems;

    - designs, manufactures and distributes flow control products; and

    - designs, manufactures, installs and services undersea cable communication systems.

    Tyco operates in more than 80 countries around the world and has expected fiscal 2000 revenues in excess of $28 billion.

    Tyco's strategy is to be the low-cost, high quality producer and provider in each of its markets. It promotes its leadership position by investing in existing businesses, developing new markets and acquiring complementary businesses and products. Combining the strengths of its existing operations and its business acquisitions, Tyco seeks to enhance shareholder value through increased earnings per share and strong cash flows.

    Tyco reviews acquisition opportunities in the ordinary course of business, some of which may be material and some of which are currently under investigation, discussion or negotiation. There can be no assurance that any of such acquisitions will be consummated.

    Tyco's common shares are listed on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol "TYC" and on the London Stock Exchange under the symbol "TYI".

    Tyco's registered and principal executive offices are located at the above address in Bermuda. The executive offices of Tyco's principal United States subsidiaries are located at One Tyco Park, Exeter, New Hampshire 03833, and the telephone number there is (603) 778-9700.

    For additional information regarding the business of Tyco, please see Tyco's Forms 10-K and 10-K/A and other filings of Tyco with the SEC which are incorporated by reference into this document. See "Where You Can Find More Information" beginning on page 1.

    Following completion of the merger, InnerDyne will become an indirect subsidiary of Tyco.

INNERDYNE, INC.
1244 Reamwood Ave.
Sunnyvale, CA 94089

    InnerDyne is primarily focused upon the development and commercialization of access products based on its proprietary radial dilation technology used to perform minimally invasive surgical procedures. The key feature of this proprietary technology is the capability to enter the body of a patient by creating a small puncture wound which can subsequently be dilated, or increased in size, to create a larger working channel. Employment of radial dilation within an expandable sheath permits the dilation to be accomplished in a manner that tends to minimize tissue trauma. Upon completion of a procedure, the dilation sequence is reversed, resulting in a smaller residual wound than would be experienced through the employment of similarly sized conventional access devices. Potential benefits of radial dilation technology include reduced risk, less patient trauma and reduced procedure time.

    InnerDyne designs, develops, manufactures and commercializes minimally invasive surgical access products incorporating its proprietary radial dilation technology in the fields of general surgery, gynecology, pediatric laparoscopy, urology and, through a distribution arrangement with Maxxim Medical, Inc., vascular procedures. InnerDyne also has proprietary technology in the areas of biocompatible coatings, radiation delivery for the potential treatment of restenosis and cancer, and drug attachment and diffusion.

                              THE OFFER (PAGE 29)

    CONDITIONS OF THE OFFER

    Our obligation to exchange Tyco common shares for InnerDyne shares pursuant to the offer is subject to the satisfaction of several conditions including:

    - at least a majority of the outstanding InnerDyne shares, on a fully diluted basis, having been validly tendered and not properly withdrawn;

    - waiting periods under applicable antitrust laws having expired or been terminated;

    - the registration statement of which this prospectus is a part having been declared effective by the SEC;

    - the shares of Tyco to be issued in the offer and merger having been approved for listing on the NYSE;

    - the tax opinions of PricewaterhouseCoopers LLP and Orrick, Herrington & Sutcliffe LLP, filed as exhibits to the registration statement, not having been withdrawn;

    - InnerDyne not having breached any covenant, representation or warranty in a manner that would, individually or in the aggregate, have a material adverse effect on InnerDyne;

    - there not having occurred any other event that is reasonably likely to be materially adverse to InnerDyne; and

    - the merger agreement not having been terminated.

    There are also other conditions to the offer. For further details, see "Conditions of the Offer" beginning on page 41.

    TIMING OF THE OFFER

    Our offer is currently scheduled to expire on Tuesday, November 14, 2000; however, we may extend our offer from time to time as necessary until all the conditions to the offer have been satisfied or, where permissible, waived. For further details see "Extension, Termination And Amendment" beginning on page 29.

    EXTENSION, TERMINATION AND AMENDMENT

    If the conditions to the offer are not satisfied or waived on any scheduled expiration date of the offer, we will extend the offer from time to time for such amount of time as is reasonably necessary to permit such conditions to be satisfied or waived; provided, that (a) no single extension shall exceed ten business days and (b) we will not be required to extend the offer beyond
April 30, 2001. If we extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all InnerDyne shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your InnerDyne shares.

    We reserve the right, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time:

    - to extend the offer for any period required by any rule or regulation of the SEC applicable to the offer, and

    - if at least a majority but less than 90% of the outstanding shares shall have been validly tendered pursuant to the offer as of the scheduled or extended expiration date, to accept the shares tendered for exchange and to extend the offer for an aggregate period of not more than 20 business days beyond the expiration date that occured prior to the time we first accepted shares for exchange in the offer.

    We reserve the right to increase the exchange ratio or to make any other changes in the terms and conditions of the offer; provided, however, that without the prior written consent of InnerDyne:

    - the minimum condition may not be amended or waived, and

    - no change may be made that changes the form or amount of consideration to be paid, decreases the number of shares sought in the offer, imposes conditions to the offer in addition to those set forth in the merger agreement, extends the expiration date of the offer beyond the initial expiration date of the offer (except as described above) or makes any other change that is adverse to the holders of the shares.

    Any increase in the exchange ratio or other change, amendment, extention or termination of the offer will be made by giving written or oral notice to the exchange agent.

    We will follow any change, amendment, extension or termination as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of such change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

    EXCHANGE OF SHARES; DELIVERY OF TYCO COMMON SHARES

    Upon the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any extension or amendment), we will accept for exchange, and will exchange, shares validly tendered and not properly withdrawn as promptly as practicable after the expiration date.

    WITHDRAWAL RIGHTS

    Your tender of InnerDyne shares pursuant to the offer is irrevocable, except that InnerDyne shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them pursuant to the offer, may also be withdrawn at any time after December 18, 2000.

    PROCEDURE FOR TENDERING SHARES

    For you to validly tender InnerDyne shares pursuant to our offer, (a) a properly completed and duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, which is explained below, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered InnerDyne shares must be received by the exchange agent at such address, or those InnerDyne shares must be tendered pursuant to the procedures for book-entry tender set forth in "The Offer" (and a confirmation of receipt of such tender received), in each case before the expiration date, or (b) you must comply with the guaranteed delivery procedures set forth in "Guaranteed Delivery" beginning on page 33.

    NO SOLICITATION PROVISIONS; TERMINATION FEE AND EXPENSES

    InnerDyne has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any alternative acquisition transactions with third parties. InnerDyne may respond to unsolicited transaction proposals if required by the InnerDyne Board's fiduciary duties. InnerDyne must promptly notify Tyco if it receives proposals for any such alternative acquisition transactions. For further details, see "No Solicitation" beginning on page 53.

    If the merger is terminated under specified circumstances, generally involving an alternative acquisition transaction, InnerDyne may be required to pay a termination fee of $6 million to Tyco and pay reasonable out-of-pocket expenses of up to $600,000 to Tyco and Tyco's subsidiary. Tyco's subsidiary may be required to pay to InnerDyne up to $600,000 of InnerDyne's reasonable out-of-pocket expenses if the merger is terminated under certain circumstances. See "Termination; Fees and Expenses" beginning on page 57 for a discussion of the circumstances in which the fee and expenses are payable.

    The termination fee and the no-solicitation provisions may have the effect of discouraging persons who might be interested in entering into an acquisition transaction with InnerDyne from proposing an alternative acquisition transaction.

                        APPROVAL OF THE MERGER (PAGE 39)

    If at the end of the offer we have received between at least a majority and less than 90% of the outstanding InnerDyne shares, we will effect a long-form merger as permitted under Delaware law which would require notice to and approval by InnerDyne stockholders. If at the end of the offer, we have received 90% or more of the outstanding InnerDyne shares, we will effect a short-form merger as permitted under Delaware law, which would not require approval by any other stockholders of InnerDyne.

                            TAX TREATMENT (PAGE 35)

    InnerDyne and Tyco have received opinions that the offer and the merger will qualify as a tax-free reorganization for United States federal income tax purposes, provided that:

    - the offer and the merger are completed under the current terms of the merger agreement,

    - the minimum tender condition for the offer is satisfied, and

    - the merger is completed promptly after the offer, taking into account the requirement for stockholder approval, if necessary.

    Provided that the offer and the merger qualify as a tax-free reorganization, an InnerDyne stockholder's receipt of Tyco common shares in the offer or the merger generally will be tax-free for United States federal income tax purposes (except for taxes resulting from the receipt of cash, if any, instead of a fraction of a Tyco common share). The above described tax treatment of the offer and the merger to InnerDyne stockholders depends on, among other things, some facts that will not be known until the completion of the merger.

    To review tax consequences of the offer and the merger in greater detail, see "Material U.S. Federal Income Tax and Bermuda Tax Consequences" beginning on page 35.

                         ACCOUNTING TREATMENT (PAGE 48)

    Tyco will account for the offer and the merger as a purchase for financial reporting purposes. The acquisition of InnerDyne would not be considered material to Tyco and, accordingly, Tyco is not required to include pro forma financial information in this prospectus.

                             RISK FACTORS (PAGE 12)

    In deciding whether to tender your shares pursuant to the offer, you should read carefully this prospectus and the documents to which we refer you. You should carefully take into account the following risk factors:

    - InnerDyne stockholders could receive less than $7.50 in value of Tyco common shares per share of InnerDyne common stock;

    - failure to complete the offer and the merger could negatively impact InnerDyne's stock price and future business and operations;

    - the risks associated with integrating InnerDyne into Tyco, including the risk that the anticipated benefits of the business combination may not be fully realized;

    - the receipt of Tyco shares in exchange for your InnerDyne shares may be taxable to you;

    - the price of Tyco common shares could depend upon factors different than those affecting the price of InnerDyne common stock; the Tyco price could decline following the offer and the merger;

    - InnerDyne senior executive officers and directors have employment agreements and/or benefit plans that provide them with interests in the merger that may be considered different from, or in addition to, interests of InnerDyne stockholders;

    - the opinion obtained by InnerDyne from its financial advisor will not reflect changes in circumstance that occur after the date that the opinion was delivered; and

    - the rights of shareholders of Tyco under Bermuda law in some ways are not as favorable as the rights of stockholders of InnerDyne under Delaware law.

    See "Risk Factors" beginning on page 12 for a more complete discussion of these factors.

                                  RISK FACTORS

    In deciding whether to tender your shares pursuant to the offer, you should read carefully this prospectus, the accompanying Solicitation/Recommendation Statement on Schedule 14D-9 of InnerDyne and the documents to which we refer you. You should also carefully consider the following factors:

INNERDYNE STOCKHOLDERS COULD RECEIVE LESS THAN $7.50 IN VALUE OF TYCO COMMON SHARES PER SHARE OF INNERDYNE COMMON STOCK

    Although the offer and the merger is designed to give InnerDyne stockholders $7.50 in value of Tyco common shares for each of their shares of InnerDyne common stock, they could receive less in market value. The merger agreement values the Tyco common shares that InnerDyne stockholders will receive based upon the average share price of the Tyco common shares computed by taking the average of the daily volume-weighted averages of the per share selling prices of Tyco common shares, as reported by Bloomberg Financial Markets, over the five consecutive trading days ending on the second trading day before the expiration date preceding the first acceptance of InnerDyne shares for exchange in the offer. At the time your shares are accepted for exchange and at the time of the merger, the market price of a Tyco common share could be more or less than the average share price used in calculating the exchange ratio. If it is less, the value of the Tyco common shares that an InnerDyne stockholder receives in the offer and the merger would be less than $7.50. The market value of Tyco shares fluctuates based upon general market and economic conditions, Tyco's business and prospects and other factors.

FAILURE TO COMPLETE THE OFFER AND THE MERGER COULD NEGATIVELY IMPACT INNERDYNE'S STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS

    If the merger is not completed, InnerDyne may be subject to the following material risks:

    - InnerDyne may be required to pay Tyco a termination fee of $6 million, plus up to $600,000 of expenses incurred by Tyco,

    - the price of InnerDyne common stock may decline to the extent that the current market price of InnerDyne common stock reflects a market assumption that the offer and merger will be completed, and

    - costs related to the offer and the merger, such as legal, accounting and certain financial advisor fees, must be paid even if the offer and the merger are not completed.

    If the merger agreement is terminated and InnerDyne's Board of Directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the merger. In addition, while the merger agreement is in effect and subject to the limited exceptions described on page 53, InnerDyne is prohibited from directly or indirectly soliciting or encouraging the initiation of any inquiries or proposals regarding certain extraordinary transactions, such as a merger, sale of assets or similar transactions with any party other than Tyco.

BENEFITS OF THE COMBINATION MAY NOT BE REALIZED

    If we complete the proposed merger, we will integrate two companies that have previously operated independently. The consolidation of functions, the integration of departments, systems and procedures, and relocation of staff may present management challenges. We may not be able to integrate the operations of InnerDyne with our operations without encountering difficulties. The integration may not be completed as rapidly as we expect or achieve the anticipated benefits of the merger. The successful integration of Tyco and InnerDyne will require, among other things, integration of Tyco's and InnerDyne's products and services, sales and marketing, information and software systems, coordination of employee retention, hiring and training, and coordination of ongoing and future research and development efforts. The diversion of the attention of management to the integration effort and any difficulties encountered in combining operations could adversely affect the combined company's businesses.

THE RECEIPT OF TYCO SHARES MAY BE TAXABLE TO YOU

    Before the consummation of the offer and the merger, it cannot be determined whether the receipt of Tyco shares in exchange for your InnerDyne shares will be tax free to you for U.S. federal income tax purposes, although we expect this will be the case. Tax-free treatment depends upon facts and circumstances that will not be known until the consummation of the offer and the merger, particularly whether the merger will be consummated promptly after consummation of the offer taking into account the requirement for stockholder approval of the merger, if necessary.

    You are urged to consult your tax advisor to determine the specific tax consequences to you of the offer and the merger, including any U.S. federal, state, local, non-U.S. or other tax consequences, and any tax return filing or other reporting requirements. See "Material U.S. Federal Income Tax and Bermuda Tax Consequences" on page 35.

THE TRADING PRICE OF TYCO COMMON SHARES MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF INNERDYNE COMMON STOCK; THE TYCO PRICE COULD DECLINE FOLLOWING THE OFFER AND THE MERGER

    Upon completion of the offer and the merger, holders of InnerDyne common stock will become holders of Tyco common shares. Tyco's business differs from that of InnerDyne, and Tyco's results of operations, as well as the trading price of Tyco common shares, may be affected by factors different from those affecting InnerDyne's results of operations and the price of InnerDyne common stock. The price of Tyco common shares may decrease after shares are accepted for payment in the offer or after the merger is consummated.

OFFICERS AND DIRECTORS OF INNERDYNE HAVE POTENTIAL CONFLICTS OF INTEREST IN THE
  MERGER

    InnerDyne stockholders should be aware of potential conflicts of interest and the benefits available to InnerDyne directors when considering InnerDyne's board of directors' recommendation to approve the merger. InnerDyne officers and directors have employment agreements and/or benefit plans that provide them with interests in the merger that may be considered different from, or in addition to, interests of InnerDyne stockholders. See "Interests of Certain Persons" on page 61.

THE OPINION OBTAINED BY INNERDYNE FROM ITS FINANCIAL ADVISOR DOES NOT REFLECT CHANGES IN CIRCUMSTANCES THAT OCCUR AFTER THE DATE THE OPINION WAS DELIVERED

    Changes in the operations and prospects of Tyco or InnerDyne, general market and economic conditions and other factors which are beyond the control of Tyco, InnerDyne, or U.S. Bancorp Piper Jaffray, InnerDyne's financial advisor, and on which the opinion of U.S. Bancorp Piper Jaffray are based, may alter the value of Tyco or InnerDyne or their respective stock prices by the time the offer and the merger are completed. As a result of the foregoing, InnerDyne stockholders should be aware that the opinion of U.S. Bancorp Piper Jaffray does not address the fairness of the merger consideration at the time the offer or merger will be completed.

THE RIGHTS OF SHAREHOLDERS OF TYCO UNDER BERMUDA LAW IN SOME WAYS ARE NOT AS FAVORABLE AS THE RIGHTS OF STOCKHOLDERS OF INNERDYNE UNDER DELAWARE LAW

    - Shareholders may not be able to obtain jurisdiction over Tyco outside Bermuda, so that certain remedies available to stockholders of InnerDyne, such as class action lawsuits under United States federal and Delaware law, might not be available to Tyco shareholders.

    - The right to bring a derivative action in the name of a company for a wrong to the company committed by present or former directors of the company is more limited under Bermuda law than under Delaware law.

    - Under Bermuda law and Tyco's bye-laws, only shareholders holding 5% or more of the outstanding Tyco shares or numbering 100 or more are entitled to propose a resolution at a Tyco general meeting. Tyco's Board of Directors can waive these requirements, and the staff of the SEC has taken the position that the SEC's proxy rules may require Tyco to include in its proxy materials proposals of shareholders who do not satisfy such requirements. InnerDyne stockholders do not have to satisfy such requirements to propose a resolution at an InnerDyne stockholders meeting.

                          FORWARD LOOKING INFORMATION

    Certain statements contained in or incorporated by reference into this document are "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statements regarding the benefits of the merger, as well as expectations with respect to future sales, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Tyco and InnerDyne, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward looking statements include, among other things:

    - the ability to integrate InnerDyne into Tyco's operations,

    - overall economic and business conditions,

    - the demand for Tyco's and InnerDyne's goods and services,

    - competitive factors in the industries in which Tyco and InnerDyne compete,

    - changes in government regulation,

    - changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations,

    - results of litigation,

    - interest rate fluctuations, foreign currency rate fluctuations and other capital market conditions,

    - economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders,

    - the ability to achieve anticipated synergies and other cost savings in connection with acquisitions,

    - the timing, impact and other uncertainties of future acquisitions by Tyco, and

    - the timing of construction and successful operation of the TyCom Global Network of Tyco's majority owned Tycom Ltd. subsidiary.

                 SELECTED FINANCIAL DATA OF TYCO AND INNERDYNE

    The following information is being provided to assist you in analyzing the financial aspects of the offer and the merger. The information for Tyco for the nine months ended June 30, 2000 and 1999 was derived from the unaudited Consolidated Financial Statements included in Tyco's Quarterly Report on
Form 10-Q for the quarterly period ended June 30, 2000. The data presented for Tyco for the nine months ended June 30, 2000 and 1999 are unaudited and, in the opinion of Tyco's management, include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of such data. Tyco's results for the nine months ended June 30, 2000 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2000. The information for Tyco for the years ended September 30, 1999 and 1998 and the nine months ended September 30, 1997 was derived from the audited Consolidated Financial Statements included in Tyco's Annual Report on Form 10-K/A filed on June 26, 2000. The selected financial information for the nine months ended
June 30, 1999 and the fiscal year ended September 30, 1999 have been restated to reflect the revision discussed in Note 1 to the Consolidated Financial Statements included in Tyco's Form 10-K/A filed on June 26, 2000. The information for Tyco for the year ended December 31, 1996 was derived from the audited Consolidated Financial Statements included in Tyco's Current Report on Form 8-K filed on June 3, 1999.

    The information for InnerDyne has been derived from the unaudited Condensed Financial Statements included in InnerDyne's Quarterly Report on Form 10-Q for the six months ended June 30, 2000 and from InnerDyne's audited Financial Statements for the years ended December 31, 1995 through 1999. The data presented for InnerDyne for the six months ended June 30, 2000 and 1999 are unaudited but include all adjustments which InnerDyne's management considers necessary for a fair presentation of the results of operations for the interim periods presented. These adjustments are of a normal recurring nature. Interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2000.

    The information should be read in conjunction with the historical financial statements and related notes contained in the annual, quarterly and other reports filed by Tyco and InnerDyne with the SEC. See "Where You Can Find More Information" on page 1.

          SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF TYCO (1)

                                (UNAUDITED)                                   NINE MONTHS
                             NINE MONTHS ENDED            YEAR ENDED             ENDED             YEAR ENDED
                                  JUNE 30,              SEPTEMBER 30,        SEPTEMBER 30,        DECEMBER 31,
                           ----------------------   ----------------------   -------------   -----------------------
                            2000(2)     1999(2)      1999(3)      1998(4)     1997(5)(6)     1996(7)(8)   1995(7)(9)
                           ---------   ----------   ----------   ---------   -------------   ----------   ----------
                                       (RESTATED)   (RESTATED)
                                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS
  OF OPERATIONS DATA:
Net sales................  $21,126.5   $16,272.0    $22,496.5    $19,061.7     $12,742.5     $14,671.0    $13,152.1
Operating income.........    4,055.6     1,008.0      2,190.8      1,948.1         125.8         587.4      1,447.5
Income (loss) from
  continuing
  operations.............    2,610.0       286.9      1,067.7      1,168.6        (348.5)         49.4        755.5
Income (loss) from
  continuing operations
  per common share (10):
Basic....................       1.55        0.18         0.65         0.74         (0.24)         0.02         0.55
Diluted..................       1.52        0.17         0.64         0.72         (0.24)         0.02         0.54
Cash dividends per common
  share (10).............                                       See (11) below.
CONSOLIDATED BALANCE
  SHEET DATA:
Total assets.............  $37,882.9                $32,344.3    $23,440.7     $16,960.8     $14,686.2    $13,143.8
Long-term debt...........   10,403.2                  9,109.4      5,424.7       2,785.9       2,202.4      2,229.7
Shareholders' equity.....   15,381.7                 12,369.3      9,901.8       7,478.7       7,022.6      6,792.1

------------------------

(1) On July 2, 1997, Tyco, formerly called ADT Limited, merged with Tyco International Ltd., a Massachusetts corporation ("Former Tyco"). On
    August 27, 1997, August 29, 1997, October 1, 1998 and April 2, 1999, Tyco merged with INBRAND Corporation, Keystone International, Inc., US Surgical and AMP, respectively. These five combinations, which were accounted for under the pooling of interests method, are more fully described in Notes 1 and 2 to the historical Consolidated Financial Statements contained in Tyco's Annual Report on Form 10-K/A filed on June 26, 2000, which is incorporated by reference in this document.

(2) Operating income in the nine months ended June 30, 2000 includes a net credit of $81.3 million, consisting of a credit of $117.2 million representing a revision of estimates for accrued merger, restructuring and other non-recurring charges recorded in prior periods, offset by restructuring and other non-recurring charges of $35.9 million, primarily related to the exiting of US Surgical's interventional cardiology business, charges associated with US Surgical's suture business and restructuring activities in AMP's Brazilian operations. Operating income for this period also includes a charge of $99.0 million for the impairment of long-lived assets primarily related to the exiting of US Surgical's interventional cardiology business. Operating income in the nine months ended June 30, 1999 includes net charges of $1,032.7 million, consisting of charges of $693.3 million related to the merger with AMP and AMP's profit improvement plan and charges of $417.4 million primarily related to the merger with US Surgical, offset by a credit of $50.0 million related to a litigation settlement with AlliedSignal, Inc. and a credit of $28.0 million representing a revision of estimates related to Tyco's 1997 merger, restructuring and other non-recurring accruals. Operating income for this period also includes a charge of $507.5 million for the impairment of long-lived assets related to the merger with AMP and AMP's profit improvement plan and the merger with US Surgical. See Notes 6 and 7 to the unaudited

    Consolidated Financial Statements contained in Tyco's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, which is incorporated by reference in this document.

(3) Operating income in the fiscal year ended September 30, 1999 includes charges of $1,035.2 million for merger, restructuring and other non-recurring charges and charges of $507.5 million for the impairment of long-lived assets primarily related to the mergers with US Surgical and AMP and AMP's profit improvement plan. See Notes 12 and 16 to the Consolidated Financial Statements contained in Tyco's Annual Report on Form 10-K/A filed on June 26, 2000.

(4) Operating income in the fiscal year ended September 30, 1998 includes charges of $80.5 million primarily related to costs to exit certain businesses in US Surgical's operations and restructuring charges of $12.0 million related to the operations of US Surgical. In addition, AMP recorded restructuring charges of $185.8 million in connection with its profit improvement plan and a credit of $21.4 million to restructuring charges representing a revision of estimates related to its 1996 restructuring activities. See Note 16 to the Consolidated Financial Statements contained in Tyco's Annual Report on Form 10-K/A filed on June 26, 2000.

(5) In September 1997, Tyco changed its fiscal year end from December 31 to September 30. Accordingly, the nine-month transition period ended September 30, 1997 is presented.

(6) Operating income in the nine months ended September 30, 1997 includes charges related to merger, restructuring and other non-recurring costs of $917.8 million and impairment of long-lived assets of $148.4 million primarily related to the mergers and integration of ADT, Former Tyco, Keystone and INBRAND and charges of $24.3 million for litigation and other related costs and $5.8 million for restructuring charges in US Surgical's operations. See Notes 12 and 16 to the Consolidated Financial Statements contained in Tyco's Annual Report on Form 10-K/A filed on June 26, 2000. The results for the nine months ended September 30, 1997 also include a charge of $361.0 million for the write-off of purchased in-process research and development related to the acquisition of the submarine systems business of AT&T Corp.

(7) Prior to their respective mergers, ADT, Keystone, US Surgical and AMP had December 31 fiscal year ends and Former Tyco had a June 30 fiscal year end. The selected consolidated financial data have been combined using a December 31 fiscal year end for ADT, Keystone, Former Tyco, US Surgical and AMP for the year ended December 31, 1996. For 1995, the results of operations and financial position reflect the combination of ADT, Keystone, US Surgical and AMP with a December 31 fiscal year end and Former Tyco with a June 30 fiscal year end. Net sales and net income for Former Tyco for the period July 1, 1995 through December 31, 1995, which results are not included in the historical combined results, were $2,460.1 million and $136.4 million, respectively.

(8) Operating income in 1996 includes non-recurring charges of $744.7 million related to the adoption of Statement of Financial Accounting Standards
    No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed Of," $237.3 million related principally to the restructuring of ADT's electronic security services business in the United States and United Kingdom, $98.0 million to exit various product lines and manufacturing operations associated with AMP's operations and $8.8 million of fees and expenses related to ADT's acquisition of Automated Security (Holdings) plc, a United Kingdom company.

(9) Operating income in 1995 includes a loss of $65.8 million on the disposal of the European auto auction business and a gain of $31.4 million from the disposal of the European electronic article surveillance business. Operating income also includes non-recurring charges of $97.1 million for restructuring charges at ADT and Keystone and for the fees and expenses related to the 1994 merger of Kendall International, Inc. and Former Tyco, as well as a charge of $8.2 million relating to the divestiture of certain assets by Keystone.

(10) Per share amounts have been retroactively restated to give effect to the mergers with Former Tyco, Keystone, INBRAND, US Surgical and AMP; a 0.48133 reverse stock split (1.92532 after giving effect to the subsequent stock splits) effected on July 2, 1997; and two-for-one stock splits distributed on October 22, 1997 and October 21, 1999, both of which were effected in the form of a stock dividend.

(11) Tyco has paid a quarterly dividend of $0.0125 per common share since
    July 2, 1997, the date of the Former Tyco/ADT merger. Prior to the merger with ADT, Former Tyco paid a quarterly cash dividend of $0.0125 per share of common stock since January 1992. ADT had not paid any dividends on its common shares since 1992. US Surgical paid quarterly dividends of $0.04 per share in the fiscal year ended September 30, 1998 and the nine months ended September 30, 1997 and aggregate dividends of $0.08 per share in 1996 and 1995. AMP paid dividends of $0.27 per share in the first two quarters of the year ended September 30, 1999, $0.26 per share in the first quarter and $0.27 per share in the last three quarters of the year ended September 30, 1998, $0.26 per share in each of the three quarters of the nine months ended September 30, 1997, aggregate dividends of $1.00 per share in 1996 and $0.92 per share in 1995. The payment of dividends by Tyco in the future will be determined by Tyco's Board of Directors and will depend on business conditions, Tyco's financial condition and earnings and other factors.

                SELECTED HISTORICAL FINANCIAL DATA OF INNERDYNE

                                                  (UNAUDITED)
                                                  SIX MONTHS
                                                     ENDED                               YEAR ENDED
                                                   JUNE 30,                             DECEMBER 31,
                                              -------------------   ----------------------------------------------------
                                                2000       1999       1999       1998       1997       1996       1995
                                              --------   --------   --------   --------   --------   --------   --------
                                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
    Net sales...............................   $ 11.6     $  9.5     $ 20.4     $ 17.6     $ 15.7     $ 9.1      $ 5.3
    Operating income (loss).................      1.1        0.5        1.3        0.3       (1.1)     (4.9)      (5.8)
    Income (loss) from continuing
        operations..........................      2.4        0.6        1.5        0.4       (0.9)     (4.7)      (5.6)
    Income (loss) from continuing operations
      per common share:
        Basic...............................     0.11       0.03       0.07       0.02      (0.04)    (0.23)     (0.32)
        Diluted.............................     0.10       0.02       0.06       0.02      (0.04)    (0.23)     (0.32)
Cash dividends per common share.............                                See (1) below.

CONSOLIDATED BALANCE SHEET DATA:
    Total assets............................   $ 16.3                $ 13.1     $ 11.1     $ 11.3     $11.4      $ 5.4
    Long-term debt..........................      0.2                   0.2        0.3        0.6       0.6        0.2
    Stockholders' equity....................     14.2                  10.6        8.7        8.0       8.8        4.0

------------------------

 (1) InnerDyne has not historically paid cash dividends. InnerDyne currently intends to retain all future earnings, if any, for use in its business and does not anticipate paying dividends in the foreseeable future.

                          RECENT DEVELOPMENTS OF TYCO

    On October 17, 2000, a subsidiary of Tyco consummated its acquisition of Mallinckrodt Inc., a global healthcare company with products used primarily for respiratory care, diagnostic imaging and pain relief. Mallinckrodt had sales of approximately $2.7 billion in its fiscal year ended June 30, 2000. In the acquisition, each share of Mallinckrodt common stock was exchanged for 0.9384 Tyco common shares. As of October 16, 2000, there were approximately
69.4 million shares of Mallinckrodt outstanding. The acquisition is being accounted for under the purchase method of accounting.

    On October 9, 2000, Tyco announced that it had completed the sale of its ADT Automotive business. ADT Automotive is a wholesale automobile auction company with 28 locations in the United States. Tyco sold this business to Manheim Auctions, Inc., a wholly owned subsidiary of Cox Enterprises, Inc., for approximately $1 billion in cash. The sale will generate a one-time pre-tax gain to Tyco of approximately $300 million.

                       COMPARATIVE PER SHARE INFORMATION

                                                                          TYCO AND INNERDYNE     INNERDYNE
                                                                              UNAUDITED         EQUIVALENT
                                    TYCO HISTORICAL       INNERDYNE           PRO FORMA        UNAUDITED PRO
                                       PER SHARE         HISTORICAL            COMBINED          FORMA PER
                                         DATA         PER SHARE DATA(1)   PER SHARE DATA(2)    SHARE DATA(2)
                                    ---------------   -----------------   ------------------   -------------
NINE MONTHS ENDED JUNE 30, 2000
  (UNAUDITED)
Income from continuing operations
  per common share(3):
    Basic.........................       $1.55              $0.14               $1.54              $0.23
    Diluted.......................        1.52               0.13                1.52               0.22
Cash dividends per common share...                    See (4) below.
Book value per common share.......        9.12               0.62                9.20               1.35

YEAR ENDED SEPTEMBER 30, 1999
Income from continuing operations
  per common share(3):
    Basic.........................       $0.65              $0.07               $0.65               0.10
    Diluted.......................        0.64               0.06                0.64               0.09
Cash dividends per common share...                    See (4) below.
Book value per common share.......        7.32               0.48                7.41               1.09

------------------------

(1) Tyco has a September 30 fiscal year end. InnerDyne has a December 31 year end. For purposes of the above comparative per share information, operating results for the nine months ended June 30, 2000 have been combined using the results of Tyco and InnerDyne for such period, and the operating results for the fiscal year ended September 30, 1999 have been combined using the results of Tyco for its fiscal year ended September 30, 1999 and the results of InnerDyne for its year ended December 31, 1999. For the book value per common share at June 30, 2000, the financial position at June 30, 2000 was used for both Tyco and InnerDyne and at September 30, 1999, the financial position at September 30, 1999 was used for Tyco and the financial position at December 31, 1999 was used for InnerDyne.

(2) The InnerDyne unaudited pro forma combined income and book value per common share are based on InnerDyne shareholders receiving 0.1472 Tyco common shares for each share of InnerDyne common stock held, corresponding to a Tyco average share price of $50.9375, which was the closing price per Tyco common share on the New York Stock Exchange on October 3, 2000. The InnerDyne equivalent pro forma per share data are calculated by multiplying the unaudited pro forma combined per share data by 0.1472.

(3) See Notes (2) and (3) to "Selected Consolidated Historical Financial Data of Tyco" beginning on page 17 for information on certain non-recurring items.

(4) See Note (11) to "Selected Consolidated Historical Financial Data of Tyco" on page 17 and Note (1) to "Selected Historical Financial Data of InnerDyne" on page 20 for information on cash dividends per common share.

                            COMPARATIVE MARKET VALUE

    The following table sets forth:

    - the closing prices per share and aggregate market value of Tyco common shares and of InnerDyne common stock on the New York Stock Exchange and on the Nasdaq National Market, respectively, on October 3, 2000, the last trading day prior to the public announcement of the proposed merger, and on October 17, 2000, the most recent date for which prices were available prior to printing this document; and

    - the equivalent price per share and equivalent market value of InnerDyne common stock, based on the exchange ratio that would apply if the Tyco average share price during the pricing period were equal to the Tyco closing price on the New York Stock Exchange on October 3, 2000 and October 17, 2000.

                                                        TYCO          INNERDYNE       INNERDYNE
                                                     HISTORICAL       HISTORICAL    EQUIVALENT(1)
                                                   ---------------   ------------   -------------
On October 3, 2000
  Closing price per common share.................  $       50.9375   $     7.1250   $     7.5000
  Market value of common shares(2)                 $85,806,534,980   $164,449,553   $173,104,793
On October 17, 2000..............................
  Closing price per common share.................  $       46.9375   $     6.9375   $     7.5000
  Market value of common shares(2)...............  $79,001,265,323   $160,128,871   $173,112,293

------------------------

(1) The InnerDyne equivalent data for October 3, 2000 corresponds to an exchange ratio of 0.1472 and the InnerDyne equivalent data for October 17, 2000 corresponds to an exchange ratio of 0.1598.

(2) Market value based on 1,684,545,472 Tyco common shares and 23,080,639 shares of InnerDyne common stock outstanding as of October 3, 2000, and 1,683,116,172 Tyco common shares (excluding shares issuable in the Mallinckrodt transaction) and 23,081,639 shares of InnerDyne common stock outstanding as of October 17, 2000 excluding shares held in treasury or by subsidiaries.

    Market values are likely to differ from values based on the average share price. See the risk factor entitled "InnerDyne stockholders could receive less than $7.50 in value of Tyco common shares per share of InnerDyne common stock" on page 12.

                   COMPARATIVE PER SHARE PRICES AND DIVIDENDS

TYCO

    Tyco common shares are listed and traded on the New York Stock Exchange, the London Stock Exchange and the Bermuda Stock Exchange. The following table sets forth the high and low sales prices per Tyco common share, as reported on the New York Stock Exchange Composite Transaction Tape, and the dividends paid on such shares, for the quarterly periods presented below. The price and dividends for the Tyco common shares have been restated to reflect the two-for-one stock split effected in the form of a stock dividend which was distributed on October 21, 1999. Although Tyco's fiscal year end is September 30, the information is presented on a calendar year basis.

                                                              TYCO COMMON SHARES    DIVIDENDS
                                                              -------------------      PER
                                                                HIGH       LOW        SHARE
                                                              --------   --------   ---------
1998:
First Quarter...............................................  $28.7188   $21.1875    $0.0125
Second Quarter..............................................   31.5313    25.7188     0.0125
Third Quarter...............................................   34.5000    25.0000     0.0125
Fourth Quarter..............................................   39.5938    20.1563     0.0125

1999:
First Quarter...............................................  $39.9688   $33.7500    $0.0125
Second Quarter..............................................   47.4063    35.1875     0.0125
Third Quarter...............................................   52.9375    47.1250     0.0125
Fourth Quarter..............................................   53.8750    23.0625     0.0125

2000:
First Quarter...............................................  $53.2500   $32.0000    $0.0125
Second Quarter..............................................   51.3750    41.0000     0.0125
Third Quarter...............................................   59.1875    45.5625     0.0125
Fourth Quarter (through October 17, 2000)...................   54.8125    46.1875

    See "Comparative Market Value" on page 22 for recent Tyco common share price information. Stockholders are urged to obtain current market quotations. See also the risk factor entitled "InnerDyne stockholders could receive less than $7.50 in value of Tyco common shares per share of InnerDyne common stock" on page 12.

    Under the terms of the merger agreement, other than its regularly scheduled quarterly dividend of $0.0125 per Tyco common share, Tyco is not permitted to declare, set aside, make or pay any dividend or distribution in respect of its capital stock from the date of the merger agreement until the earlier of the termination of the merger agreement and the consummation of the merger. The payment of dividends by Tyco in the future will be determined by Tyco's board of directors and will depend on business conditions, Tyco's financial condition and earnings and other factors.

INNERDYNE

    InnerDyne's common stock has been traded on the Nasdaq National Market under the symbol IDYN since the merger in April 1994 with InnerDyne Medical, Inc. From January 1992 to April 1994, InnerDyne's common stock traded on the Nasdaq National Market under the symbol CRDS. The prices per share reflected in the table below represent the range of low and high closing sale prices for InnerDyne's common stock as reported on the Nasdaq National Market for the quarters indicated. These prices reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                                                                   INNERDYNE
                                                                 COMMON SHARES
                                                              -------------------
                                                                HIGH       LOW
                                                              --------   --------
1998:
First Quarter...............................................   $3.500     $2.063
Second Quarter..............................................    3.750      2.375
Third Quarter...............................................    2.875      0.875
Fourth Quarter..............................................    1.688      0.969

1999:
First Quarter...............................................   $4.000     $1.125
Second Quarter..............................................    2.375      1.375
Third Quarter...............................................    3.750      1.875
Fourth Quarter..............................................    4.250      2.750

2000:
First Quarter...............................................   $9.938     $3.125
Second Quarter..............................................    7.813      3.188
Third Quarter...............................................    8.000      5.500
Fourth Quarter (through October 17, 2000)...................    7.000      6.375

    See "Comparative Market Value" on page 22 for recent InnerDyne common stock price information. Stockholders are urged to obtain current market quotations.

    Under the terms of the merger agreements, InnerDyne is not permitted to declare, set aside, make or pay any dividend or distribution in respect of its capital stock from the date of the merger agreement until the earlier of the termination of the merger agreement and the consummation of the merger.

                    REASONS OF TYCO FOR THE OFFER AND MERGER

    At a meeting of Tyco's board of directors held on October 3, 2000, Tyco's board determined that the acquisition of InnerDyne was in keeping with its corporate strategy of complementing its internal growth with acquisitions that are likely to benefit from cost reductions and synergies when combined with Tyco's existing operations and that are expected to be accretive to earnings per share.

    In reaching its decision to adopt the merger agreement, Tyco's Board of Directors considered the following material factors:

    - the expectation that InnerDyne's business could be readily integrated with Tyco's healthcare products business, enabling Tyco to broaden its line of product offerings;

    - the expectation that the acquisition of InnerDyne before restructuring and similar charges and assuming the realization of certain of the cost savings referred to below and other synergies would be immediately accretive to Tyco's earnings per share;

    - the belief of Tyco's management that there are prospects for reduction of InnerDyne corporate costs, possible elimination of facilities of the combined company and potential cost reductions for purchased materials and services;

    - the prospect of utilization of InnerDyne's business as a platform for further growth in the markets served by InnerDyne; and

    - Tyco's history of growth through acquisitions, including its substantial experience integrating acquired businesses with existing operations and thereby achieving synergies and cost savings.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF INNERDYNE; REASONS OF INNERDYNE FOR
                            THE OFFER AND THE MERGER

    At a meeting held on October 3, 2000, InnerDyne's board of directors, by the unanimous vote of the directors present, approved the merger agreement and the transactions contemplated thereby, including the offer and the merger, and determined that the transactions contemplated by the merger agreement, including the offer and the merger, were fair to and in the best interests of InnerDyne and its stockholders. InnerDyne's board has unanimously recommended that InnerDyne's stockholders accept the offer and tender their shares pursuant to the offer.

    Information about the recommendation of InnerDyne's board of directors is more fully set forth in InnerDyne's Solicitation/Recommendation Statement on
Schedule 14D-9, which is being mailed to InnerDyne stockholders together with this prospectus.

                            BACKGROUND OF THE OFFER

    The following discussion presents background information concerning the offer and the merger. Information on the actions of InnerDyne's management, the meetings and deliberations of the InnerDyne board of directors and the activities of InnerDyne's advisors has been furnished by InnerDyne.

    From time to time over the past few years, InnerDyne has engaged in informal discussions with participants in the minimally invasive surgical products market, including U.S. Surgical Corporation, a subsidiary of Tyco International Ltd. in its Tyco Healthcare division, concerning distribution rights for InnerDyne's products. During these discussions, InnerDyne management indicated that it would consider proposals for a partnership or merger that was sensible from a business perspective and that would enhance value for InnerDyne stockholders.

    In the fall of 1999, U.S. Surgical contacted InnerDyne with an indication of interest for a potential business combination. Following execution of a non-disclosure agreement, representatives of the parties, including William Mavity, president and chief executive officer of InnerDyne, met on October 20, 1999 to exchange background information concerning their respective businesses and to discuss potential synergies. InnerDyne management also shared its sense of the value that the InnerDyne board would require in order to consider a business combination transaction. These discussions were reported to the InnerDyne board at its meeting in November 1999.

    After their October meeting, the parties exchanged information concerning their respective businesses and operations. Representatives of U.S. Bancorp Piper Jaffray, InnerDyne's financial advisor, prepared analyses for the potential business combination, including a preliminary analysis concerning the value of the InnerDyne businesses. These analyses were shared with Tyco Healthcare. Subsequently, a representative of Tyco Healthcare conveyed to InnerDyne management an interest in a business combination in a range of $4.00 to $4.50 per share of InnerDyne common stock. This expression of interest was considered by the InnerDyne board of directors at a meeting on January 11, 2000. The board concluded that the proposal did not reflect InnerDyne's value in light of distribution and product development opportunities available to the company. This position was relayed by Mr. Mavity to a representative of Tyco Healthcare.

    The parties met again on February 1, 2000. At the meeting, U.S. Surgical continued to express interest in a possible business combination, and Mr. Mavity reviewed pending developments in InnerDyne's businesses, including prospects for its vascular access products.

    At a March 22, 2000 meeting of the InnerDyne board of directors, the board discussed various strategic alternatives, including the discussions with U.S. Surgical.

    On May 17, 2000, representatives of InnerDyne and Tyco Healthcare met again to consider a possible business combination transaction. The parties discussed developments in the InnerDyne and U.S. Surgical businesses and the potential value that the proposed transaction could bring to InnerDyne and Tyco Healthcare. Following the meeting, Tyco Healthcare verbally conveyed to InnerDyne its interest in proceeding with the proposed transaction at a valuation of $6.50 to $7.00 per share of InnerDyne common stock, subject to due diligence.

    Mr. Mavity reviewed the verbal proposal with the InnerDyne board of directors on May 31, 2000, and U.S. Bancorp Piper Jaffray prepared an updated valuation analysis which it presented to the meeting. Following the meeting, Mr. Mavity conveyed to Tyco Healthcare the sense of the board that the proposed range was not reflective of the value of InnerDyne, in that it did not take into account the positive effects of recent business developments. Mr. Mavity also informed Tyco Healthcare that the board would give the Tyco proposal serious consideration if the range of value was adjusted upward to better reflect these developments.

    Representatives of the parties met again on July 25, 2000. The Tyco Healthcare representatives indicated that based upon their updated analysis, reflecting business developments and diligence since the prior meeting of the parties, Tyco would be prepared to make an offer for InnerDyne in the range of $7.00 to $7.50 per share, subject to the completion of due diligence. Tyco Healthcare confirmed these discussions in a non-binding indication of interest dated July 27, 2000 and indicated its desire to continue with its diligence investigation.

    Mr. Mavity and a representative of U.S. Bancorp Piper Jaffray reviewed the Tyco proposal with the InnerDyne board of directors in a meeting on July 31, 2000. At the meeting, U.S. Bancorp Piper Jaffray reviewed its preliminary financial analysis of the proposed transaction consideration. Counsel to InnerDyne reviewed with the board its fiduciary duties with respect to a potential merger. The board then authorized management to countersign the non-binding indication of interest and to proceed with due diligence.

    Representatives of the parties met to exchange due diligence information during the first week of August 2000, and the parties provided additional information to each other over the next several weeks.

On August 17, 2000, representatives of Tyco Healthcare contacted Mr. Mavity by telephone to report that Tyco was prepared to offer $7.50 in value of Tyco common shares for each share of InnerDyne common stock in a stock-for-stock exchange offer, subject to customary conditions and approvals.

    The offer value and proposed structure were considered by the InnerDyne board of directors in telephonic meeting on August 21, 2000. At the meeting, the board reviewed an updated financial analysis of the proposed transaction consideration prepared by U.S. Bancorp Piper Jaffray. The board directed management to continue discussions with Tyco and to commence negotiation of merger documentation. Negotiation of the documentation began in late August and continued until prior to the execution of the definitive merger agreement. During this period, representatives of the two companies also communicated concerning various business and financial issues.

    On September 7, 2000, the InnerDyne board of directors met to discuss the proposed transaction and related strategic issues. Management of InnerDyne reviewed the background of the proposed transaction and the status of the negotiations, including various issues relating to the draft merger agreement. The board authorized management to continue negotiations with Tyco.

    On September 25, 2000, the InnerDyne board of directors held a telephonic meeting at which management briefed the board on the status of the negotiations concerning the terms of the proposed transaction and representatives of U.S. Bancorp Piper Jaffray reviewed financial aspects of the proposed transaction consideration.

    On October 3, 2000, at a regularly scheduled board meeting, the Tyco board of directors approved the business combination with InnerDyne on the terms contemplated by the merger agreement.

    Also on October 3, 2000, the InnerDyne board of directors held a telephonic board meeting to consider approval of the proposed transaction. Counsel for the InnerDyne reviewed the terms of proposed exchange offer and merger as set forth in the merger agreement and other transaction documents. U.S. Bancorp Piper Jaffray delivered its oral opinion, which was subsequently confirmed in writing, that, as of such date, the consideration proposed to be paid in the transaction was fair from a financial point of view to the stockholders of InnerDyne. Following discussion, the InnerDyne board unanimously approved the merger agreement, the offer and the merger.

    The merger agreement and related documents were executed later that evening.

    On October 4, 2000, prior to the opening of the U.S. financial markets, Tyco and InnerDyne jointly announced the execution of the merger agreement.

    On October 18, 2000, Tyco Acquisition commenced the offer.

                        EXCHANGE OF FINANCIAL FORECASTS

    As part of its business planning cycles, management of InnerDyne from time to time has prepared internal financial forecasts regarding its anticipated future operations. In the course of the discussions described in "Background of the Offer," InnerDyne provided certain of these internal forecasts to Tyco and to InnerDyne's financial advisor.

    The internal financial forecasts regarding InnerDyne prepared by InnerDyne's management reflected the following forecasted information (in thousands, except per share amounts):

                                                     NET
CALENDAR YEAR                SALES      EBITDA     INCOME*      EPS
-------------               --------   --------   ---------   --------
2000.....................   $28,088    $ 6,237     $ 5,863     $0.25
2001.....................    40,597     12,808      12,039      0.51

------------------------

* Includes estimated impact of recognizing deferred tax assets.

    InnerDyne's forecasts were prepared for internal budgeting and planning purposes only and not with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. While presented with numerical specificity, the forecasts are based upon a variety of assumptions relating to the business of the respective companies and are inherently subject to significant uncertainties and contingencies that are beyond the control of the management of InnerDyne or Tyco. These include the impact of general economic and business conditions, the competitive environment in which each operates and other factors. See "Forward Looking Information" on page 15. Accordingly, actual results may differ materially from those forecasted.

    The inclusion of the forecasts herein should not be regarded as a representation by InnerDyne or Tyco or any other person that such forecasts are or will prove to be correct. As a matter of course, neither InnerDyne nor Tyco makes public projections or forecasts of its anticipated financial position or results of operations. Except to the extent required under applicable securities laws, neither InnerDyne nor Tyco intends to make publicly available any update or other revisions to any of the forecasts to reflect circumstances existing after the date of preparation of such forecasts.

                                   THE OFFER

    We are offering to exchange a fraction of a Tyco common share having a value of $7.50, determined as described below, for each outstanding share of InnerDyne common stock, including the associated rights to purchase preferred stock, validly tendered and not properly withdrawn, subject to the terms and conditions described in this prospectus and the related letter of transmittal.

    The fraction of a Tyco common share for which each share of InnerDyne common stock will be exchanged in the offer will be determined by dividing $7.50 by the average of the daily volume-weighted selling prices per Tyco common share on the New York Stock Exchange (as reported by Bloomberg Financial Markets) for each of the five consecutive trading days in the period ending on the second trading day before the expiration date preceding the first acceptance of InnerDyne shares for exchange in the offer.

    The term "expiration date" means 12:00 midnight, New York City time, on Tuesday, November 14, 2000, unless we extend the period of time for which the offer is open, in which case the term "expiration date" means the latest time and date on which the offer, as so extended, expires. If we accept shares for exchange and extend the offer in circumstances in which at least a majority but less than 90% of the outstanding shares have been tendered, "expiration date" refers to each time and date to which the offer is extended after which we accept shares for exchange. See "Extension, Termination and Amendment" below.

    You will not receive any fractional shares of Tyco common shares. Instead, you will receive cash in an amount equal to the value, based on the Tyco average share price referred to above, of any fractional shares you would otherwise have been entitled to receive.

    If you are the record owner of your shares and you tender your shares directly to the exchange agent, you will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

    We are making this offer in order to acquire all of the outstanding shares of InnerDyne common stock and we intend, as soon as possible after completion of the offer, to cause our VLMS subsidiary to merge with InnerDyne. The purpose of the merger is to complete the acquisition of all of the InnerDyne shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding share of InnerDyne common stock (except for treasury shares, InnerDyne shares owned by Tyco and its subsidiaries and shares as to which appraisal rights are exercised) would be converted into the same fraction of a Tyco common share as is exchanged in the offer.

    Our obligation to exchange Tyco shares for InnerDyne shares in the offer is subject to several conditions referred to below under "Conditions of the Offer," including the minimum tender condition, the regulatory approvals condition and other conditions that are discussed below.

TIMING OF THE OFFER

    The offer is scheduled to expire at 12:00 midnight, New York City time on Tuesday, November 14, 2000. For more information, see the discussion under "Extension, Termination and Amendment" below.

EXTENSION, TERMINATION AND AMENDMENT

    If the conditions to the offer are not satisfied or waived on any scheduled expiration date of the offer, we will extend the offer, from time to time for such amount of time as is reasonably necessary to permit such conditions to be satisfied or waived; provided, that (a) no single extension shall exceed 10 business days and (b) we will not be required to extend the offer beyond
April 30, 2001. If we decide
to so extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    During any such extension, all InnerDyne shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your InnerDyne shares. See the discussion under "Withdrawal Rights" for more details on page 32.

    We reserve the right, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time, (a) to extend the offer for any period required by any rule or regulation of the SEC applicable to the offer, and (b) if at least a majority but less than 90% of the outstanding shares shall have been validly tendered pursuant to the offer as of the scheduled or extended expiration date, to accept the shares tendered for exchange and to extend the offer for an aggregate period of not more than 20 business days beyond the expiration date that occurred prior to the time we first accepted shares for exchange in the offer.

    We reserve the right to increase the exchange ratio or to make any other changes in the terms and conditions of the offer; provided, however, that
(a) the minimum condition may be amended or waived only with the prior written consent of InnerDyne, and (b) no change may be made that changes the form or decreases the amount of consideration to be exchanged, decreases the number of shares sought in the offer, imposes conditions to the offer in addition to those set forth in the merger agreement, extends the expiration date of the offer beyond the initial expiration date of the offer (except as provided above) or makes any other change that is adverse to the holders of the InnerDyne shares.

    We will follow any extension change, amendment, or termination of the offer as promptly as practicable, with a public announcement. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

    If we make a material change in the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of InnerDyne shares being sought or the consideration offered to you, that change will apply to all holders whose InnerDyne shares are accepted for exchange pursuant to the offer. If at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that ten business-day period. For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

EXCHANGE OF INNERDYNE SHARES; DELIVERY OF TYCO COMMON SHARES

    Upon the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of the extension or amendment), we will accept for exchange, InnerDyne shares validly tendered and not properly withdrawn as promptly as permitted to do so under applicable law and will exchange Tyco common shares for the shares of InnerDyne common stock promptly thereafter. In all cases, exchange of InnerDyne shares tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of certificates for those InnerDyne shares (or a confirmation of a book-entry transfer of those InnerDyne shares in the exchange agent's account at The Depository Trust Company), a properly completed and duly executed letter of transmittal (or a manually signed facsimile of that document), and any other required documents.

    For purposes of the offer, we will be deemed to have accepted for exchange InnerDyne shares validly tendered and not properly withdrawn when we notify the exchange agent of our acceptance of the tenders of those InnerDyne shares pursuant to the offer. The exchange agent will deliver Tyco common shares in exchange for InnerDyne shares pursuant to the offer and cash instead of fractional Tyco common shares as soon as practicable after delivery of our notice. The exchange agent will act as agent for tendering stockholders for the purpose of receiving Tyco common shares and cash to be paid instead of fractional Tyco common shares and any dividend or distribution payable pursuant to the terms of the merger agreement and transmitting such stock and cash to you. You will not receive any interest on any cash that we pay you, even if there is a delay in making the exchange.

    If we do not accept any tendered InnerDyne shares for exchange pursuant to the terms and conditions of the offer for any reason, or if certificates are submitted for more InnerDyne shares than are tendered, we will return certificates for such unexchanged InnerDyne shares without expense to the tendering stockholder. In the case of InnerDyne shares tendered by book-entry transfer of such InnerDyne shares into the exchange agent's account at DTC pursuant to the procedures set forth below under the discussion entitled "Procedure for Tendering," those InnerDyne shares will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of the offer.

    If we increase the consideration offered to InnerDyne stockholders in the offer prior to the expiration date, such increased consideration will be given to all stockholders whose InnerDyne shares are tendered pursuant to the offer, whether or not such InnerDyne shares were tendered or accepted for exchange prior to such increase in consideration.

CASH INSTEAD OF FRACTIONAL TYCO COMMON SHARES

    We will not issue certificates representing fractional Tyco common shares pursuant to the offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional Tyco common share will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest to which the holder would otherwise be entitled by (ii) the Tyco average share price used to calculate the exchange ratio.

PROCEDURE FOR TENDERING

    For you to validly tender InnerDyne shares pursuant to the offer, (a) a properly completed and duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered InnerDyne shares must be received by the exchange agent at such address or those InnerDyne shares must be tendered pursuant to the procedures for book-entry tender set forth below (and a book-entry confirmation of receipt of such tender received), in each case before the expiration date, or (b) you must comply with the guaranteed delivery procedures set forth below.

    The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the InnerDyne shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.

    The exchange agent will establish accounts with respect to the InnerDyne shares at DTC for purposes of the offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the InnerDyne shares by causing DTC to transfer such InnerDyne shares into the exchange agent's account in accordance with DTC's procedure for the transfer. However, although delivery of InnerDyne shares may be effected through book-entry at DTC, the letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth on the back cover of this prospectus prior to the expiration date, or the guaranteed delivery procedures described below must be followed.

    Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which InnerDyne shares are tendered either by a registered holder of InnerDyne shares who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal or for the account of an eligible institution. By "eligible institution," we mean a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution," as that term is defined in Rule 17 Ad-15 under the Exchange Act.

    If the certificates for InnerDyne shares are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged InnerDyne shares are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

    THE METHOD OF DELIVERY OF INNERDYNE SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

    TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO CASH IN LIEU OF FRACTIONAL SHARES RECEIVED PURSUANT TO THE OFFER, YOU MUST PROVIDE THE EXCHANGE AGENT WITH YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY WHETHER YOU ARE SUBJECT TO BACKUP WITHHOLDING OF FEDERAL INCOME TAX BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. SOME STOCKHOLDERS (INCLUDING, AMONG OTHERS, ALL CORPORATIONS AND SOME FOREIGN INDIVIDUALS) ARE NOT SUBJECT TO THESE BACKUP WITHHOLDING AND REPORTING REQUIREMENTS. IN ORDER FOR A FOREIGN INDIVIDUAL TO QUALIFY AS AN EXEMPT RECIPIENT, THE STOCKHOLDER MUST SUBMIT A FORM W-8, SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT INDIVIDUAL'S EXEMPT STATUS.

WITHDRAWAL RIGHTS

    Your tender of InnerDyne shares pursuant to the offer is irrevocable, except that InnerDyne shares tendered pursuant to the offer may be withdrawn at any time prior to the applicable expiration date, and, unless we have previously accepted them pursuant to the offer, may also be withdrawn at any time after December 18, 2000.

    For your withdrawal to be effective, the exchange agent must receive from you a written, telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of InnerDyne shares to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those InnerDyne shares. If InnerDyne shares have been tendered pursuant to the procedures for book-entry tender discussed under "Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn InnerDyne shares and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the InnerDyne shares withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates. We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision shall be final and binding.

    An eligible institution must guarantee all signatures on the notice of withdrawal unless the InnerDyne shares have been tendered for the account of an eligible institution.

    Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any InnerDyne shares properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may retender withdrawn InnerDyne shares by following one of the procedures discussed under "Procedure for Tendering" or "Guaranteed Delivery" at any time prior to the expiration date.

GUARANTEED DELIVERY

    If you wish to tender InnerDyne shares pursuant to the offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your InnerDyne shares may nevertheless be tendered, so long as all of the following conditions are satisfied:

    - you make your tender by or through an eligible institution;

    - a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent as provided below on or prior to the expiration date; and

    - the certificates for all tendered InnerDyne shares (or a confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the letter of transmittal are received by the exchange agent within three Nasdaq National Market trading days after the date of execution of such notice of guaranteed delivery.

    You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent and you must include a guarantee by an eligible institution in the form set forth in that notice.

    In all cases, we will exchange InnerDyne shares tendered and accepted for exchange pursuant to our offer only after timely receipt by the exchange agent of certificates for InnerDyne shares (or timely confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), properly completed and duly executed letter(s) of transmittal (or a manually signed facsimile(s) thereof), or an agent's message in connection with a book-entry transfer, and any other required documents.

GENERAL

    By executing a letter of transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your InnerDyne shares tendered and accepted for exchange by us and with respect to any and all other InnerDyne shares and other securities issued or issuable in respect of the InnerDyne shares on or after Tuesday, November 14, 2000. That appointment is effective, and voting rights will be affected, when and only to the extent that we deposit Tyco common shares for InnerDyne shares that you have tendered with the exchange agent. All such proxies shall be considered coupled with an interest in the tendered InnerDyne shares and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the InnerDyne shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of InnerDyne's stockholders or otherwise. We reserve the right to require that, in order for InnerDyne shares to be deemed validly tendered, immediately upon our exchange of those InnerDyne shares, we must be able to exercise full voting rights with respect to such InnerDyne shares.

    We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of InnerDyne shares, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of InnerDyne shares that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We expressly reserve the right to increase the exchange ratio or to make any other changes in the terms and conditions of the offer; provided, however, that (a) the minimum condition may be amended or waived only with the prior written consent of InnerDyne and
(b) no change may be made that changes the form or decreases the amount of consideration to be exchanged, decreases the number of shares sought in the offer, imposes conditions to the offer in addition to those set forth in the merger agreement, extends the expiration date of the offer beyond the initial expiration date of the offer (except as provided above) or makes any other change which is adverse to the holders of the shares. No tender of InnerDyne shares will be deemed to have been validly made until all defects and irregularities in tenders of InnerDyne shares have been cured or waived. Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any InnerDyne shares or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of our offer (including the letter of transmittal and instructions thereto) will be final and binding.

    The tender of InnerDyne shares pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

DIRECT REGISTRATION SYSTEM

    The Tyco common shares delivered in exchange for InnerDyne shares in the offer and the merger will be issued under Tyco's direct registration system. This means that InnerDyne stockholders will not receive certificates for their Tyco shares. Instead, the Tyco shares will be held in an account with ChaseMellon Shareholder Services, Tyco's transfer agent. If you wish to obtain a physical certificate for the Tyco shares you receive in the offer or merger, you may request one at any time.

MATERIAL U.S. FEDERAL INCOME TAX AND BERMUDA TAX CONSEQUENCES

    U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of the material U.S. federal income tax consequences of the exchange of InnerDyne common stock for Tyco common shares pursuant to the offer and merger and the ownership of Tyco common shares. The discussion which follows is based on the U.S. Internal Revenue Code, Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

    The discussion below is for general information only and, except where specifically noted, does not address the effects of any state, local or non-United States tax laws. In addition, the discussion below relates to persons who hold InnerDyne common stock and will hold Tyco common shares as capital assets. The tax treatment of an InnerDyne shareholder may vary depending upon such shareholder's particular situation, and certain shareholders may be subject to special rules not discussed below. Such shareholders would include, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, stockholders who held shares of InnerDyne as part of a hedge, straddle, constructive sale or conversion transaction, and individuals who received InnerDyne common stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this discussion does not address the tax consequences to any InnerDyne shareholder who will own 5% or more of either the total voting power or the total value of the outstanding Tyco common shares after the offer or the merger, determined after there is taken into account ownership under the applicable attribution rules of the U.S. Internal Revenue Code.

    As used in this section, a "U.S. Holder" means a beneficial owner of InnerDyne common stock who exchanges InnerDyne common stock for Tyco common shares and who is, for U.S. federal income tax purposes:

    - a citizen or resident of the U.S.;

    - a corporation, partnership or other entity, other than a trust, created or organized in or under the laws of the U.S. or any political subdivision thereof;

    - an estate whose income is subject to U.S. federal income tax regardless of its source; or

    - a trust

       (1) if, in general, a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or

       (2) that has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person.

    As used in this section, a non-U.S. Holder is a holder of InnerDyne common stock who exchanges InnerDyne common stock for Tyco common shares and who is not a U.S. Holder.

1.  CONSEQUENCES OF THE OFFER AND THE MERGER

    In the opinions of PricewaterhouseCoopers LLP and Orrick, Herrington & Sutcliffe LLP, the material U.S. federal income tax consequences that will result from the offer and the merger, other than with respect to an InnerDyne shareholder that is a "5% transferee shareholder" within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5)(ii), are as follows:

    - The offer and the merger will constitute a reorganization within the meaning of Section 368(a) of the Code;

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
    - An InnerDyne shareholder will not recognize any income, gain or loss as a result of the receipt of Tyco common shares in exchange for InnerDyne common stock pursuant to the offer and/or merger, except for cash received in lieu of a fractional Tyco common share;

    - The tax basis to an InnerDyne shareholder of the Tyco common shares received in exchange for InnerDyne common stock pursuant to the offer and/or merger, including any fractional share interest in Tyco common shares for which cash is received, will equal such InnerDyne shareholder's tax basis in the InnerDyne common stock surrendered in exchange therefor;

    - The holding period of an InnerDyne shareholder for the Tyco common shares received pursuant to the offer and/or merger will include the holding period of the InnerDyne common stock surrendered in exchange therefor;

    - An InnerDyne shareholder who is a U.S. Holder and who receives cash in lieu of a fractional share interest in Tyco common shares pursuant to the offer and/or merger will be treated as having received such cash in exchange for such fractional share interest and generally will recognize capital gain or loss on such deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the InnerDyne stock allocable to such fractional share. Non-U.S. Holders who receive cash in lieu of a fractional share interest in Tyco common shares will not be subject to United States income or withholding tax except as set forth in paragraph 3.b below; and

    - No income, gain or loss will be recognized by Tyco, Tyco Acquisition, InnerDyne or VLMS as a result of the transfer to InnerDyne shareholders of the Tyco common shares provided by Tyco to Tyco Acquisition pursuant to the merger.

    The above opinions, which are not binding on the U.S. Internal Revenue Service or the courts, are conditioned upon the following factual assumptions (which we refer to as the supporting conditions):

    - the offer and the merger are completed under the current terms of the merger agreement;

    - the minimum condition for the offer is satisfied; and

    - the merger is completed promptly after the offer.

The ability to satisfy the supporting conditions, and therefore the federal income tax consequences of the offer and the merger, depend in part on facts that will not be available until the completion of the merger. There can be no assurance that the merger will be completed, or that the supporting conditions will be satisfied. In addition to the supporting conditions, the above opinions are based on, among other things, facts existing as of the date hereof, on certain representations as to factual matters made by Tyco, Tyco Acquisition, VLMS and InnerDyne and on the assumption as to the absence of material changes in facts or in law between the date hereof and the effective time of the merger.

    If the supporting conditions are not satisfied, or if such representations or assumption are incorrect in certain material respects, the conclusions reached in the opinions could be jeopardized and the tax consequences of the offer and the merger could differ materially from those set forth above. In particular, in such event the exchange by InnerDyne shareholders of InnerDyne common stock for Tyco common shares in the offer and/or the merger could be taxable depending on the particular facts surrounding the offer and/or the merger, some of which may not be available until completion of the merger. If the offer and/or the merger is taxable, then U.S. Holders generally will recognize gain or loss on the exchange of InnerDyne common stock for Tyco common shares in such taxable transaction measured by the difference between the fair market value of the Tyco common shares (together with any cash received in lieu of a fractional Tyco common share) received by such shareholders and such shareholders' respective tax bases in the InnerDyne common stock surrendered.

    The above opinions as to the consequences of the offer and merger to InnerDyne shareholders relate to InnerDyne shareholders generally who hold their InnerDyne common stock as capital assets,

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and, as noted above, the tax treatment of an InnerDyne shareholder may vary depending upon such shareholder's particular situation and certain shareholders may be subject to special rules not discussed herein. InnerDyne shareholders are urged to consult with their own tax advisors to determine the particular United States federal, state, local and non-United States income or other tax consequences to them of participation in the offer or the merger.

2.  TRANSFER TAXES

    In the event that any state or local transfer taxes are imposed on InnerDyne shareholders as a result of the offer or merger, InnerDyne will pay all such transfer taxes, if any, directly to state and local taxing authorities on behalf of all InnerDyne shareholders. Any such payments by InnerDyne made on behalf of the InnerDyne shareholders may result in dividend income to each InnerDyne shareholder on behalf of whom such payment is made. The amount of such dividend income attributable to each share of InnerDyne common stock cannot be determined at this time, but is not expected to be material.

3.  OWNERSHIP OF TYCO COMMON SHARES

    a.  U.S. Holders

DISTRIBUTIONS

    Distributions made to U.S. Holders of Tyco common shares will be treated as dividends and taxable as ordinary income to the extent that such distributions are made out of Tyco's current or accumulated earnings and profits as determined for U.S. federal income tax purposes, with any excess being treated as a tax-free return of capital which reduces such U.S. Holder's tax basis in the Tyco common shares to the extent thereof, and thereafter as capital gain from the sale or exchange of property. The U.S. federal income tax treatment described in the immediately preceding sentence applies whether or not such distributions are treated as a return of capital for nontax purposes. Amounts taxable as dividends generally will be treated as foreign source "passive" income for foreign tax credit purposes. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution by Tyco. U.S. Holders of Tyco common shares that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions by Tyco, because Tyco is a foreign corporation.

DISPOSITION

    Gain or loss recognized by a U.S. Holder of Tyco common shares on the sale, exchange or other taxable disposition of Tyco common shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or other disposition and such U. S. Holder's adjusted tax basis in the Tyco common shares surrendered. Such gain or loss will be long term capital gain or loss if such U.S. Holder's holding period for its Tyco common shares is more than one year. Any gain or loss so recognized generally will be United States source.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Certain U.S. Holders may be subject to information reporting with respect to payments of dividends on, and the proceeds of the disposition of, Tyco common shares. U.S. Holders who are subject to information reporting and who do not provide appropriate information when requested may be subject to backup withholding at a 31% rate. U.S. Holders should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to distributions on, and dispositions of, Tyco common shares.

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
    b.  Non-U.S. Holders

DISTRIBUTIONS AND DISPOSITION

    In general, and subject to the discussion below under "Information Reporting and Backup Withholding," a non-U.S. Holder will not be subject to U.S. federal income or withholding tax on income from distributions with respect to, or gain upon the disposition of, Tyco common shares, unless either (1) the income or gain is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the U.S. or (2) in the case of gain realized by an individual non-U.S. Holder upon a disposition of Tyco common shares, the non-U.S. Holder is present in the U.S. for 183 days or more in the taxable year of the sale and certain other conditions are met.

    In the event that clause (1) in the preceding paragraph applies, such income or gain generally will be subject to regular U.S. federal income tax in the same manner as if such income or gain, as the case may be, were realized by a U.S. Holder. In addition, if such non-U.S. Holder is a non-U.S. corporation, such income or gain may be subject to a branch profits tax at a rate of 30%, although a lower rate may be provided by an applicable income tax treaty. In the event that clause (2), but not clause (1), in the preceding paragraph applies, the gain generally will be subject to tax at a rate of 30%, or such lower rate as may be provided by an applicable income tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    If the Tyco common shares are held by a non-U.S. Holder through a non-U.S., and non-U.S. related, broker or financial institution, information reporting and backup withholding generally would not be required with respect to distributions on and dispositions of Tyco common shares. Information reporting, and possibly backup withholding, may apply if the Tyco common shares are held by a non-U.S. Holder through a U.S., or U.S. related, broker or financial institution and the non-U.S.Holder fails to provide appropriate information. Non-U.S. Holders should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to distributions on and dispositions of Tyco common shares.

    BERMUDA TAX CONSEQUENCES

    In the opinion of Appleby Spurling & Kempe, attorneys in Bermuda for Tyco, there will be no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of the delivery of Tyco common shares to InnerDyne shareholders in exchange for InnerDyne common stock pursuant to the offer and the merger. In addition, as of the date hereof, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of capital gains realized on a disposition of Tyco common shares or in respect of distributions by Tyco with respect to Tyco common shares. Furthermore, Tyco has received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act of 1966 an undertaking that, in the event of there being enacted in Bermuda any legislation imposing any tax computed on profits or income, including any dividend or capital gains withholding tax, or computed on any capital assets, gain or appreciation or any tax in the nature of an estate or inheritance tax or duty, the imposition of such tax shall not be applicable to Tyco or any of its operations, nor to its common shares nor to obligations of Tyco until the year 2016. This undertaking applies to Tyco common shares. It does not, however, prevent the application of Bermuda taxes to persons ordinarily resident in Bermuda.

    The foregoing discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of adoption of the merger agreement. InnerDyne shareholders are urged to consult their tax advisors concerning the United States federal, state, local and non-United States tax consequences of the merger to them.

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PURPOSE OF THE OFFER; THE MERGER; APPRAISAL RIGHTS.

    We are making the offer and will consummate the merger in order to acquire all of the outstanding shares of InnerDyne common stock. We intend, as soon as practicable after completion of the offer, to have VLMS merge with and into InnerDyne. The purpose of the merger is to acquire all InnerDyne shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding InnerDyne share (except for shares held in InnerDyne's treasury, shares held by Tyco and its subsidiaries and any appraisal shares) will be converted into the same fraction of a Tyco common share as is paid in the offer.

    Under Sections 251 of the Delaware General Corporation Law ("DGCL"), the approval of the board of directors of InnerDyne and the affirmative vote of the holders of a majority of its outstanding shares entitled to vote are required to approve and adopt a merger and a merger agreement. Stockholder approval is not required if the conditions described below for a short-form merger are satisfied. The InnerDyne board of directors has previously approved the merger. If we complete the offer (after satisfaction of the minimum tender condition), we would have a sufficient number of InnerDyne shares to approve the merger without the affirmative vote of any other holder of InnerDyne shares.

    Section 253 of the DGCL would permit the merger to occur without a vote of InnerDyne's stockholders (a "short-form merger") if we were to acquire at least 90% of the outstanding InnerDyne shares in the offer or otherwise, including as a result of additional shares accepted for exchange during any extention of the offer following the initial acceptance of shares for exchange in the offer. If, however, we do not acquire at least 90% of the then outstanding InnerDyne shares pursuant to the offer or otherwise, and a vote of InnerDyne's stockholders is required under the DGCL, a longer period of time will be required to effect the merger. We have agreed in the merger agreement to effect the merger at the earliest practicable time, and if we obtain ownership of 90% of the outstanding InnerDyne shares in the offer, to effect the merger as a short-form merger.

        APPRAISAL RIGHTS

    Under Delaware law, InnerDyne stockholders do not have appraisal rights in connection with the offer. Stockholders will not have appraisal rights in connection with the merger, unless the short-form merger procedures are used. The following summarizes provisions of Delaware law regarding appraisal rights that would be applicable in the event of a short-form merger. This discussion is qualified in its entirety by reference to Section 262 of the DGCL, which contains the Delaware appraisal statute. A copy of this provision is attached to this document as Annex B. If you fail to take any action required by Delaware law, your rights to an appraisal will be waived or terminated.

        NOTIFICATION OF MERGER'S EFFECTIVENESS

    Either before the effective time of the merger or within ten days thereafter, InnerDyne will send notice of the effectiveness of the merger and the availability of appraisal rights to each InnerDyne stockholder (other than Tyco or its subsidiaries).

        ELECTING APPRAISAL RIGHTS

    To exercise appraisal rights, the record holder of InnerDyne common stock must within 20 days after the date of mailing of such notice deliver a written demand for appraisal to InnerDyne. This demand must reasonably inform InnerDyne of the identity of the holder of record and that the stockholder demands appraisal of his or her shares of InnerDyne common stock.

    A demand for appraisal must be delivered to: Corporate Secretary, InnerDyne, 1244 Reamwood Ave., Sunnyvale, CA 94089.

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
        RECORD HOLDERS MUST DEMAND APPRAISAL RIGHTS

    Only a record holder of InnerDyne common stock is entitled to demand appraisal rights. The demand must be executed by or for the record holder, fully and correctly, as the holder's name appears on the holder's stock certificates.

    - If the InnerDyne common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity.

    - If the InnerDyne common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all owners.

    - An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record. The agent must identify the owner or owners of record and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners of record.

    - A holder of record, such as a broker, who holds common stock as nominee for beneficial owners, may exercise a holder's right of appraisal with respect to common stock held for all or less than all of such beneficial owners. In that case, the written demand should set forth the number of shares of common stock covered by the demand. If no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock standing in the name of the record holder.

        COURT PETITION MUST BE FILED

    Within 120 days after the effective time of the merger, the surviving corporation in the merger or any stockholder who has satisfied the foregoing conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the InnerDyne common stock. Stockholders seeking to exercise appraisal rights should initiate all necessary action to perfect his rights within the time periods prescribed by Delaware law.

        STATEMENT REGARDING SHARES NOT VOTED FOR MERGER

    Within 120 days after the effective time of the merger, any stockholder who has complied with the requirements for exercise of appraisal rights is entitled, upon written request, to receive a statement setting forth the aggregate number of shares of common stock not voted in favor of the merger and with respect to which demands for appraisal have been made and the aggregate number of holders of such stock. The surviving corporation in the merger is required to mail this statement within ten days after it receives the written request.

        APPRAISAL PROCEEDING BY DELAWARE COURT

    If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Court of Chancery will determine which of the stockholders are entitled to appraisal rights. The court will appraise the common stock owned by the stockholders and determine its fair value. In determining fair value, the court may consider a number of factors including market values of InnerDyne's stock, asset values and other generally accepted valuation considerations, but will exclude any element of value arising from the accomplishment and expectation of the merger. The court will also determine the amount of interest, if any, to be paid upon the value of the common stock to the stockholders entitled to appraisal.

    The value determined by the court for InnerDyne common stock could be more than, less than, or the same as the merger consideration. The court may also order that all or a portion of any stockholder's expenses incurred in connection with an appraisal proceeding, including reasonable

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
attorney's fees and fees and expenses of experts utilized in the appraisal proceeding, be charged against the value of all common stock entitled to appraisal.

        EFFECT OF APPRAISAL DEMAND ON VOTING AND RIGHT TO DIVIDENDS

    Any stockholder who has duly demanded an appraisal in compliance with Delaware law will not, after the effective time of the merger, be entitled to vote the shares subject to the demand for any purpose. The shares subject to the demand will not be entitled to dividends or other distributions, other than those payable or deemed to be payable to stockholders of record as of a date prior to the effective time.

        LOSS, WAIVER OR WITHDRAWAL OF APPRAISAL RIGHTS

    Holders of InnerDyne common stock lose the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger. A stockholder will also lose the right to an appraisal by delivering to the surviving corporation a written withdrawal of such stockholder's demand for an appraisal. In addition, any attempt to withdraw that is made more than 60 days after the effective time requires the written approval of the surviving corporation. If appraisal rights are not perfected or a demand for appraisal rights is withdrawn, a stockholder will be entitled to receive the consideration otherwise payable pursuant to the merger. The number of Tyco shares delivered to such stockholder will be based on the same exchange ratio utilized in the offer and the merger, regardless of the market price of Tyco shares at the time of delivery.

        DISMISSAL OF APPRAISAL PROCEEDING

    If an appraisal proceeding is timely instituted, such proceeding may not be dismissed as to any stockholder who has perfected a right of appraisal without the approval of the court.

CONDITIONS OF THE OFFER

    The offer is subject to a number of conditions, which are described below:

    MINIMUM TENDER CONDITION

    There must be validly tendered and not properly withdrawn prior to the expiration of the offer a number of InnerDyne shares which will constitute at least a majority of the total number of outstanding InnerDyne shares on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for InnerDyne shares within 180 days of the expiration of the offer had been so converted, exercised or exchanged) as of the date that we accept the InnerDyne shares pursuant to the offer. Based on information supplied by InnerDyne, the number of InnerDyne shares needed to satisfy the minimum tender condition would have been 13,151,260 as of October 12, 2000.

    ANTITRUST CONDITION

    This condition requires that any applicable waiting periods under the HSR Act or similar statutes or regulations of foreign jurisdictions that may be applicable to the offer and merger have expired or been terminated. We are unaware of any such statutes or regulations other than the HSR Act.

    REGISTRATION STATEMENT EFFECTIVENESS CONDITION

    The registration statement on Form S-4 of which this prospectus is a part must have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order.

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
    LISTING CONDITION

    The Tyco common shares issuable in the offer must have been approved for listing on the New York Stock Exchange.

    TAX OPINION CONDITION

    The tax opinions of PricewaterhouseCoopers LLP and Orrick, Herrington & Sutcliffe LLP to the effect that the offer and merger will be treated as a tax free reorganization for U.S. federal income tax purposes must not be withdrawn.

    OTHER CONDITIONS OF THE OFFER

    The offer is also subject to the conditions that, at the time of the expiration date of the offer, none of the following shall have occurred and be continuing which, in our good faith judgment, regardless of the circumstances, makes it inadvisable to proceed with the offer:

(1) there shall be in effect an injunction, order, decree, judgment or ruling by a governmental authority of competent jurisdiction or a statute, rule, regulation or order shall have been promulgated or shall have been enacted by a governmental authority of competent jurisdiction that (i) restrains or prohibits the offer or the merger, (ii) prohibits or restricts our (or any of our subsidiaries' or affiliates') ownership or operation of, or compels us (or any of our subsidiaries or affiliates) to dispose of or hold separate, any portion of InnerDyne's business or assets or any material portion of Tyco's medical device business; or which would substantially deprive us and/or any of our affiliates or subsidiaries of the benefit of ownership of InnerDyne's business or assets, (iii) imposes material limitations on our ability to acquire, hold or exercise full rights of ownership of InnerDyne shares, including the right to vote InnerDyne shares,
    (iv) imposes any material limitations on our ability and/or our subsidiaries' or affiliates' ability to control InnerDyne's business and operations in any material respect, or (v) seeks to materially restrict any future business activity by Tyco (or any of its affiliates) relating to the healthcare business;

(2) there has been instituted, pending or threatened an action by a governmental authority seeking to restrain or prohibit the offer or the merger or to impose any other restriction, prohibition or limitation referred to in paragraph (1);

(3) the merger agreement has been terminated in accordance with its terms;

(4) there has occurred any general suspension of, or limitation on prices for, trading in InnerDyne shares on Nasdaq or Tyco shares on the New York Stock Exchange or a declaration of a banking moratorium or any general suspension of payments in respect of banks in the United States or in the case of any of the foregoing existing at the time of the execution of the merger agreement, a material acceleration or worsening thereof;

(5) we and InnerDyne have agreed to terminate the offer or postpone the exchange of shares pursuant thereto;

(6) (i) any of the representations and warranties made by InnerDyne in the merger agreement shall not have been true when made or become untrue in any material respect or (ii) InnerDyne has breached its obligations under the merger agreement and the failure of such representations and warranties to be true or such breach, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on InnerDyne and cannot be or has not been cured within 5 days after notice to InnerDyne or prior to the initial expiration date of the offer;

(7) InnerDyne's board of directors has withdrawn or adversely modified or amended its recommendation of the offer or has recommended another transaction; or

(8) (i) any person/group (other than Tyco Acquisition or one or more of its affiliates) has acquired beneficial ownership of more than 15% of the outstanding InnerDyne shares or shall have been granted any options or rights, conditional or otherwise, to acquire a total of more than 15% of the outstanding shares and which, in each case, does not tender the shares beneficially owned by it in the offer; (ii) any new group shall have been formed which beneficially owns more than 15% of the outstanding Shares and which does not tender the shares beneficially owned by it in the offer; or (iii) any person/group shall have entered into an agreement in principle or definitive agreement with the InnerDyne with respect to a tender or exchange offer for any shares or a merger, consolidation or other business combination with or involving InnerDyne; or;

(9) any change, development, effect or circumstance has occurred or has been threatened that would reasonably be expected to have a material adverse effect on InnerDyne; or

(10) InnerDyne has filed for bankruptcy or another person has filed a bankruptcy petition against InnerDyne that is not dismissed within 2 business days;

    The conditions to the offer are for our sole benefit and may be waived by us, in whole or in part at any time and from time to time, in our reasonable discretion. Our failure to exercise any of the foregoing rights shall not be deemed a waiver of any right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time. We may, in our sole discretion, waive these conditions in whole or in part, other than the minimum tender condition (which may only be waived with InnerDyne's prior written consent), provided that no change may be made that changes the form or decreases the amount of consideration to be exchanged, decreases the number of shares sought in the offer, imposes conditions to the offer in addition to those set forth above, extends the expiration date of the offer beyond the initial expiration date of the offer (except as provided in the merger agreement) or makes any other change which is adverse to the holders of the shares.

REGULATORY APPROVALS

    Except as set forth herein, we are not aware of any licenses or regulatory permits that appear to be material to the business of InnerDyne and that might be adversely affected by our acquisition of InnerDyne shares in the offer. In addition, except as set forth herein, we are not aware of any filings, approvals or other actions by or with any governmental authority or administrative or regulatory agency that would be required for our acquisition or ownership of the InnerDyne shares. Should any such approval or other action be required, we expect to seek such approval or action, except as described under "State Takeover Laws." Should any such approval or other action be required, we cannot be certain that we would be able to obtain any such approval or action without substantial conditions or that adverse consequences might not result to InnerDyne's businesses, or that certain parts of InnerDyne's, Tyco or any of its subsidiaries' businesses might not have to be disposed of or held separate in order to obtain such approval or action. In that event, subject to the provisions of the merger agreement, we may not be required to purchase any InnerDyne shares in the offer.

    STATE TAKEOVER LAWS. A number of states have adopted takeover laws and regulations that purport to be applicable to attempts to acquire securities of corporations that are incorporated in those states or that have substantial assets, stockholders, principal executive offices or principal places of business in those states. To the extent that these state takeover statutes purport to apply to the offer or the merger, we believe that those laws conflict with U.S. federal law and are an unconstitutional burden on interstate commerce. In 1982, the Supreme Court of the United States, in EDGAR V. MITE CORP., invalidated on constitutional grounds the Illinois Business Takeovers Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. The reasoning in that decision is likely to apply to certain other state takeover statutes. In 1987, however, in CTS CORP. V. DYNAMICS CORP. OF AMERICA, the Supreme Court of the United States held that the State of Indiana could as a matter of corporate law and, in particular, those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining stockholders, as long as those laws were applicable only under certain conditions. Subsequently, in TLX PURCHASER CORP. V. TELEX

CORP., a federal district court in Oklahoma ruled that the Oklahoma statutes were unconstitutional insofar as they apply to corporations incorporated outside Oklahoma, because they would subject those corporations to inconsistent regulations. Similarly, in TYSON FOODS, INC. V. MCREYNOLDS, a federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. In December 1988, a federal district court in Florida held, in GRAND METROPOLITAN PLC V. BUTTERWORTH, that the provisions of the Florida Affiliated Transactions Act and Florida Control Share Purchaser Act were unconstitutional as applied to corporations incorporated outside of Florida.

    InnerDyne is incorporated under the laws of the State of Delaware. In general, Section 203 of the DGCL prevents an "interested stockholder" (generally a person who owns or has the right to acquire 20% or more of a corporation's outstanding voting stock, or an affiliate or associate thereof) from engaging in a "business combination" (defined to include mergers and certain other transactions) with a Delaware corporation for a period of three years following the date such person became an interested stockholder unless, among other things, prior to such date the board of directors of the corporation approved either the business combination or the transaction in which the interested shareholder became an interested shareholder. The board of directors of InnerDyne has recommended the offer, approved the merger agreement, and the other transactions contemplated by such agreement, and such approval is sufficient to render inapplicable to the merger the provisions of Section 203 of the DGCL.

    A number of other states have adopted laws and regulations applicable to attempts to acquire securities of corporations that are incorporated, or have substantial assets, shareholders, or whose business operations otherwise have substantial economic effects in such states. InnerDyne conducts business in a number of states throughout the United States, some of which may have enacted takeover laws as described above. We do not believe that any such takeover statutes are applicable to the offer or the merger and have not attempted to comply with any such state takeover statutes in connection therewith.

    We reserve the right to challenge the validity or applicability of any state law allegedly applicable to the offer or the merger, and nothing herein nor any action that we take in connection with the offer is intended as a waiver of that right. In the event that it is asserted that one or more takeover statutes apply to the offer or the merger, and it is not determined by an appropriate court that the statutes in question do not apply or are invalid as applied to the offer or the merger, as applicable, we may be required to file certain documents with, or receive approvals from, the relevant state authorities, and we might be unable to accept for exchange InnerDyne shares tendered in the offer or be delayed in continuing or consummating the offer. In that case, we may not be obligated to accept for purchase, or pay for, any InnerDyne shares tendered.

    ANTITRUST. Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The acquisition of InnerDyne shares pursuant to the offer is subject to such requirements.

    Pursuant to the requirements of the HSR Act, Tyco has filed or will in the near future file a Notification and Report Form with respect to the offer with the Antitrust Division and the FTC. Under the provisions of the HSR Act applicable to the Offer, the purchase of InnerDyne Shares pursuant to the offer may not be consummated until the expiration of a 30-calendar day waiting period following the filing by Tyco, unless such waiting period is earlier terminated by the FTC and the Antitrust Division or extended by a request from the FTC or the Antitrust Division for additional information or documentary material prior to the expiration of the waiting period. Pursuant to the HSR Act, Tyco has requested or will request early termination of the waiting period applicable to the offer. There can be no assurance, however, that the waiting period will be terminated early. If either the FTC or the Antitrust Division were to request additional information or documentary material from Tyco with respect to the offer, the waiting period with respect to the offer would expire on the twentieth calendar day after the date of substantial compliance with such request. Additional delays thereafter could occur under possible agreements to effectively extend the waiting period or under court orders that might be sought by the FTC or the Antitrust Division to temporarily or permanently block the transaction. If the acquisition of shares is delayed pursuant to a request by the FTC or the Antitrust Division for additional information or documentary material pursuant to the HSR Act, the offer may, but need not, be extended and, in any event, the acquisition of and payment for shares will be deferred until after any applicable waiting period, agreement or court order blocking the transaction expires or is terminated. Any such extension of the waiting period will not give rise to any withdrawal rights not otherwise provided for by applicable law. It is a condition to the offer that the waiting period applicable under the HSR Act to the offer expire or be terminated. See "Conditions of the Offer."

    The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the proposed acquisition of shares pursuant to the offer. At any time before or after the exchange of shares pursuant to the offer, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the exchange of shares pursuant to the offer or seeking the divestiture of shares purchased in the offer or the divestiture of substantial assets of Tyco, its subsidiaries or InnerDyne. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances. As in any case, there can be no assurance that a challenge to the offer on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

    NON-U.S. APPROVALS. We are unaware of any requirement for the filing of information with, or the obtaining of the approval or consent of, governmental authorities in any non-U.S. jurisdiction that is applicable to the offer and the merger.

CERTAIN EFFECTS OF THE OFFER

    REDUCED LIQUIDITY; POSSIBLE DELISTING. The purchase of InnerDyne shares pursuant to the offer will reduce the number of holders of InnerDyne shares and the number of InnerDyne shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining InnerDyne shares held by the public. InnerDyne shares are included for quotation and principally traded on the Nasdaq National Market. Depending on the number of InnerDyne shares acquired pursuant to the offer, following consummation of the offer, InnerDyne shares may no longer meet the requirements of Nasdaq for continued quotation. The National Association of Securities Dealers' requirements for continued inclusion in Nasdaq, among other things, require that an issuer have either: (i) at least 750,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least
$5 million and net tangible assets of at least $4 million and at least two registered and active market makers for the shares or (ii) at least 1,100,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $15 million and at least four registered and active market markers, or (iii) a market capitalization of at least $50 million or
(iv) total assets and

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
total revenue of at least $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

    Following consummation of the offer, the InnerDyne shares might nevertheless continue to be included in the Nasdaq with quotations published in Nasdaq's "additional list" or in one of the "local lists," but if the number of holders of the shares were to fall below 300, the number of publicly held shares were to fall below 500,000 or there were not at least two registered and active market makers for the shares, the NASD's rules provide that the shares would no longer be "qualified" for Nasdaq reporting and Nasdaq would cease to provide any quotations. Shares held directly or indirectly by directors, officers or beneficial owners of more than 10% of the shares are not considered as being publicly held for this purpose. If, following the closing of the offer, the shares of InnerDyne no longer meet the requirements of the NASD for continued inclusion in the Nasdaq National Market or in any other tier of Nasdaq and the shares were no longer included in the Nasdaq National Market or in any other tier of Nasdaq, the market for shares could be adversely affected.

    If the shares no longer meet the requirements of the NASD for continued inclusion in any tier of Nasdaq, it is possible that the shares would continue to trade in the over-the-counter market and that price quotations would be reported by other sources. The extent of the public market for the InnerDyne shares and the availability of quotations for InnerDyne shares would, however, depend upon the number of holders of shares remaining at that time, the interest in maintaining a market in InnerDyne shares on the part of securities firms, the possible termination of registration of the shares under the Exchange Act, as described below, and other factors. We cannot predict whether the reduction in the number of InnerDyne shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the InnerDyne shares.

    Tyco Acquisition intends to cause the delisting of the InnerDyne shares from Nasdaq following consummation of the offer and the merger.

    According to InnerDyne, there were, as of October 12, 2000, approximately 23,081,639 InnerDyne shares outstanding, held by approximately 4,000 holders of record.

    STATUS AS "MARGIN SECURITIES." The InnerDyne shares are presently "margin securities" under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of InnerDyne shares. Depending on the factors similar to those described above with respect to listing and market quotations, following consummation of the offer, the InnerDyne shares may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the InnerDyne shares would be ineligible as collateral for margin loans made by brokers.

    FINANCING OF THE OFFER AND THE MERGER. The securities required to consummate the offer and the merger come from Tyco's authorized but unissued shares. The related fees and expenses are estimated to be approximately $500,000 for the information agent, the exchange agent, the financial printer, counsel and other professionals. We will obtain all of such funds from Tyco's available capital resources

    GOING PRIVATE TRANSACTIONS. The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions and which may under certain circumstances be applicable to the merger or another business combination following the purchase of InnerDyne shares pursuant to the offer in which Tyco Acquisition seeks to acquire the remaining shares not held by it. We believe that Rule 13e-3 will not be applicable to the merger.
Rule 13e-3 requires, among other things, that certain financial information concerning InnerDyne and certain information relating to the fairness of the proposed transaction and the consideration offered to minority stockholders in such transaction be filed with the Commission and disclosed to shareholders prior to consummation of the transaction.

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
    PLANS FOR INNERDYNE. Except as otherwise set forth in this offer, it is expected that initially following the merger, the business and operations of InnerDyne will be continued substantially as they are being conducted, but within Tyco's healthcare unit. Following the merger, Tyco intends to conduct a comprehensive review of InnerDyne's business, operations, capitalization and management with a view to optimizing InnerDyne's potential in conjunction with Tyco's businesses.

    REGISTRATION UNDER THE EXCHANGE ACT. InnerDyne shares are currently registered under the Exchange Act. InnerDyne can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of InnerDyne shares. Termination of registration of the InnerDyne shares under the Exchange Act would reduce the information that InnerDyne must furnish to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to InnerDyne shares. In addition, if InnerDyne shares are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to "going-private" transactions would no longer be applicable to InnerDyne. Furthermore, the ability of "affiliates" of InnerDyne and persons holding "restricted securities" of InnerDyne to dispose of such securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the shares under the Exchange Act were terminated, they would no longer be eligible for Nasdaq listing or for continued inclusion on the Federal Reserve Board's list of "margin securities."

RELATIONSHIPS WITH INNERDYNE

    Except as set forth herein, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of InnerDyne, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described herein, there have been no contacts, negotiations or transactions since October 18, 1998, between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and InnerDyne or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither we, nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has since October 18, 1998 had any transaction with InnerDyne or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer.

    InnerDyne and U.S. Surgical, which is included in Tyco's healthcare group, had a previous relationship covering the licensing and potential commercialization of InnerDyne technology for the treatment of excessive uterine bleeding. This relationship terminated in August 1998. U.S. Surgical paid InnerDyne approximately $618,861 in fiscal year 1998 under this arrangement.

    InnerDyne and U.S. Surgical have an ongoing relationship related to the potential use of defined InnerDyne coating technologies by U.S. Surgical. U.S. Surgical paid InnerDyne approximately $227,080 and $97,320 in fiscal years 1998 and 1999, respectively, under this arrangement.

ACCOUNTING TREATMENT

    Tyco will account for the merger under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the total merger consideration paid by Tyco in connection with the merger, together with the direct costs of the merger, will be allocated to InnerDyne's assets and liabilities based on their fair market values, with any excess being treated as goodwill. The assets and liabilities and results of operations of InnerDyne will be consolidated into the assets and liabilities and results of operations of Tyco after the merger.

FEES AND EXPENSES

    We have retained MacKenzie Partners, Inc. as information agent in connection with the offer. The information agent may contact holders of InnerDyne shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offer to beneficial owners of InnerDyne shares. We will pay the information agent $7,500 for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against certain liabilities and expenses in connection with the offer, including certain liabilities under the U.S. federal securities laws.

    In addition, we have retained ChaseMellon Shareholder Services L.L.C. as the exchange agent. We will pay the exchange agent reasonable and customary fees for its services in connection with the offer, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

    Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of InnerDyne shares pursuant to the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

STOCK EXCHANGE LISTING

    Tyco's common shares are listed on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol "TYC" and on the London Stock Exchange under the symbol "TYI".

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
                              THE MERGER AGREEMENT

    The following is a description of the material terms of the merger agreement but does not purport to describe all the terms of the agreement. The complete text of the merger agreement is attached as Annex A to this prospectus. All stockholders are urged to read the merger agreement in its entirety because it is the legal document that governs the offer and the merger.

THE OFFER

    TERMS OF THE OFFER. The merger agreement provides for our offer to exchange Tyco common shares in accordance with the exchange ratio described below, for each outstanding share of common stock of InnerDyne that is validly tendered and not properly withdrawn. The merger agreement provides that the fraction of a Tyco common share into which each share of InnerDyne common stock will be converted in the offer will be determined by dividing $7.50 by the average of the daily volume-weighted selling prices per Tyco common share on the New York Stock Exchange, (as reported by Bloomberg Financial Markets), for each of the five consecutive trading days ending on the second trading day before the expiration date preceding the first acceptance of InnerDyne shares for exchange in the offer.

    The merger agreement prohibits us, without the consent of InnerDyne, from amending or waiving the minimum tender condition or amending the offer to change the form of consideration to be paid, decreasing the price per share of InnerDyne common stock or the number of shares of InnerDyne common stock sought in the offer, imposing additional conditions to the offer, extending the expiration date of the offer except as described below or making any other change which is adverse to the holders of the shares of InnerDyne common stock.

    MANDATORY EXTENSIONS OF THE OFFER. If any of the conditions to the offer are not satisfied or waived on any scheduled expiration date of the offer, we will extend the offer until such conditions are satisfied or waived; provided that (i) no extension will exceed ten business days and (ii) we are not required to extend the offer beyond April 30, 2001.

    OPTIONAL EXTENSIONS OF THE OFFER. We have the right (i) to extend the offer if and to the extent required by applicable rules and regulations of the SEC and
(ii) if at least a majority but less than 90% of the InnerDyne shares have been validly tendered in the offer at the scheduled or extended expiration date, to accept the tendered shares and to extend the offer for an aggregate period of not more than twenty business days beyond the expiration date occurring prior to the first acceptance of InnerDyne shares for exchange in the offer.

    PROMPT EXCHANGE FOR INNERDYNE SHARES AFTER THE CLOSING OF THE
OFFER. Subject to the conditions of the offer, we will accept for exchange, and will exchange all shares of InnerDyne common stock validly tendered and not properly withdrawn pursuant to the offer as soon as practicable after the expiration date of the offer and acceptance of the tendered shares.

THE MERGER

    The merger agreement provides that VLMS will be merged with and into InnerDyne as promptly as practicable following the satisfaction or waiver of the conditions set forth in the merger agreement. Under the terms of the merger agreement, at the closing of the merger, each outstanding share of InnerDyne common stock will be converted into the same fraction of a Tyco common share as was exchanged in the offer. Notwithstanding the foregoing, the merger consideration will not be exchangeable in respect of InnerDyne shares held by InnerDyne, Tyco, Tyco Acquisition or VLMS or stockholders exercising appraisal rights, if available.

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
    EFFECTIVE TIME OF THE MERGER. The merger will become effective upon the filing of certificate of merger with the Secretary of State of the State of Delaware. The filing of the certificate of merger will take place as soon as practicable after satisfaction or waiver of the conditions described below under "Conditions to the Merger."

    CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS. The restated certificate of incorporation of InnerDyne in effect at the effective time will be the certificate of incorporation of the surviving corporation (except that such certificate of incorporation shall be amended to provide that the number of shares that the surviving corporation shall have the authority to issue is 10,000 shares of common stock, par value $0.01 per share) until thereafter amended in accordance with the provisions of the certificate of incorporation and as provided by the DGCL. The by-laws of VLMS in effect at the effective time will be the by-laws of the surviving corporation until thereafter amended in accordance with the provisions of the by-laws, the certificate of incorporation of the surviving corporation and the DGCL.

    From and after the effective time and until their respective successors are duly elected or appointed and qualified (i) the directors of VLMS at the effective time will be the directors of the surviving corporation and (ii) the officers of InnerDyne at the effective time will be the officers of the surviving corporation.

INNERDYNE BOARD OF DIRECTORS

    Upon the acceptance for exchange of shares of InnerDyne common stock pursuant to the offer, we will be entitled to designate a number of directors (rounded up to the next whole number) that equals the product of (i) the total number of directors on InnerDyne's board of directors and (ii) the percentage that the number of shares beneficially owned by Tyco and its subsidiaries bears to the total number of shares of InnerDyne common stock outstanding. Until the merger has become effective, InnerDyne's board of directors will consist of at least two members who were directors of InnerDyne prior to the consummation of the offer. The merger agreement provides that, prior to the effective time of the merger, the affirmative vote of the continuing InnerDyne directors will be required to:

    - terminate the agreement on behalf of InnerDyne,

    - amend the agreement when such amendment requires approval of InnerDyne's board of directors,

    - waive compliance with any rights, benefits or remedies contained in the merger agreement,

    - extend the time for performance of our obligations under the merger agreement, or

    - approve any other action of InnerDyne which is reasonably likely to adversely affect the holders of InnerDyne common stock.

TREATMENT OF INNERDYNE STOCK OPTIONS AND WARRANTS

    Each InnerDyne stock option which was granted under the InnerDyne, Inc. 1987 Stock Option Plan, the InnerDyne, Inc. 1996 Stock Option Plan, and the InnerDyne, Inc. 2000 Directors' Option Plan and options granted before April 8, 1993 under the InnerDyne, Inc. 1989 Incentive Stock Option Plan, whether or not otherwise vested or exercisable, will become fully vested and exercisable shortly before the effective time of the merger. Any such option that is not exercised before the effective time will be cancelled at the effective time in exchange for a cash payment equal to $7.50 (subject to certain adjustments described in the merger agreement) less the exercise price-per-share of the option, multiplied by the number of shares of InnerDyne common stock subject to such option.

    Each InnerDyne stock option granted after April 7, 1993 under the 1989 Option Plan will be converted into an option to purchase Tyco common shares unless the holder of such option elects to

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
have it treated the same as other InnerDyne stock options, as described in the previous paragraph. Each converted option shall be exercisable upon the same terms and conditions as those under the 1989 Option Plan and the applicable option agreement, including the vesting schedule, except that (i) each such option will be exercisable for that number of Tyco shares (rounded down to the nearest whole share) that the holder of such option would have received had he exercised the option prior to the merger (I.E., the number of shares the option was exercisable into immediately prior to the effective time multiplied by the exchange ratio in the offer), and (ii) the exercise price per Tyco share will be an amount (rounded up to the nearest whole cent) equal to the exercise price per share subject to such option in effect immediately prior to the effective time divided by the exchange ratio in the offer.

    Outstanding warrants expiring May 14, 2001 to acquire 232,500 shares of InnerDyne common stock at a price of $4.20 per share will be converted as a result of the merger into warrants to acquire Tyco common shares. The number of Tyco shares issuable upon exercise of the warrants will be the number of shares (rounded to the nearest whole number) that would have been received by warrantholders if the warrants had been exercised immediately prior to the merger. The exercise price per Tyco common share will be the aggregate exercise price of the warrants divided by the number of Tyco shares issuable upon exercise.

REPRESENTATIONS AND WARRANTIES

    InnerDyne has made customary representations and warranties in the merger agreement about itself. We have made customary representations and warranties about Tyco and its subsidiaries.

CONDUCT OF BUSINESS PENDING MERGER

    The merger agreement obligates InnerDyne, until the earlier of the termination of the merger agreement or the consummation of the merger, to conduct its business only in the ordinary and usual course of business consistent with its past practice, to use reasonable commercial efforts to preserve the business organization of InnerDyne as it has historically been conducted (it being understood that, notwithstanding the efforts of InnerDyne, changes or disruptions resulting from the announcement of the execution of the merger agreement and the proposed consummation of the transaction contemplated by the merger agreement, including impacts on customers, distributors, license partners, employees or consultants, may occur), to keep available the services of the present officers, employees and consultants of InnerDyne and to preserve the relationships of InnerDyne with its customers, suppliers and other persons with which InnerDyne has significant business relations. In particular, subject to certain exceptions, InnerDyne has agreed that, without our prior written consent, it will not:

    1. amend or otherwise change InnerDyne's Certificate of Incorporation or By-laws;

    2. issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest in InnerDyne or any of its affiliates, subject to certain exceptions in the case of InnerDyne's equity-based incentive plans;

    3. sell, pledge, dispose of or encumber any assets of InnerDyne, other than sales of assets in the ordinary course of business and in a manner consistent with past practice or pursuant to other limited exceptions;

    4. - declare, set aside, make or pay any dividend or other distribution in respect of any of its capital stock,

       - split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,

       - amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire any of its securities or any option, warrant or right to acquire any such securities, or

       - settle, pay or discharge any claim, suit or other action brought or threatened against InnerDyne with respect to or arising out of a stockholder equity interest in InnerDyne;

    5.  - make any acquisitions,

       - incur any indebtedness for borrowed money, other than pursuant to existing credit facilities,

       - issue any debt securities or assume, guarantee or endorse or otherwise become responsible for, the obligations of any person, or make any loans or advances (including loans and advances to employees of InnerDyne to fund the exercise price of InnerDyne options or otherwise to purchase shares of InnerDyne common stock), other than in the ordinary course of business consistent with past practice,

       - authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $1,200,000 over the 12 months from the date of the merger agreement, or

       - enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the above;

    6. - except as otherwise provided in the merger agreement, increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants except in accordance with past practice,

       - grant any severance or termination pay (except to make payments required to be made under obligations existing on the date of the merger agreement in accordance with the terms of such obligations) to, or enter into or amend any employment or severance agreement with, any current or prospective employee of InnerDyne, or

       - except as otherwise provided in the merger agreement, establish, adopt, enter into or amend any collective bargaining agreement, benefit plan (including any plan that provides for the payment of bonuses or incentive compensation), trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries;

    7.  change accounting policies or procedures;

    8. make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability;

    9. pay, discharge or satisfy any claims, liabilities or obligations out of the ordinary course of business in excess of $100,000 in the aggregate;

    10. enter into, modify or renew any contract, agreement or arrangement, whether or not in writing, for the distribution of InnerDyne's products, for the licensing of its technology or for any material research and development collaboration; or

    11. take, or agree in writing or otherwise to take, any of the actions described in (1)--(10) above or any action which would make any of the representations or warranties of InnerDyne contained in the merger agreement untrue or incorrect or prevent InnerDyne from performing or cause InnerDyne not to perform its covenants under the merger agreement.

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
CONDUCT OF BUSINESS OF TYCO

    We have agreed that, prior to the consummation of the merger, Tyco will conduct its business and that of its subsidiaries in the ordinary course of business and consistent with past practice, including actions taken by Tyco or its subsidiaries in contemplation of the merger, and will not, without the prior written consent of InnerDyne:

    1.  amend or otherwise change Tyco's Memorandum of Association or Bye-Laws;

    2. make or agree to make any acquisition of any business or any corporation, partnership, association or other business organization or division thereof or of any assets of any other person or disposition of assets, which, in any such case, would materially delay or prevent the consummation of the offer, the merger and the other transactions contemplated by the merger agreement;

    3. declare, set aside, make or pay any dividend or other distribution on any of its capital stock, other than the regular quarterly cash dividends and other than a dividend to Tyco by a wholly-owned subsidiary of Tyco;

    4. change accounting policies or procedures except as required by a change in GAAP occurring after the date of the merger agreement; or

    5. take, or agree in writing or otherwise to take, any action which would make any of our representations or warranties contained in the merger agreement untrue or incorrect or prevent us from performing our covenants under the merger agreement.

NO SOLICITATION

    InnerDyne has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock or similar transactions involving InnerDyne that if consummated would constitute an "Alternative Transaction." An Alternative Transaction means:

    - any transaction pursuant to which any third party acquires more than 30% of the outstanding shares of any class of InnerDyne's equity securities, whether from InnerDyne or pursuant to a tender offer or exchange offer or otherwise,

    - a merger or other business combination involving InnerDyne pursuant to which any third party acquires more than 30% of the outstanding equity securities of InnerDyne or the entity surviving such merger or business combination,

    - any transaction pursuant to which any third party acquires or would acquire control of more than 30% of the fair market value of all of the assets of InnerDyne immediately prior to such transaction, or

    - any other consolidation, business combination, recapitalization or similar transaction involving InnerDyne, other than transactions contemplated by the offer and the merger agreement.

    Any inquiry or proposal by a third party to effect an Alternative Transaction is referred to as an "Acquisition Proposal."

    Until the initial acceptance of the shares of InnerDyne for exchange in the offer, if InnerDyne's board of directors, following consultation with independent legal counsel, reasonably determines in good faith that such action is or is reasonably likely to be required to discharge properly its fiduciary duties, InnerDyne's Board of Directors, after notice to Tyco Acquisition, is permitted to:

    - furnish information to a third party which has made, but was not solicited to make in violation of the merger agreement, a BONA FIDE Acquisition Proposal that would, if consummated, constitute a "Superior Proposal." A Superior Proposal means any proposal made by a third party to acquire, directly or indirectly, for cash and/or securities, all of InnerDyne's equity securities, or all or substantially all of InnerDyne's assets, on terms which InnerDyne's board of directors reasonably believes (after consultation with a nationally recognized financial advisor) to be more favorable from a financial point of view to InnerDyne stockholders than the merger and the transactions contemplated by the merger agreement, taking into account at the time of determination any changes to the financial terms of the merger proposed by Tyco Acquisition, and is also more favorable to InnerDyne taking into account all other factors deemed relevant by the InnerDyne board under Delaware law, however, a Superior Proposal may be subject to a diligence review and other customary conditions; and

    - consider and negotiate a BONA FIDE Acquisition Proposal that is a Superior Proposal not solicited in violation of the merger agreement.

    Neither InnerDyne nor InnerDyne's Board of Directors may withdraw or modify, or propose to withdraw or modify, in a manner adverse to us, the InnerDyne Board's recommendation with respect to the offer, its adoption of the merger agreement or its approval of the merger, except to the extent that InnerDyne's Board of Directors reasonably determines in good faith and after consultation with independent legal counsel that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties.

    In addition, unless the merger agreement has been terminated in accordance with its terms, InnerDyne and InnerDyne's Board of Directors may not enter into any agreement with respect to, or otherwise approve or recommend, or propose to approve or recommend, any Acquisition Proposal or Alternative Transaction.

    The merger agreement expressly provides that the foregoing covenants do not prohibit InnerDyne from taking and disclosing to its stockholders a position regarding an Alternative Transaction or Acquisition Proposal required by the Exchange Act or from making any disclosure to its stockholders required by applicable law, rule or regulation.

    InnerDyne has agreed:

    - that it will not redeem the rights issued under the Preferred Shares Rights Agreement, dated as of September 19, 1997, as amended, between InnerDyne and the American Stock Transfer and Trust Company, as Rights Agent, or waive or amend any provision of that agreement, in any such case to permit or facilitate the consummation of any Acquisition Proposal or Alternative Transaction; however, a deferral of the distribution of rights following the commencement of a tender offer or exchange offer is not prohibited under the merger agreement.

    - to immediately cease and cause to be terminated any existing discussions or negotiations with any persons that were ongoing at the time of the execution of the merger agreement; and

    - not to release any third party from the confidentiality and standstill provisions of any agreement to which InnerDyne is a party.

    InnerDyne will ensure that the officers and directors of InnerDyne and any investment banker or other advisor or representative retained by InnerDyne are aware of the restrictions against solicitation of Alternative Transactions or Acquisition Proposals described in the merger agreement.

CERTAIN OTHER COVENANTS

    ACCESS TO INFORMATION; CONFIDENTIALITY.

    InnerDyne will take all action necessary to afford, from the date of the merger agreement to the effective time, our officers, employees, accountants, counsel and other representatives and agents reasonable access to its properties, books, contracts, commitments and records and shall promptly furnish us all information concerning its business, properties and personnel as we may reasonably request and shall make available to us appropriate individuals for discussion of InnerDyne's business, properties and personnel as we may reasonably request. We undertake a similar covenant with respect to Tyco for the benefit of InnerDyne.

    Each party covenants to hold any confidential information of InnerDyne in accordance with the confidentiality agreement between InnerDyne and Tyco.

    CONSENTS; APPROVALS

    Each of InnerDyne and Tyco Acquisition will use its reasonable best efforts to obtain, and to cooperate with each other in order to obtain, all consents, waivers, approvals, authorizations or orders. Each of InnerDyne and Tyco Acquisition will make all filings required in connection with the authorization, execution and delivery of the merger agreement and the consummation by them of the transactions contemplated thereby.

    INDEMNIFICATION AND INSURANCE

    For six years following the consummation of the merger, the certificate of incorporation and by-laws of the surviving corporation will contain the same indemnification provisions as currently set forth in InnerDyne's Certificate of Incorporation and By-laws and such provisions will not be amended, modified or otherwise repealed in any manner that would adversely affect the rights thereunder of individuals who were directors, officers, employees or agents of InnerDyne at the consummation of the merger unless otherwise required by law.

    After the consummation of the merger, the surviving corporation will, to the fullest extent permitted under applicable law or under its certificate of incorporation or by-laws, indemnify and hold harmless each present and former director, officer or employee of InnerDyne against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the merger agreement or otherwise with respect to any acts or omissions occurring at or prior to the consummation of the merger, to the same extent as provided in InnerDyne's Certificate of Incorporation or By-laws or any applicable contract or agreement as in effect on the date of the merger agreement, in each case for a period of six years following the consummation of the merger.

    Following the merger, the surviving corporation will honor and fulfill in all respects InnerDyne's obligations under the indemnification agreements and employment agreements with InnerDyne's officers and directors existing at or before the consummation of the merger.

    In addition, we will provide, or cause the surviving corporation to provide, for a period of not less than six years after the consummation of the merger, InnerDyne's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the consummation of the merger that is no less favorable than InnerDyne's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that we will not be required to pay an annual insurance premium in excess of 200% of the annual premium currently paid by InnerDyne for such insurance, but in such case will purchase as much coverage as possible for such amount.

    NOTIFICATION OF CERTAIN MATTERS

    The parties will give each other prompt notice of the occurrence or nonoccurrence of any event which would reasonably be expected to cause any representation or warranty contained in the merger agreement to be materially untrue or inaccurate, or any material failure to comply with or satisfy any covenant, condition or agreement contained in the merger agreement.

    FURTHER ACTION/TAX TREATMENT

    The parties to the merger agreement will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to each of their obligations under the merger agreement. The foregoing covenant does not include Tyco's obligation to agree to divest, abandon, license, enter into, modify, maintain or renew any contract or arrangement regarding or take similar action with respect to any assets of Tyco or InnerDyne. In addition, the parties will use reasonable best efforts to cause the offer and the merger to qualify as a reorganization under the provisions of Section 368 of the U.S. Internal Revenue Code, as specified in the merger agreement, and will not, either before or after the consummation of the merger, take any actions or fail to take any actions which might reasonably be expected to prevent the offer and the merger from so qualifying.

    PUBLIC ANNOUNCEMENTS

    We and InnerDyne will not issue any press release or make any written public statement with respect to the merger or the merger agreement without the prior consent of the other party, which consent will not be unreasonably withheld, except as required by law or the rules and regulations of the Nasdaq National Market or the New York Stock Exchange.

    TYCO COMMON SHARES

    We have covenanted to take all actions necessary so that Tyco will issue to Tyco Acquisition the Tyco common shares to be delivered to InnerDyne stockholders in the offer and the merger. Tyco has also guaranteed to use its best efforts to list on the New York Stock Exchange the Tyco common shares to be delivered in the offer and the merger prior to the effective time of the merger.

CERTAIN EMPLOYEE BENEFITS

    During the period from the effective time of the merger through December 31, 2001, the surviving corporation will provide each person who was an employee of InnerDyne at the effective time of the merger with coverage under pension and welfare benefit plans, programs and arrangements providing benefits not substantially less favorable in the aggregate to the coverage provided to such employees immediately prior to the merger. The surviving corporation will recognize service accrued by InnerDyne employees prior to the merger for purposes of any eligibility requirements, waiting periods, vesting periods and benefit accrual.

    InnerDyne's severance and retention bonus programs in effect prior to the effective time of the merger are required to be maintained for at least one year following the closing date of the merger, without any modification that would reduce benefits under such programs.

    These provisions are subject to certain limitations and qualifications set forth in the merger agreement. These provisions may not be enforced against the surviving corporation by any employee of InnerDyne, and they do not prevent the surviving corporation or any other subsidiary of Tyco from amending or modifying any employee benefit plan, program or arrangement in any respect or terminating or modifying the terms and conditions of employment or other service of any person, except as described in the immediately preceding paragraph.

CONDITIONS TO THE MERGER

    CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER

    The obligations of the parties to consummate the merger are subject to the satisfaction of the following conditions:

    1. EFFECTIVENESS OF REGISTRATION STATEMENT. The SEC has not issued any stop order suspending the effectiveness of the registration statement of which this document is a part, nor has it started or threatened any proceedings for that purpose or in respect of this document;

    2. STOCKHOLDER ADOPTION. If less than 90% of the outstanding shares of InnerDyne common stock were tendered and not withdrawn in the offer, the requisite number of InnerDyne stockholders have approved the merger and the merger agreement;

    3. ANTITRUST. All waiting periods applicable to the consummation of the merger under the HSR Act have expired or been terminated, and all necessary clearances and approvals for the merger under any non-U.S. antitrust laws have been obtained, other than for clearances or approvals under any non-U.S. antitrust laws which, if not obtained, would not be reasonably expected to have a material adverse effect on InnerDyne, Tyco or Tyco's healthcare products business;

    4. GOVERNMENTAL ACTIONS. There shall not be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction preventing consummation of the merger; and

    5. ILLEGALITY. No statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the merger which makes the consummation of the merger illegal.

TERMINATION; FEES AND EXPENSES

    CONDITIONS TO TERMINATION

    The merger agreement may be terminated:

    1. by mutual written consent duly authorized by our board of directors and that of InnerDyne, at any time prior to the initial acceptance of shares for exchange in the offer;

    2. by either us or InnerDyne prior to the initial acceptance of shares for exchange in the offer, if the initial acceptance of shares for exchange in the offer has not been consummated on or prior to April 30, 2001; provided, however, that this right to terminate is not available to any party whose failure to fulfill any of its obligations under the merger agreement has been the cause of, or resulted in, the failure of the acceptance of shares for exchange in the offer to occur on or prior to April 30, 2001;

    3. by either us or InnerDyne, if the offer has terminated or expired in accordance with its terms without the exchange of shares pursuant to the offer; provided, however, that this right to terminate is not available to any party whose failure to fulfill any of its obligations under the merger agreement has been the cause of, or resulted in, the failure of any conditions to the offer to be satisfied;

    4. by either us or InnerDyne, if, at any time prior to the consummation of the merger, a court of competent jurisdiction or governmental, regulatory or administrative agency or commission has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the offer or the merger;

    5. by us, if, prior to the initial acceptance of shares for exchange in the offer, whether or not permitted to do so by the merger agreement, the board of directors of InnerDyne or InnerDyne:

       - withdraws, modifies or changes its approval or recommendation of the merger agreement, the offer or the merger in a manner adverse to us,

       - approves or recommends to the stockholders of InnerDyne an Acquisition Proposal or Alternative Transaction,

       - approves or recommends that the stockholders of InnerDyne tender their shares in any tender or exchange offer that is an Alternative Transaction, or

       - takes any position or makes any disclosures to InnerDyne's stockholders required by applicable law, rule or regulation having the effect of any of the foregoing; or

    6. by us or InnerDyne, prior to the initial acceptance of shares for exchange in the offer:

       - if any representation of the other party set forth in the merger agreement was untrue in any material respect when made or has become untrue in material respect, or

       - upon a material breach of any covenant or agreement set forth in the merger agreement by the other party;

provided, that, if such misrepresentation or breach is curable prior to the date designated for expiration of the offer, as such date may be extended, following which we first accept shares for exchange, and the party in breach exercises its reasonable best efforts to cure the same, the merger agreement may not be terminated under this clause while such party continues to exercise such efforts;

    7.  by InnerDyne in order to accept a Superior Proposal, if:

       - we have not accepted any shares for exchange pursuant to the offer,

       - InnerDyne's board of directors determines after consultation with independent counsel that it is, or is reasonably likely to be, required to accept such proposal to properly discharge its fiduciary duties,

       - InnerDyne has given us two full business days advance notice of its intention to accept the Superior Proposal,

       - InnerDyne in fact accepts such Superior Proposal,

       - InnerDyne has paid us the fees and expenses required to be paid pursuant to the merger agreement, and

       - InnerDyne has complied in all material respects with its no solicitation obligations described on page 53;

provided, however, that if the merger agreement is terminated in respect of paragraphs 2 and 3 above, but the merger agreement could at the time also have been terminated in respect of any other paragraph described above, the merger agreement will also be deemed to have been terminated pursuant to such other paragraphs.

    FEES AND EXPENSES

    Except as set forth below, each of the parties to the merger agreement will pay its own fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the offer or merger is consummated, provided that, if the offer or merger is not consummated, we and InnerDyne will share equally all filing fees and printing expenses incurred in connection with the printing and SEC filing of this document and the related registration statement, the Schedule 14D-9 and any other related offer documents.

    InnerDyne will pay Tyco a fee of $6 million, and will pay the actual, documented and reasonable out-of-pocket expenses of Tyco and Tyco Acquisition relating to the merger of up to $600,000, upon the first to occur of any of the following events:

    1.  the termination of the merger agreement by us or InnerDyne due to either
       (i) the initial acceptance of shares for exchange in the offer not having been consummated on or prior to April 30, 2001 or (ii) the offer having terminated or expired in accordance with its terms without the exchange of shares pursuant to the offer, if

       - the minimum condition has not been satisfied and no other condition to the offer has been unsatisfied at the time of termination, other than any condition that shall not have been satisfied as a result of a misrepresentation or breach of any covenant by InnerDyne, and

       - either

           - prior to such termination, there shall be outstanding a bona fide Acquisition Proposal which has been made directly to the stockholders of InnerDyne or has otherwise become publicly known or there shall be outstanding an announcement by any credible third party of a BONA FIDE intention to make an Acquisition Proposal (in each case whether or not conditional and whether or not such proposal shall have been rejected by the board of directors of InnerDyne) or

           - InnerDyne or any third party publicly announces an Alternative Transaction within 9 months following the date of termination of the merger agreement and such transaction is at any time thereafter consummated on substantially the terms previously announced;

    2. our termination of the merger agreement under the circumstances described in paragraph 5 under "Conditions to Termination" above; or

    3. the termination of the merger agreement by InnerDyne due to the acceptance by InnerDyne's Board of Directors of a Superior Proposal under the circumstances described in paragraph 7 under "Conditions to Termination" above.

    If we terminate the merger agreement because InnerDyne has breached a covenant or agreement (as described in paragraph 6 under "Conditions to Termination" above), InnerDyne must pay Tyco and Tyco Acquisition their respective expenses relating to the transactions contemplated by the merger agreement in an amount not to exceed $600,000. In addition, InnerDyne must pay us a fee of $6 million if:

       - prior to such termination, there shall be outstanding a BONA FIDE Acquisition Proposal which has been made directly to the stockholders of InnerDyne or has otherwise become publicly known or there shall be outstanding an announcement by any credible third party of a BONA FIDE intention to make an Acquisition Proposal (in each case whether or not conditional and whether or not such proposal shall have been rejected by the board of directors of InnerDyne) or

       - InnerDyne or any third party publicly announces an Alternative Transaction within 9 months following the date of termination of the merger agreement and such transaction is at any time thereafter consummated on substantially the terms previously announced.

    If we terminate the merger agreement because a representation or warranty of InnerDyne was untrue when made (as described in paragraph 6 under "Conditions to Termination" above), InnerDyne must pay Tyco and Tyco Acquisition their respective expenses in an amount not to exceed $600,000.

    If InnerDyne terminates the merger agreement because a representation or warranty that we made was untrue when made (as described in paragraph 6 under "Conditions to Termination" above), we must pay InnerDyne its expenses in an amount not to exceed $600,000.

    The fee and/or expenses described above are payable within one business day after a demand for payment following the occurrence of the event requiring such payment; provided that, in no event will InnerDyne or Tyco Acquisition be required to pay such fee and/or expenses to any entity entitled thereto if, immediately prior to the termination of the merger agreement, the other entity entitled thereto was in material breach of its obligations under the merger agreement.

    The fee payable under certain circumstances by InnerDyne to us is intended, among other things, to compensate Tyco and Tyco Acquisition for our respective costs, including lost opportunity costs, if certain actions or inactions by InnerDyne or its stockholders lead to the abandonment of the merger. This may have the effect of increasing the likelihood that the offer and merger will be consummated in accordance with the terms of the merger agreement. The fee may also have the effect of discouraging persons from making an offer to acquire all of or a significant interest in InnerDyne by increasing the cost of any such acquisition.

AMENDMENT AND WAIVER; PARTIES IN INTEREST

    The parties to the merger agreement may amend the merger agreement in writing by action taken by or on behalf of their respective boards of directors at any time prior to the consummation of the merger. However, after approval of the merger and adoption of the merger agreement by the InnerDyne stockholders, the merger agreement cannot be amended without stockholder approval if stockholder approval of such amendment is required by law.

    At any time prior to the consummation of the merger, any party to the merger agreement may extend the time for the performance of any of the obligations or other acts by the other, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or waive compliance with any of the agreements or conditions contained in the merger agreement. Any such extension or waiver will be valid if set forth in writing by the party or parties granting such extension or waiver.

    The merger agreement is binding upon and inures solely to the benefit of the parties thereto, and nothing in the merger agreement, express or implied, confers upon any other person any right, benefit or remedy of any nature whatsoever, other than certain indemnification and insurance obligations of Tyco Acquisition and InnerDyne following the consummation of the merger which are intended for the benefit of certain specified officers and directors of InnerDyne and may be enforced by such individuals and other than certain obligations of the parties to pay certain fees and expenses.

GUARANTEE

    Tyco has fully and unconditionally guaranteed the representations, warranties, covenants, agreements and other obligations of Tyco Acquisition and VLMS under the merger agreement.

                          INTERESTS OF CERTAIN PERSONS

    The information contained in Item 3 of InnerDyne's Solicitation/Recommendation Statement on Schedule 14D-9 dated October 18, 2000 which accompanies this prospectus and in the Information Statement attached as Annex A to the Schedule 14D-9 is incorporated in this prospectus by reference. This material and the material disclosed elsewhere in this prospectus set forth each material agreement, arrangement or understanding and any actual or potential conflict of interest between InnerDyne or its affiliates and InnerDyne's executive officers, directors or affiliates of which we are aware, and each such agreement, arrangement or understanding between InnerDyne or its affiliates and Tyco or Tyco Acquisition or their respective executive officers, directors or affiliates.

               COMPARISON OF RIGHTS OF STOCKHOLDERS OF INNERDYNE
                            AND SHAREHOLDERS OF TYCO

    InnerDyne is a Delaware corporation, and the rights of InnerDyne's stockholders are governed by InnerDyne's Restated Certificate of Incorporation and By-laws. Upon the consummation of the merger, InnerDyne's stockholders will become shareholders of Tyco and their rights will be governed by Tyco's Memorandum of Association and Bye-laws and by Bermuda law.

    The following is a summary of material differences between the rights of an InnerDyne stockholder and the rights of a Tyco shareholder arising from differences between the corporate laws of Delaware and Bermuda and the governing instruments of the two companies. This summary is not a complete description of those laws or governing instruments.

    Copies of Tyco's Memorandum of Association and Bye-laws and InnerDyne's Restated Certificate of Incorporation and By-laws have been filed with the SEC and will be sent to stockholders of InnerDyne upon request. See "Where You Can Find More Information" on page 1.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
      GOVERNING DOCUMENTS OF INNERDYNE                  GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
                              SPECIAL MEETINGS OF STOCKHOLDERS

-  The InnerDyne By-laws provide that a        -  Tyco shareholders holding at least 10% of
   special meeting may be called by InnerDyne  the paid-up capital of Tyco may require Tyco
   stockholders holding shares in the             to call a special general meeting.
   aggregate entitled to cast not less than
   10% of the votes at that meeting.

                                           QUORUM

-  The presence, in person or by proxy, of     -  The presence, in person or by proxy, of
   the holders of a majority of the stock      any two Tyco shareholders at a general
   entitled to vote at a stockholders meeting     meeting will generally constitute a
   constitutes a quorum for all purposes.         quorum.

                                       VOTING RIGHTS

-  The InnerDyne By-laws provide that each     -  Any proposal at a general meeting may be
   outstanding share, regardless of class, is     decided by a show of hands of the
   entitled to one vote on all matters            shareholders present in person unless a
   submitted to InnerDyne stockholders. Any       poll is demanded. Where a poll has been
   stockholder entitled to vote on any matter     demanded, a shareholder is entitled to one
   may vote part of the shares in favor of        vote for each common share held by the
   the proposal and refrain from voting the       shareholder.
   remaining shares or, except when the
   matter is the election of directors, may    -  The Tyco Bye-laws provide that a Tyco
   vote them against the proposal; but, if        shareholder will lose voting rights:
   the stockholder fails to specify the
     number of shares which the stockholder    (1)  for the period the shareholder fails to
     is voting affirmatively, it will be            comply with a notice from Tyco
     conclusively presumed that the                 requesting specified information
     stockholder's approving vote is with           regarding such person's interest in Tyco
     respect to all shares which the                shares, plus an additional ninety days;
     stockholder is entitled to vote.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
      GOVERNING DOCUMENTS OF INNERDYNE                  GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------

                                               (2)  if such shareholder fails after notice
                                               by Tyco to make a takeover offer in
                                                    accordance with the City Code on
                                                    Takeovers and Mergers of the United
                                                    Kingdom as applied by or in accordance
                                                    with the Tyco Bye-laws;

                                               (3)  upon notice by the directors, for a
                                               period of 180 days if such shareholder
                                                    acquires three percent or more of the
                                                    issued share capital of any class of
                                                    Tyco shares and fails to notify Tyco of
                                                    such acquisition within two days; or

                                               (4)  upon notice by the directors, for a
                                               period of 180 days if such shareholder holds
                                                    three percent or more of the issued
                                                    share capital of any class of Tyco
                                                    shares and fails to notify Tyco of a
                                                    change in the shareholder's interests
                                                    amounting to one percent or more of the
                                                    share capital of any class.

                           STOCKHOLDER NOMINATIONS AND PROPOSALS

-  Any InnerDyne stockholder may nominate a    -  Any Tyco shareholder may nominate a
   director for election or submit a           director for election. Under Bermuda law,
   stockholder proposal.                          only Tyco shareholders holding not less
                                                  than 1/20th of the total voting rights or
                                                  100 or more in number may require a
                                                  proposal be submitted to an annual general
                                                  meeting. The Tyco board can waive these
                                                  requirements, and the staff of the SEC has
                                                  taken the position that the SEC's proxy
                                                  rules may require Tyco to include in its
                                                  proxy materials proposals of shareholders
                                                  who do not satisfy these requirements.

                                     DERIVATIVE ACTIONS

-  InnerDyne stockholders do not have a        -  Tyco shareholders may not generally
   direct and individual right to enforce      initiate an action for a wrongdoing to the
   rights which could be asserted by              company. In certain limited circumstances,
   InnerDyne, but may do so only derivatively     however, Tyco shareholders may proceed in
   on behalf of InnerDyne.                        a derivative action.

-  Under Delaware law, the complaint must:     -  The Bermuda courts would ordinarily follow
   (1)  state that the plaintiff was a            English precedent, which permits a
        stockholder at the time of the                 shareholder to commence a derivative
        transaction of which the plaintiff             action only if:
        complains or that the plaintiff's
        shares thereafter devolved on the      (1)  the act complained of is alleged to be
     plaintiff by operation of law, and             beyond the corporate power of the
                                                    company or to be illegal;

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
      GOVERNING DOCUMENTS OF INNERDYNE                  GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------

   (2)  (a) allege with particularity the      (2)  the act complained of is alleged to
        efforts made by the plaintiff to            constitute a fraud against the minority
     obtain the action the plaintiff desires        shareholders by the majority
     from the directors, or                         shareholders who have used their
       (b) state the reasons for the                controlling position to prevent the
       plaintiff's failure to obtain the              company from taking action against the
       action or for not making the effort.           wrongdoers;
-  Additionally, the plaintiff must remain a   (3)  an act requires approval by a greater
   stockholder through the duration of the        percentage of the company's shareholders
   derivative suit.                               than actually approved it; or
                                               (4)  there is an absolute necessity to waive
                                                    the general rule that a shareholder may
                                                    not bring a derivative action so that
                                                    the company's memorandum of association
                                                    or bye-laws are not violated.

                                               -  Under Bermuda law, a shareholder who
                                                  complains that the affairs of a company
                                                  are being or have been conducted in a
                                                  manner oppressive or prejudicial to some
                                                  of the shareholders, including himself,
                                                  may petition the court for relief, and the
                                                  court has a wide discretion to grant
                                                  relief if it is satisfied that the
                                                  complaint is so justified and that:

                                               (1)  to wind up the company would unfairly
                                                    prejudice those shareholders, but

                                               (2)  the facts otherwise would justify a
                                                    winding up order on just and equitable
                                                    grounds.
                                               Traditionally, such relief has been granted
                                               in relatively limited circumstances.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
      GOVERNING DOCUMENTS OF INNERDYNE                  GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
                                     BOARD OF DIRECTORS

-  InnerDyne's By-laws provide that the        -  The Tyco Bye-laws provide that the number
   authorized number of directors shall be     of directors will be determined by the
   not less than three nor more than nine and     shareholders at a general meeting,
   the exact number of directors shall be         provided that there are at least two
   seven until changed by a by-law duly           directors. The Tyco Bye-laws require a
   adopted by the board of directors or by        director to be a shareholder.
   the stockholders. Additionally, the         -  Bermuda law would permit a classified
   indefinite number of directors may be       board of directors, but the Tyco Bye-laws do
   changed, or a definite number may be fixed     not provide for one.
   without provision for an indefinite
   number, by a duly adopted amendment to the
   Certificate of Incorporation or by an
   amendment to the By-laws adopted by the
   vote or written consent of holders of a
   majority of the outstanding shares
   entitled to vote.

                                    REMOVAL OF DIRECTORS

-  A director of InnerDyne may be removed at   -  A director of Tyco may be removed with or
   any time, with or without cause, by an         without cause by the shareholders or by
   affirmative vote of a majority of the          written resolution signed by all the other
   shares then entitled to vote at an             directors.
   election of directors.

                        AMENDMENTS TO CHARTER DOCUMENTS AND BY-LAWS

-  Under Delaware law, any amendment of the    -  Bermuda law provides that a company may
   InnerDyne charter requires:                    alter its memorandum of association by
   (1)  the recommendation of the Board of        resolution passed at a general meeting of
        Directors;                                     shareholders of which due notice has
   (2)  the affirmative vote of a majority of          been given and, where required, with
        the outstanding shares entitled to             the consent of the Minister of
        vote thereon; and                              Finance.
   (3)  the affirmative vote of a majority of  -  Holders of at least 20% of any class of
        the outstanding shares of each class   the company's share capital may apply to the
        entitled to vote thereon as a class.           Bermuda Supreme Court to annul any
                                                       alteration. Upon such application,
                                                       the alteration will not have effect
                                                       until it is confirmed by the Court.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
      GOVERNING DOCUMENTS OF INNERDYNE                  GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
-  The InnerDyne Restated Certificate of       -  The Tyco Bye-laws provide that, if Tyco
   Incorporation and By-laws provide that the  has two or more classes of shares, the rights
   board of directors is expressly authorized     attached to any class of shares, unless
   to make, alter or repeal By-laws of the        otherwise provided by the terms of such
   corporation subject to the rights of           class, may be varied either by the consent
   InnerDyne stockholders to adopt, amend or      in writing of the holders of three-fourths
   repeal by-laws made by the Board of            of the shares of the class, or by a
   Directors. An affirmative vote of a            resolution passed at a separate meeting of
   majority of the total number of votes of       the holders of such class of shares by
   the then outstanding shares of InnerDyne       holders of three-fourths of the shares of
   entitled to vote is necessary for the          such class voting at such separate
   adoption, amendment, or repeal of by-laws      meeting. Certain procedural rules of such
   adopted by the board of directors.             a separate meeting differ from the rules
                                                  of a Tyco general meeting.

                                               -  Pursuant to Bermuda law, holders of at
                                               least 10% of a class of shares in a company
                                                  in which the share capital is divided into
                                                  different classes may apply to the Bermuda
                                                  Supreme Court to annul any variation in
                                                  the rights attached to the class of
                                                  shares. Upon such application, the
                                                  variation will not have effect until it is
                                                  confirmed by the Court.

                                               -  The Tyco Bye-laws may only be amended by
                                                  the Tyco board and such amendment will
                                                  become effective only after confirmation
                                                  by the Tyco shareholders.

                                      SHARE PURCHASES

-  Under Delaware law, a corporation may       -  Generally, Tyco may repurchase its shares
   generally redeem or repurchase shares of    for cancellation, unless, on the date on
   its stock if the redemption or repurchase      which the purchase is to be effected,
   will not impair the capital of the             there are reasonable grounds for believing
   corporation.                                   that Tyco is, or after the purchase would
                                                  be, unable to pay its liabilities as they
                                                  become due and subject to certain
                                                  statutory requirements as to the funds
                                                  from which payment in respect of such
                                                  repurchase may be made.

                                               -  A subsidiary of Tyco may also purchase
                                               Tyco shares. Tyco shares owned by a
                                                  subsidiary of Tyco may be voted on all
                                                  matters on which shareholders are entitled
                                                  to vote and counted for quorum purposes.

                                               -  Bermuda law and Tyco's memorandum of
                                                  association permit Tyco to constitute and
                                                  issue preference shares which are
                                                  redeemable at the option of either the
                                                  company or the holder.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
      GOVERNING DOCUMENTS OF INNERDYNE                  GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
                       SALE, LEASE OR EXCHANGE OF ASSETS AND MERGERS

-  Generally, under Delaware law, the merger,  -  Under Bermuda law, a company's
   consolidation, sale, lease or exchange of      shareholders are not generally required to
   all or substantially all of InnerDyne's        approve a sale, lease or exchange of all
   assets or dissolution requires:                or substantially all of a company's
   (1) approval of the board of directors,        property and assets. However, Bermuda laws
   and                                            requires shareholders to approve certain
   (2)  the affirmative vote of the holders       forms of mergers and reconstructions.
        of a majority of the outstanding       -  A compromise or arrangement in connection
        stock entitled to vote thereon.           with a scheme for the reconstruction of
                                                  the company on terms which include the
                                                  transfer of all or part of the undertaking
                                                  or the property of the company to another
                                                  company requires the approval of a
                                                  majority in number representing
                                                  three-fourths in value of the shareholders
                                                  or class of shareholders, as the case may
                                                  be, present and voting either in person or
                                                  by proxy at the meeting, and the sanction
                                                  of the Bermuda Supreme Court.

                                               -  Pursuant to Bermuda law, an amalgamation
                                               of two or more companies requires board
                                                  approval and the approval of the
                                                  shareholders of each company by a
                                                  three-fourths majority vote. The required
                                                  vote of shareholders may be reduced to not
                                                  less than a majority by a company's
                                                  bye-laws. For purposes of approval of an
                                                  amalgamation, all shares, whether or not
                                                  otherwise entitled to vote, carry the
                                                  right to vote. A separate vote of a class
                                                  of shares is required if the rights of
                                                  such class would be altered by virtue of
                                                  the amalgamation.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
      GOVERNING DOCUMENTS OF INNERDYNE                  GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
              SHARE ACQUISITIONS, BUSINESS COMBINATIONS AND RELATED PROVISIONS

-  Section 203 of the Delaware General         -  Tyco's Bye-laws permit Tyco's board of
   Corporation Law prohibits "business            directors to make applicable to Tyco
   combinations," including mergers, sales        certain rules of the City Code on
   and leases of assets, issuances of             Takeovers and Mergers issued by the Panel
   securities and similar transactions by a       on Takeovers and Mergers in the United
   corporation or a subsidiary with an            Kingdom.
   "interested stockholder" who beneficially   -  The City Code on Takeovers and Mergers
   owns 15% or more of a corporation's voting     requires any person or group acting in
   stock, within three years after the person     concert which acquires shares which,
   or entity becomes an interested                together with shares previously owned by
   stockholder, unless:                           it, have 30% or more of the voting power
  (1)  the transaction that will cause the        of a company, to make an offer to purchase
       person to become an interested                 all equity shares of the company and
       stockholder is approved by the board           any of the company's voting non-equity
       of directors of the target corporation         capital shares of the type held by
       prior to the transaction;                      such person or group. The offer price
  (2)  after completion of the transaction in         must not be less than the highest
       which the person becomes an interested         price paid in the preceding 12 months
       stockholder, the interested                    for shares of the same class by such
       stockholder holds at least 85% of the          person or anyone in such group and
       voting stock of the corporation, not           must be made in cash or include a cash
       including (a) shares held by persons      alternative.
       who are directors and also officers     -  If a person or group owns 30% or more of
   and (b) shares held by specified employee   the Tyco shares, and the Tyco board
   benefit plans; or                              determines that an offer under the City
  (3)  after the person becomes an interested     Code is not expedient or the person or
       stockholder, the business combination      group is required to make such an offer
       is approved by the board of directors          but fails to do so, the Tyco board may
       and holders of at least 66 2/3% of the         by notice require such a person or
       outstanding voting stock, excluding            group to make an offer which:
       shares held by the interested           (1)  includes all shares of every class of
     stockholder.                              share capital of Tyco, and the Tyco board may
                                                    also require that the offer include all
                                                    securities of Tyco convertible into Tyco
                                                    shares;

                                               (2)  is in cash or includes a cash
                                               alternative;

                                               (3)  is made within 30 days of the Tyco
                                                    board's notice;

                                               (4)  remains open for at least 14 days after
                                                    the offer becomes unconditional;

                                               (5)  requires payment to be made within 21
                                                    days after the offer becomes
                                                    unconditional; and

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
      GOVERNING DOCUMENTS OF INNERDYNE                  GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
                                               (6)  is at a price not less than the highest
                                                    price paid in the preceding 12 months
                                                    for shares of the same class by the
                                                    person or any member of the group, or if
                                                    the price is unavailable or
                                                    inappropriate, then at a price fixed by
                                                    the Tyco board. The purchase price for
                                                    convertible securities must be on terms
                                                    the Tyco board considers fair and
                                                    reasonable.

                                               -  The Rules Governing Substantial
                                               Acquisitions of Shares issued by the Takeover
                                                  Panel provide, subject to certain
                                                  exceptions, that a person or group acting
                                                  in concert may not acquire in a period of
                                                  seven days shares representing 10% or more
                                                  of the voting shares of a company if those
                                                  shares, when aggregated with shares of the
                                                  company already held by the person or
                                                  group, would carry more than 15%, but less
                                                  than 30%, of the total voting rights of
                                                  the company. The Tyco board may require
                                                  compliance with these rules and may
                                                  require any person or group to dispose of
                                                  any Tyco shares acquired in violation of
                                                  these rules.

                                               -  Under the Tyco Bye-laws, any person who
                                                  acquires an interest in three percent or
                                                  more of the issued share capital of any
                                                  class of Tyco is required to notify Tyco
                                                  of that interest and of any change in that
                                                  person's interest amounting to one percent
                                                  or more of the issued capital of any
                                                  class. Any such notification must be made
                                                  within two business days after the
                                                  relevant event. In determining the
                                                  percentage interest of any person for
                                                  these and similar purposes, interests of
                                                  persons acting in concert may be
                                                  aggregated.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
      GOVERNING DOCUMENTS OF INNERDYNE                  GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
                  REQUIRED PURCHASE AND SALE OF SHARES; SHORT FORM MERGER

-  Under Delaware law, a parent company may    -  Under Bermuda law, where a scheme or
   effect a merger with its subsidiary            contract involving the transfer of shares
   without stockholder approval if the parent     or any class of shares in a company to
   company owns at least 90% of each class of     another company, has, within four months
   the outstanding shares of the subsidiary.      after the making of the offer in this
   At least 20 days before the effective date     regard by the transferee company, been
   of the merger, the parent company must         approved by the holders of not less than
   give notice to each stockholder of the         90% in value of the shares or class of
   subsidiary that the merger will become         shares for which the offer was made,
   effective on or after a specified date.        within two months beginning with the date
   The stockholders of the subsidiary have        on which such appraisal is obtained, the
   appraisal rights with respect to the           transferee company may give notice to any
   merger.                                        dissenting shareholder that it desires to
                                                  acquire his or her shares. Such transferee
                                                  company will then be entitled and bound to
                                                  acquire such shares on the terms on which
                                                  shareholders that approved such scheme or
                                                  contract transferred their shares, unless
                                                  the Bermuda Supreme Court orders otherwise
                                                  upon application by the dissenting
                                                  shareholder.

                                               -  Within one month of the transfer of 90% in
                                                  value of the transferor company's shares
                                                  or class of shares to the transferee
                                                  company, or to its nominee, the transferee
                                                  company is required to notify the holders
                                                  of the remaining shares of such transfer.
                                                  Within three months of the giving of
                                                  notice, any such remaining holder of
                                                  shares may require the transferee company
                                                  to acquire his or her shares on the same
                                                  terms as provided for in the scheme or
                                                  contract relating to the transfer, or upon
                                                  such terms as may be agreed, or upon such
                                                  terms as the Bermuda Supreme Court may
                                                  determine upon application of the
                                                  transferee company or the shareholder.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
      GOVERNING DOCUMENTS OF INNERDYNE                  GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
                                               -  Under Bermuda law, a holder or holders of
                                                  not less than 95% of the shares or any
                                                  class of shares in a Bermuda company may
                                                  give notice to the remaining shareholders
                                                  or class of shareholders of the intention
                                                  to acquire their shares, on the terms set
                                                  out in the notice. Bermuda law provides
                                                  that when such notice is given the
                                                  acquiring holder or holders shall be
                                                  entitled and bound to acquire the shares
                                                  of the remaining shareholders on the terms
                                                  set out in the notice, unless the
                                                  remaining shareholders exercise statutory
                                                  appraisal rights.

                                               -  Under Bermuda law, an amalgamation is only
                                                  permitted without a shareholder vote when
                                                  it is between a parent company and its
                                                  wholly owned subsidiary or between two or
                                                  more wholly owned subsidiaries.

                                      APPRAISAL RIGHTS

-  Under Delaware law, appraisal rights may    -  Under Bermuda law, a properly dissenting
   be available in connection with a merger       shareholder who did not vote in favor of
   or consolidation in certain situations.        an amalgamation and who is not satisfied
   Appraisal rights are not available under       that he or she has been offered fair value
   Delaware law to stockholders of the            for his or her shares may apply to the
   surviving corporation when no vote of its      court to appraise the fair value of his or
   stockholders is required to approve the        her shares. If the court appraised value
   merger. In addition, unless otherwise          is greater than the value received or to
   provided in the charter, no appraisal          be received in the amalgamation, the
   rights are available under Delaware law to     company must pay the court appraised value
   holders of shares of any class of stock        to the dissenting shareholder within one
   which is either:                               month of the appraisal, unless it decides
(a)  listed on a national securities exchange     to terminate the amalgamation.
     or designated as a national market        -  Bermuda law additionally provides a right
     system security on an inter-dealer        of appraisal in respect of the situation
     quotation system by the National             discussed under "Required Purchase and
   Association of Securities Dealers, Inc; or     Sale of Shares" above.
(b)  held of record by more than 2,000
     stockholders, unless those stockholders
     are required by the terms of the merger
     to accept anything other than:
       -  shares of stock of the surviving
          corporation;

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
      GOVERNING DOCUMENTS OF INNERDYNE                  GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
       -  shares of stock of another
          corporation which are listed on a
          national securities exchange or
          designated as a national market
          system security on an inter-dealer
          quotation system by the National
          Association of Securities Dealers,
          Inc. or held of record by more than
          2,000 stockholders as of the
          effective date of the merger or
          consolidation;

       -  cash in lieu of fractional shares
          of the stock; or

       -  any combination of the items listed
          above

- Appraisal rights are not available under Delaware law in the event of a sale, lease or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless those rights are granted in the corporation's certificate of incorporation. The InnerDyne charter does not grant these rights.

-  Because the Tyco common shares to be
   issued in exchange for InnerDyne common
   stock will be listed on the New York Stock
   Exchange, InnerDyne stockholders do not
   have appraisal rights in connection with the merger unless the merger is accomplished as a short-form merger.

                                  STOCKHOLDERS RIGHTS PLAN

-  InnerDyne has adopted Preferred Shares      -  Tyco has no shareholders' rights plan.
   Rights Agreement, dated as of September
   19, 1997, as amended, between InnerDyne
   and the American Stock Transfer and Trust
   Company, as rights agent.

                                 LEGAL MATTERS

    The validity of the Tyco common shares to be delivered to InnerDyne stockholders in connection with the offer and with the merger will be passed upon by Appleby Spurling & Kempe, Hamilton, Bermuda, special counsel to Tyco. Certain other legal matters in connection with the offer and the merger will be passed upon for Tyco and Tyco Acquisition by Kramer Levin Naftalis & Frankel LLP, New York, New York, and by Appleby Spurling & Kempe. Michael L. Jones, secretary of Tyco, is a partner in Appleby Spurling & Kempe. Joshua M. Berman, a director and vice president of Tyco, is of counsel to Kramer Levin Naftalis & Frankel LLP and beneficially owns 157,290 Tyco common shares. Certain legal matters in connection with the merger will be passed upon for InnerDyne by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                                    EXPERTS

    The Consolidated Financial Statements and financial statement schedule of Tyco as of September 30, 1999 and 1998 and for the years ended September 30, 1999 and 1998 and the nine months ended September 30, 1997, included in Tyco's Annual Report on Form 10-K/A filed June 26, 2000, and incorporated by reference in this document, have been audited by PricewaterhouseCoopers, independent accountants, as set forth in their report included therein. In its report, that firm states that with respect to certain subsidiaries its opinion is based upon the reports of other independent accountants, namely Deloitte & Touche LLP (as it relates to the consolidated statements of operations, changes in stockholders' equity and cash flows of United States Surgical Corporation and its subsidiaries for the nine months ended September 30, 1997 and the related financial statement schedule for the nine months ended September 30, 1997) and Arthur Andersen LLP (as it relates to the consolidated balance sheet of AMP Incorporated and its subsidiaries as of September 30, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended September 30, 1998 and the nine months ended September 30, 1997). The Consolidated Financial Statements and financial statement schedule referred to above have been incorporated herein in reliance on said reports given on the authority of such firms as experts in auditing and accounting.

    The Financial Statements of InnerDyne, Inc. as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

                                 MISCELLANEOUS

    The offer is being made solely by this prospectus and the related letter of transmittal and is being made to holders of all outstanding InnerDyne shares. We are not aware of any jurisdiction where the making of the offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the offer or the acceptance of shares pursuant thereto, we will make a good faith effort to comply with any such state statute. If, after such good faith effort, we cannot comply with any such state statute, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in such state. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF TYCO ACQUISITION OR INNERDYNE NOT CONTAINED IN THIS PROSPECTUS OR IN THE LETTER OF TRANSMITTAL, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                                   SCHEDULE I
                  CERTAIN INFORMATION CONCERNING THE DIRECTORS
               AND EXECUTIVE OFFICERS OF TYCO INTERNATIONAL LTD.

    The following table sets forth the name, current business address, present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of each director of Tyco, each executive officer of Tyco and certain executive officers of Tyco's subsidiaries. Unless otherwise indicated, positions held shown in the following table are positions with Tyco. Except as set forth below, each such person is a citizen of the United States of America. None of the listed persons, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

                                                                 PRESENT PRINCIPAL
         NAME AND POSITION HELD &                            OCCUPATION OR EMPLOYMENT
         CURRENT BUSINESS ADDRESS                        AND FIVE-YEAR EMPLOYMENT HISTORY
-------------------------------------------         -------------------------------------------
L. Dennis Kozlowski........................         Mr. Kozlowski has been Chairman of the
Chairman of the Board,                              Board of Directors, Chief Executive Officer
President and Chief                                 and President of Tyco since July 1997. He
Executive Officer                                   was Chairman of the Board of Directors of
  One Tyco Park                                     Tyco International (US) Inc. from January
  Exeter, NH 03833                                  1993 to July 1997. He has been Chief
                                                    Executive Officer of Tyco (US) since July
                                                    1992 and President of Tyco (US) since 1989.

Michael A. Ashcroft........................         Mr. Ashcroft has been Chairman of Carlisle
Director                                            Holdings Limited (services company) since
  P.O. Box 1598                                     1987. He was Chairman of the Board of
  Belize City, Belize                               Directors and Chief Executive officer of
                                                    ADT Limited from 1984 to July 1997. Mr.
                                                    Ashcroft is a citizen of Belize.

Joshua M. Berman...........................         Mr. Berman has been counsel to the law firm
Director and Vice President                         of Kramer Levin Naftalis & Frankel LLP
  Kramer, Levin, Naftalis & Frankel LLP             (counselors at law) since April 1985. He
  919 Third Avenue New York, NY 10022               has been Vice President of Tyco since July
                                                    1997.

Richard S. Bodman..........................         Mr. Bodman has been Managing General
Director                                            Partner of AT&T Ventures LLC (venture
  AT&T Ventures LLC                                 capital) since May 1996. Previously, he was
  2 Wisconsin Circle                                Senior Vice President, Corporate Strategy
  Suite 610                                         and Development, of AT&T Corporation
  Chevy Chase, MD 20815                             (communications) from August 1990 to May
                                                    1996.

John F. Fort, III..........................         Mr. Fort was Chairman of the Board and
Director                                            Chief Executive Officer of Tyco (US) from
  One Tyco Park                                     1982 to 1992.
  Exeter, NH 03833

                                                                 PRESENT PRINCIPAL
         NAME AND POSITION HELD &                            OCCUPATION OR EMPLOYMENT
         CURRENT BUSINESS ADDRESS                        AND FIVE-YEAR EMPLOYMENT HISTORY
-------------------------------------------         -------------------------------------------
Stephen W. Foss............................         Mr. Foss has been Chairman, President and
Director                                            Chief Executive Officer of Foss
  Foss Manufacturing Company, Inc.                  Manufacturing Company, Inc. (manufacturer
  380 Lafayette Road                                of synthetic fibers and non-woven fabrics)
  Hampton, NH 03842                                 since 1969.

Philip M. Hampton..........................         Mr. Hampton has been Co-Managing Director
Director                                            of R.H. Arnold & Co. (investment bank)
  R.H. Arnold & Co.                                 since April 1997. He was Chairman of
  152 West 57th Street                              Metzler Corporation (investment bank) from
  44th Floor                                        October 1989 to March 1997.
  New York, NY 10019

Wendy E. Lane..............................         Ms. Lane has been Chairman of Lane
Director                                            Holdings, Inc., a private equity firm,
  Lane Holdings, Inc.                               since 1992.
  348 Grove Street
  Needham, MA 02492

James S. Pasman, Jr........................         Mr. Pasman has been Director of CSAM Income
Director                                            Fund, Inc. since 1988. He has been Director
  One Tyco Park                                     of CSAM Strategic Global Income Fund, Inc.
  Exeter, NH 03833                                  since 1988.

W. Peter Slusser...........................         Mr. Slusser has been the President of
Director                                            Slusser Associates, Inc. (investment
  Slusser Associates, Inc.                          banking firm) since 1988.
  One Citicorp Center
  Suite 5100
  153 East 53rd Street
  New York, NY 10022

Frank E. Walsh, Jr.........................         Mr. Walsh has been Chairman of the
Director                                            Sandyhill Foundation (charitable
  Sandyhill Foundation                              organization) since August 1996.
  330 South Street                                  Previously, he was Chairman of Wesray
  Morristown, NJ 07962                              Capital Corporation (investment firm) from
                                                    October 1989 to January 1996.

Mark A. Belnick............................         Mr. Belnick has been Executive Vice
Executive Vice President                            President and Chief Corporate Counsel of
and Chief Corporate Counsel                         Tyco since September 1998. Previously, he
  One Tyco Park                                     had been a senior partner with the
  Exeter, NH 03833                                  international law firm of Paul, Weiss,
                                                    Rifkind, Wharton & Garrison since 1987.

Jerry R. Boggess...........................         Mr. Boggess has been President of Tyco Fire
President of Tyco Fire                              and Security Services since August 1993 and
and Security Services                               Vice President of Tyco (US) since February
  Three Tyco Park                                   1996.
  Exeter, NH 03833

                                                                 PRESENT PRINCIPAL
         NAME AND POSITION HELD &                            OCCUPATION OR EMPLOYMENT
         CURRENT BUSINESS ADDRESS                        AND FIVE-YEAR EMPLOYMENT HISTORY
-------------------------------------------         -------------------------------------------
Neil R. Garvey.............................         Mr. Garvey has been President and Chief
President and Chief Executive Officer of            Executive Officer of TyCom Ltd. (undersea
TyCom Ltd.                                          fiber optic networks and services) since
  One Tyco Park                                     July 2000 and President of TyCom (US) Inc.
  Exeter, NH 03833                                  (formerly Tyco Submarine Systems Ltd.)
                                                    since July 1997. He was President of
                                                    Simplex Technologies, a subsidiary of Tyco,
                                                    from July 1995 to June 1997 and Vice
                                                    President of Sales and Marketing of Simplex
                                                    Technologies from June 1992 to July 1995.

Juergen W. Gromer..........................         Mr. Gromer has been President of Tyco
President of Tyco Electronics                       Electronics since April 1999. He was Senior
  Postfach Carl Benz Str. 12-14                     Vice President, Worldwide Sales and
  64625 Benshiem, Germany                           Service, of AMP Incorporated, which was
                                                    acquired by Tyco in April 1999, from 1998
                                                    to April 1999. Previously, he was President
                                                    of the Global Automotive Division and
                                                    Corporate Vice President of AMP from 1997
                                                    to 1998 and Vice President and General
                                                    Manager of various divisions of AMP from
                                                    1990 to 1997. Mr. Gromer is a citizen of
                                                    the Federal Republic of Germany.

Robert P. Mead.............................         Mr. Mead has been President of Tyco Flow
President of Tyco                                   Control since May 1993 and Vice President
Flow Control                                        of Tyco (US) since August 1993.
  Three Tyco Park
  Exeter, NH 03833

Richard J. Meelia..........................         Mr. Meelia has been President of Tyco
President of Tyco                                   Healthcare Group since 1995. He was Group
Healthcare Group                                    President of Kendall Healthcare Products
  One Tyco Park                                     Company from 1991 to 1995.
  Exeter, NH 03833

Mark H. Swartz.............................         Mr. Swartz has been Executive Vice
Executive Vice President                            President and Chief Financial Officer of
and Chief Financial Officer                         Tyco since July 1997. He has been Vice
  One Tyco Park                                     President and Chief Financial Officer of
  Exeter, NH 03833                                  Tyco (US) since 1995. From 1993 to 1995, he
                                                    was Tyco (US)'s Director of Mergers and
                                                    Acquisitions.

                                  SCHEDULE II
                  CERTAIN INFORMATION CONCERNING THE DIRECTORS
               AND EXECUTIVE OFFICERS OF TYCO ACQUISTION CORP. X

    The following table sets forth the name, current business address, present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of each director and executive officer of Tyco Acquisition Corp. X. Each such person is a citizen of the United States of America. None of the listed persons, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

                                                                 PRESENT PRINCIPAL
     NAME AND POSITION HELD & CURRENT                        OCCUPATION OR EMPLOYMENT
             BUSINESS ADDRESS                            AND FIVE-YEAR EMPLOYMENT HISTORY
-------------------------------------------         -------------------------------------------
L. Dennis Kozlowski........................                              *
Director and President
  OneTyco Park
  Exeter, NH 03833

Mark H. Swartz.............................                              *
Director and Vice President
  One Tyco Park
  Exeter, NH 03833

Irving Gutin...............................         Mr. Gutin has been Senior Vice President of
Director and Vice President                         Tyco (US) for more than the past five
  One Tyco Park                                     years.
  Exeter, NH 03833

Mark A. Belnick............................                              *
Vice President
  One Tyco Park
  Exeter, NH 03833

Jeffrey D. Mattfolk........................         Mr. Mattfolk has been Senior Vice
Vice President                                      President- Finance of Tyco (US) since April
  One Tyco Park                                     1999. From 1997 to 1999 he served as Vice
  Exeter, NH 03833                                  President- Mergers & Acquisitions of Tyco
                                                    (US). From 1994 to 1997 he served in
                                                    various positions in Tyco (US).

Michael A. Robinson........................         Mr. Robinson joined Tyco (US) in March 1998
Vice President and Treasurer                        and is currently Senior Vice President and
  One Tyco Park                                     Corporate Treasurer of Tyco (US). From 1993
  Exeter, NH 03833                                  to 1998 he was an investment banker with
                                                    Merrill Lynch & Co.

Scott Stevenson............................         Mr. Stevenson joined Tyco (US) in February
Vice President and                                  1998 and is currently Senior Vice
Assistant Treasurer                                 President--Tax of Tyco (US). Prior to
  One Town Center Road                              joining Tyco, he had been a partner with
  Boca Raton, FL 33486                              the public accounting firm of Coopers &
                                                    Lybrand LLP since 1988.

------------------------

* Please see the information in Schedule I

                                  SCHEDULE III
                  CERTAIN INFORMATION CONCERNING THE DIRECTORS
                      AND EXECUTIVE OFFICERS OF VLMS, INC.

    The following table sets forth the name, current business address, present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of each director and executive officer of VLMS. Each such person is a citizen of the United States of America. None of the listed persons, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

                                                                     PRESENT PRINCIPAL
              NAME AND POSITION HELD & CURRENT                    OCCUPATION OR EMPLOYMENT
                      BUSINESS ADDRESS                        AND FIVE-YEAR EMPLOYMENT HISTORY
------------------------------------------------------------  --------------------------------
Richard Meelia..............................................               *
Director and President
  One Tyco Park
  Exeter, NH 03833

Mark H. Swartz..............................................               *
Director
  One Tyco Park
  Exeter, NH 03833

Irving Gutin................................................               *
Director and Vice President
  One Tyco Park
  Exeter, NH 03833

Mark Belnick,...............................................               *
Vice President
  One Tyco Park
  Exeter, NH 03833

Jeffrey D. Mattfolk,........................................               *
Vice President
  One Tyco Park
  Exeter, NH 03833

Michael A. Robinson,........................................               *
Treasurer
  One Tyco Park
  Exeter, NH 03833

Scott Stevenson,............................................               *
Vice President and
Assistant Treasurer
  One Town Center Road
  Boca Raton, FL 33486

------------------------

*   Please see the information set forth in Schedule I and Schedule II.

                                     III-1

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                            TYCO ACQUISITION CORP. X
                                   VLMS, INC.
                                      AND
                                INNERDYNE, INC.
                                   INCLUDING
                                   GUARANTEE
                                       OF
                            TYCO INTERNATIONAL LTD.

                          DATED AS OF OCTOBER 3, 2000

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                               --------
ARTICLE I        TENDER OFFER AND MERGER.....................................      A-1

   SECTION 1.01  The Offer...................................................      A-1
   SECTION 1.02  Company Action..............................................      A-3
   SECTION 1.03  Directors...................................................      A-4
   SECTION 1.04  The Merger..................................................      A-4
   SECTION 1.05  Effective Time; Closing.....................................      A-4
   SECTION 1.06  Effect of the Merger........................................      A-5
   SECTION 1.07  Certificate of Incorporation; Bylaws........................      A-5
   SECTION 1.08  Directors and Officers......................................      A-5
   SECTION 1.09  Effect on Capital Stock.....................................      A-5
   SECTION 1.10  Exchange of Certificates....................................      A-6
   SECTION 1.11  No Further Ownership Rights in the Company Common Stock.....      A-8
   SECTION 1.12  Tax Consequences............................................      A-8
   SECTION 1.13  Taking of Necessary Action; Further Action..................      A-8
   SECTION 1.14  Appraisal Rights............................................      A-8

ARTICLE II       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............      A-9

   SECTION 2.01  Organization and Qualification; Subsidiaries................      A-9
   SECTION 2.02  Certificate of Incorporation and By-laws....................     A-10
   SECTION 2.03  Capitalization..............................................     A-10
   SECTION 2.04  Authority Relative to this Agreement........................     A-10
   SECTION 2.05  No Conflict; Required Filings and Consents..................     A-11
   SECTION 2.06  Compliance; Permits.........................................     A-12
   SECTION 2.07  SEC Filings; Financial Statements...........................     A-12
   SECTION 2.08  Absence of Certain Changes or Events........................     A-12
   SECTION 2.09  No Undisclosed Liabilities..................................     A-13
   SECTION 2.10  Absence of Litigation.......................................     A-13
   SECTION 2.11  Employee Benefit Plans; Employment Agreements...............     A-13
   SECTION 2.12  Employment and Labor Matters................................     A-16
   SECTION 2.13  Registration Statement; Proxy Statement/Prospectus..........     A-17
   SECTION 2.14  Restrictions on Business Activities.........................     A-18
   SECTION 2.15  Title to Property...........................................     A-18
   SECTION 2.16  Taxes.......................................................     A-18
   SECTION 2.17  Environmental Matters.......................................     A-19
   SECTION 2.18  Brokers.....................................................     A-20
   SECTION 2.19  Intellectual Property.......................................     A-21
   SECTION 2.20  Interested Party Transactions...............................     A-22
   SECTION 2.21  Insurance...................................................     A-22
   SECTION 2.22  Product Liability and Recalls...............................     A-22
   SECTION 2.23  Opinion of Financial Advisor................................     A-22
   SECTION 2.24  Rights Agreement............................................     A-22

                                                                                 PAGE
                                                                               --------
ARTICLE III      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....     A-23

   SECTION 3.01  Organization and Qualification; Subsidiaries................     A-23
   SECTION 3.02  Capitalization..............................................     A-23
   SECTION 3.03  Authority Relative to this Agreement........................     A-24
   SECTION 3.04  No Conflicts; Required Filings and Consents.................     A-24
   SECTION 3.05  Compliance..................................................     A-25
   SECTION 3.06  SEC Filings; Financial Statements...........................     A-25
   SECTION 3.07  Absence of Certain Changes or Events........................     A-25
   SECTION 3.08  No Undisclosed Liabilities..................................     A-25
   SECTION 3.09  Absence of Litigation.......................................     A-25
   SECTION 3.10  Registration Statement; Proxy Statement/Prospectus..........     A-26
   SECTION 3.11  Brokers.....................................................     A-26
   SECTION 3.12  Ownership of Merger Sub; No Prior Activities................     A-26
   SECTION 3.13  Ownership Interest in the Company...........................     A-27

ARTICLE IV       CONDUCT OF BUSINESS PENDING THE MERGER......................     A-27

   SECTION 4.01  Conduct of Business by the Company Pending the Merger.......     A-27
   SECTION 4.02  No Solicitation.............................................     A-29
   SECTION 4.03  Conduct of Business by Guarantor Pending the Merger.........     A-30

ARTICLE V        ADDITIONAL AGREEMENTS.......................................     A-31

   SECTION 5.01  Stockholder Approval; Preparation of Post-Effective
                   Amendment and Proxy Statement/Prospectus..................     A-31
   SECTION 5.02  Company Stockholders Meeting................................     A-32
   SECTION 5.03  Access to Information; Confidentiality......................     A-33
   SECTION 5.04  Consents; Approvals.........................................     A-33
   SECTION 5.05  Agreements with Respect to Affiliates.......................     A-33
   SECTION 5.06  Indemnification and Insurance...............................     A-33
   SECTION 5.07  Notification of Certain Matters.............................     A-34
   SECTION 5.08  Further Action/Tax Treatment................................     A-35
   SECTION 5.09  Public Announcements........................................     A-35
   SECTION 5.10  Guarantor Common Shares.....................................     A-35
   SECTION 5.11  Conveyance Taxes............................................     A-35
   SECTION 5.12  Option Plans; ESPP; Other Programs..........................     A-35
   SECTION 5.13  Employee Benefits...........................................     A-36
   SECTION 5.14  Rights Agreement............................................     A-37
   SECTION 5.15  Accountant's Letters........................................     A-37
   SECTION 5.16  Compliance with State Property Transfer Statutes............     A-37
   SECTION 5.17  Amendment of 401(k) Plan....................................     A-37
   SECTION 5.18  Form 5500...................................................     A-37
   SECTION 5.19  Warrants....................................................     A-37

ARTICLE VI       CONDITIONS TO THE MERGER....................................     A-38

   SECTION 6.01  Conditions to Obligation of Each Party to Effect the
                   Merger....................................................     A-38

ARTICLE VII      TERMINATION.................................................     A-38

   SECTION 7.01  Termination.................................................     A-38
   SECTION 7.02  Effect of Termination.......................................     A-40
   SECTION 7.03  Fees and Expenses...........................................     A-40

                                                                                 PAGE
                                                                               --------
ARTICLE VIII     GENERAL PROVISIONS..........................................     A-41

   SECTION 8.01  Effectiveness of Representations, Warranties and
                   Agreements................................................     A-41
   SECTION 8.02  Notices.....................................................     A-42
   SECTION 8.03  Certain Definitions.........................................     A-42
   SECTION 8.04  Amendment...................................................     A-43
   SECTION 8.05  Waiver......................................................     A-43
   SECTION 8.06  Headings....................................................     A-43
   SECTION 8.07  Severability................................................     A-43
   SECTION 8.08  Entire Agreement............................................     A-44
   SECTION 8.09  Assignment..................................................     A-44
   SECTION 8.10  Parties in Interest.........................................     A-44
   SECTION 8.11  Failure or Indulgence Not Waiver; Remedies Cumulative.......     A-44
   SECTION 8.12  Governing Law; Jurisdiction.................................     A-44
   SECTION 8.13  Counterparts................................................     A-44
   SECTION 8.14  WAIVER OF JURY TRIAL........................................     A-44
        Annex I  Conditions to the Offer.....................................    A-I-1
       Annex II  Index of Defined Terms......................................   A-II-1

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of October 3, 2000 (this "AGREEMENT"), among TYCO ACQUISITION CORP. X ("PARENT"), a Delaware corporation and a direct, wholly-owned subsidiary of TYCO INTERNATIONAL LTD. ("GUARANTOR"), a Bermuda company, VLMS, INC., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("MERGER SUB"), and INNERDYNE, INC., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

    WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement, and declared it advisable that Parent acquire all of the outstanding shares of the Company through (i) an exchange offer (the "OFFER") to exchange common shares, par value $0.20 per share, of Guarantor ("GUARANTOR COMMON SHARES") for all of the issued and outstanding shares of common stock, par value $0.01 per share (the "COMPANY COMMON STOCK"), of the Company (the "SHARES") and (ii) a merger of Merger Sub with and into the Company (the "MERGER"), each pursuant to and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL");

    WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE") and the regulations thereunder, and that the Offer and the Merger (together, the "TRANSACTION") and other transactions contemplated by this Agreement be undertaken pursuant to such plan. For accounting purposes, the Merger is intended to be accounted for as a "purchase" under United States generally accepted accounting principles ("GAAP");

    WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Guarantor has agreed fully and unconditionally to guarantee the representations, warranties, covenants, agreements and other obligations of Parent and Merger Sub in this Agreement (the "GUARANTEE"); and

    WHEREAS, the Company, Merger Sub and Parent desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the transactions contemplated hereby.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                            TENDER OFFER AND MERGER

    SECTION 1.01 THE OFFER. (a) Provided that (i) this Agreement shall not have been terminated in accordance with Section 7.01 and (ii) none of the events set forth in Annex I hereto shall have occurred and be continuing, Parent shall, as soon as practicable after the date hereof, commence the Offer. Each Share accepted by Parent pursuant to the Offer shall be exchanged for the right to receive from Parent that number of fully paid and nonassessable Guarantor Common Shares equal to the Exchange Ratio.

    For purposes of this Agreement:

    "AVERAGE SHARE PRICE" means the average of the Daily Per Share Prices for the five consecutive trading days ending on the second trading day prior to the Designated Expiration Date.

    "DAILY PER SHARE PRICE" for any trading day means the volume-weighted average of the per share selling price on the NYSE of Guarantor Common Shares for that day, as reported by Bloomberg

Financial Markets (or if such service is unavailable, a service providing similar information selected by Parent and the Company).

    "DESIGNATED EXPIRATION DATE" means the date designated for the expiration of the Offer following which Parent will first accept Shares for exchange, as such expiration date may be extended from time to time.

    "EXCHANGE RATIO" means $7.50 (the "MERGER PRICE") divided by the Average Share Price, subject to adjustment as provided in Section 1.09(e).

    "NASDAQ" means the Nasdaq Stock Market.

    "NYSE" means the New York Stock Exchange.

    (b) The initial expiration date of the Offer shall be the twentieth business day from and including the date of commencement of the Offer. The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn a number of Shares which, together with the Shares then owned by Guarantor, Parent and Merger Sub (if any), represents at least a majority of the total number of outstanding Shares, assuming the exercise of all options, rights and convertible securities (if any) then currently exercisable or convertible or exercisable within 180 days thereafter and the issuance of all Shares that the Company is obligated to issue thereunder (such total number of outstanding Shares being hereinafter referred to as the "FULLY DILUTED SHARES") (the "MINIMUM CONDITION") and to the other conditions set forth in Annex I hereto. Parent and Merger Sub expressly reserve the right to waive the conditions to the Offer and to make any change in the terms or conditions of the Offer; provided, that, without the prior written consent of the Company, no change shall be made which decreases the number of Shares sought in the Offer, changes the form or decreases the amount of consideration to be paid, changes or waives the Minimum Condition or imposes any conditions to the Offer in addition to those set forth in Annex I, extends the Offer (except as set forth in the following paragraph), or makes any other change to any of the terms and conditions to the Offer which is adverse to the holders of Shares.

    (c) Subject to the terms of the Offer and this Agreement and the satisfaction (or waiver to the extent permitted by this Agreement) of the conditions to the Offer, Parent shall accept for exchange all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration date of the Offer and shall exchange for Guarantor Common Shares all such Shares in accordance with the terms of this Agreement promptly after acceptance; provided that (x) Parent shall extend the Offer for successive extension periods not in excess of 10 business days per extension but in no event ending later than April 30, 2001, if, at the scheduled expiration date of the Offer or any extension thereof, any of the conditions to the Offer shall not have been satisfied, until such time as such conditions are satisfied or waived, and (y) Parent may extend the Offer if and to the extent required by the applicable rules and regulations of the Securities Exchange Commission ("SEC"). In addition, Parent may extend the Offer after the acceptance of Shares thereunder for a further period of time by means of a subsequent offering period under Rule 14d-11 promulgated under the Securities Exchange Act of 1934, as amended and the SEC's rules and regulations thereunder (the "EXCHANGE ACT"), of not more than 20 business days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the expiration date of the Offer (as so extended) and not withdrawn a number of Shares which, together with Shares then owned by Guarantor, Parent and Merger Sub, represents at least 90% of the outstanding Shares.

    Notwithstanding anything to the contrary set forth herein, no certificates or scrip representing fractional Guarantor Common Shares shall be issued in connection with the exchange of Guarantor Common Shares for Shares upon consummation of the Offer, and in lieu thereof each tendering stockholder who would otherwise be entitled to a fractional Guarantor Common Share in the Offer will be paid an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder would otherwise be entitled by
(B) the Average Share Price.

    (d) As soon as practicable after the date of this Agreement, Parent shall cause Guarantor to prepare and file with the SEC a registration statement on Form S-4 to register the offer and sale of Guarantor Common Shares pursuant to the Offer and the Merger (the "REGISTRATION STATEMENT"). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "PRELIMINARY PROSPECTUS"). As soon as practicable but not later than the date of commencement of the Offer, Parent and Merger Sub shall (i) file, and cause Guarantor to file, with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer which will contain or incorporate by reference all or part of the Preliminary Prospectus and form of the related letter of transmittal (together with any supplements or amendments thereto, collectively the "OFFER DOCUMENTS") and (ii) cause the Offer Documents to be disseminated to holders of Shares. Parent, Merger Sub and the Company each agree promptly to correct any information provided by it for use in the Registration Statement or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect. Parent and Merger Sub agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO, the Registration Statement and the Offer Documents and any material amendments thereto prior to their being filed with the SEC.

    SECTION 1.02 COMPANY ACTION. (a) The Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has by unanimous vote of the directors participating therein (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable and are fair to and in the best interest of the Company's stockholders, (ii) approved and adopted this Agreement and the transactions and other matters contemplated hereby, including the Offer and the Merger, in accordance with the requirements of the DGCL, and (iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by the Company's stockholders (the recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "RECOMMENDATIONS"). The Company further represents that U.S. Bancorp Piper Jaffray Inc. (the "COMPANY FINANCIAL ADVISOR") has rendered to the Company's Board of Directors its opinion that the consideration to be received by the Company's stockholders pursuant to this Agreement is fair to such stockholders from a financial point of view. The Company has been advised that all of its directors and executive officers currently intend to tender their Shares pursuant to the Offer.

    (b) As soon as practicable on the day that the Offer is commenced, the Company will file with the SEC and disseminate to holders of Shares a Solicitation/ Recommendation Statement on Schedule 14D-9 (the "SCHEDULE 14D-9") which shall reflect the Recommendations, provided that they have not been withdrawn as permitted hereby. The Company, Parent and Merger Sub each agree, promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 and any material amendments thereto prior to its being filed with the SEC.

    (c) The Company will promptly furnish Parent and Merger Sub pursuant to the terms of the Confidentiality Agreement (as defined in Section 5.03) with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case as of the most recent practicable date, and will provide to Parent and Merger Sub such additional information

(including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Merger Sub may reasonably request in connection with the Offer.

    SECTION 1.03 DIRECTORS. (a) Effective upon the acceptance for exchange by Parent of Shares pursuant to the Offer (the "APPOINTMENT TIME"), Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section 1.03) and
(ii) the percentage that the number of Shares owned by Guarantor, Parent and Merger Sub (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company shall take all action reasonably necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, increasing the number of directors, or seeking and accepting resignations of incumbent directors, or both; provided that, prior to the Effective Time (as defined in Section 1.05), the Company's Board of Directors shall always have at least two members who were directors of the Company prior to consummation of the Offer (each, a "CONTINUING DIRECTOR"). If the number of Continuing Directors is reduced to less than two for any reason prior to the Effective Time, the remaining and departing Continuing Directors shall be entitled to designate a person to fill the vacancy and, thereafter, such person shall be a Continuing Director. Notwithstanding anything in this Agreement to the contrary, if Parent's designees are elected to the Company's Board of Directors prior to the Effective Time, the affirmative vote of the Continuing Directors shall be required for the Company to (a) amend or terminate this Agreement or agree or consent to any amendment or termination of this Agreement, (b) waive any of the Company's or its stockholders' rights, benefits or remedies hereunder, (c) extend the time for performance of Parent's and Merger Sub's respective obligations hereunder, or (d) approve any other action by the Company which is reasonably likely to adversely affect the interests of the stockholders of the Company (other than Parent, Merger Sub and their affiliates), with respect to the transactions contemplated by this Agreement.

    (b) The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder. The Company shall promptly take all actions required pursuant to this Section 1.03 and Rule 14f-l in order to fulfill its obligations under this
Section 1.03 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-l to fulfill its obligations under this
Section 1.03. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

    SECTION 1.04 THE MERGER. Upon the terms and subject to the conditions of this Agreement and the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

    SECTION 1.05 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the Company and Merger Sub will prepare and file a certificate of merger, in such appropriate form as determined by the parties, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the "CERTIFICATE OF MERGER") (the time of such filing (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date. The closing of the Merger (the "CLOSING") shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

    SECTION 1.06 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises of the Company and Merger Sub, and shall be subject to all debts, liabilities and duties of the Company and Merger Sub.

    SECTION 1.07 CERTIFICATE OF INCORPORATION; BYLAWS. (a) At the Effective Time, the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended, as provided by law; provided, however, that at the Effective Time Article Fourth of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The number of shares that the Corporation shall have authority to issue is 10,000 shares of common stock, par value $0.01 per share".

    (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

    SECTION 1.08 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, until their respective successors are duly appointed.

    SECTION 1.09 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

    (a) CONVERSION OF THE COMPANY COMMON STOCK. Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of the Company Common Stock to be canceled pursuant to
Section 1.09(b) and other than shares as to which appraisal rights are exercised pursuant to Section 1.14, will be canceled and extinguished and automatically converted (subject to Section 1.09(e)) into the right to receive the number of Guarantor Common Shares equal to the Exchange Ratio upon surrender of the certificate representing such share of the Company Common Stock in the manner provided in Section 1.10 (together with the cash in lieu of fractional Guarantor Common Shares as specified below, the "MERGER CONSIDERATION"). No fraction of a Guarantor Common Share will be issued by virtue of the Merger, but in lieu thereof, a cash payment shall be made pursuant to Section 1.10(e).

    (b) CANCELLATION OF THE COMPANY-OWNED AND PARENT-OWNED STOCK. Each share of the Company Common Stock held by the Company or owned by Guarantor, Parent or Merger Sub immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

    (c) STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN. At the Effective Time, all options or rights ("COMPANY STOCK OPTIONS") to purchase Company Common Stock then outstanding, whether under (i) the Company's 1987 Stock Option Plan,
(ii) the Company's 1989 Incentive Stock Plan (the "1989 PLAN"), (iii) the Company's 1996 Stock Option Plan, (iv) the Company's 2000 Directors' Option Plan or (v) otherwise (together, the "COMPANY STOCK OPTION PLANS"), shall be treated in accordance with Section 5.12 of this Agreement. Rights outstanding under the Company's employee stock purchase plan (the "COMPANY ESPP") or any similar U.S. plan shall be treated as set forth in Section 5.12 of this Agreement.

    (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock, par value $0.01 per share, of Merger Sub (the "MERGER SUB COMMON STOCK"), issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub common stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

    (e) ADJUSTMENTS TO EXCHANGE RATIO. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Guarantor or the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, or the issuance or exercise of the Rights (as hereinafter defined), the Exchange Ratio, the Merger Consideration and any other amounts payable pursuant to the Offer, the Merger or otherwise pursuant to this Agreement shall be appropriately adjusted.

    SECTION 1.10 EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. Parent shall select an institution reasonably acceptable to the Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

    (b) EXCHANGE FUND. Following the Effective Time, Parent shall make available to the Exchange Agent, as needed for exchange in accordance with this
Article I, (i) the Guarantor Common Shares and (ii) an amount of cash sufficient to permit the Exchange Agent to make the necessary payments of cash in lieu of fractional Guarantor Common Shares in accordance with Section 1.10(e) (such cash in lieu of fractional shares and Guarantor Common Shares, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "EXCHANGE FUND") payable pursuant to Section 1.09 in exchange for outstanding shares of the Company Common Stock.

    (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates ("CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock whose shares were converted into the right to receive Guarantor Common Shares pursuant to
Section 1.09, (i) a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Guarantor Common Shares. Upon surrender of Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole Guarantor Common Shares into which their shares of the Company Common Stock were converted at the Effective Time, (or an equivalent evidence of ownership of Guarantor Common Shares under Guarantor's direct registration system) payment in lieu of fractional shares that such holders have the right to receive pursuant to Section 1.10(e) and any dividends or distributions payable pursuant to
Section 1.10(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the number of full Guarantor Common Shares into which such shares of the Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.10(e) and any dividends or distributions payable pursuant to
Section 1.10(d). No interest will be paid or accrued on any cash in lieu of fractional Guarantor Common Shares or on any unpaid dividends or distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of the Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of Guarantor Common Shares (or an equivalent evidence of ownership of Guarantor Common Shares under Guarantor's direct registration system) may be issued to a transferee if the Certificate representing such shares of the Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

    (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Guarantor Common Shares with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the Guarantor Common Shares represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the holders of certificates representing whole Guarantor Common Shares issued in exchange therefor (or an equivalent evidence of ownership of Guarantor Common Shares under Guarantor's direct registration system), without interest,
(i) promptly, the amount of any cash payable with respect to the number of Guarantor Common Shares to which such holder is entitled pursuant to
Section 1.10(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Guarantor Common Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Guarantor Common Shares.

    (e) FRACTIONAL SHARES. No certificate or scrip representing fractional Guarantor Common Shares will be issued in the Offer or the Merger upon the surrender for exchange of Certificates, and such fractional Guarantor Common Shares will not entitle the owner thereof to vote or to any rights of a holder of Guarantor Common Shares. In lieu of any such fractional Guarantor Common Shares, each holder of Certificates who would otherwise have been entitled to a fraction of a Guarantor Common Share in exchange for such Certificate (after taking into account all Certificates delivered by such holder) pursuant to this Section shall receive from the Exchange Agent, as applicable, a cash payment in lieu of such fractional Guarantor Common Share, determined by multiplying
(A) the fractional share interest to which such holder would otherwise be entitled by (B) the Average Share Price.

    (f) REQUIRED WITHHOLDING. The Exchange Agent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement, and from any dividends or distributions payable pursuant to
Section 1.10(d), to any holder or former holder of the Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

    (g) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the Guarantor Common Shares into which the shares of the Company Common Stock represented by such Certificates were converted pursuant to
Section 1.09 (or an equivalent evidence of ownership of Guarantor Common Shares under Guarantor's direct registration system), cash for fractional shares, if any, as may be required pursuant to Section 1.10(e) and any dividends or distributions payable pursuant to Section 1.10(d); provided, however, that Parent may, in its discretion and as a condition precedent to the delivery of such certificates representing Guarantor Common Shares, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Guarantor, Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    (h) NO LIABILITY. Notwithstanding anything to the contrary in this
Section 1.10, neither the Exchange Agent, Guarantor, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of Guarantor Common Shares or the Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (i) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Company Common Stock who have not theretofore complied with the provisions of this Section 1.10 shall thereafter look only to Parent for the Guarantor Common Shares, any cash in lieu of fractional Guarantor Common Shares to which they are entitled pursuant to Section 1.10(e) and any dividends or other distributions with respect to Guarantor Common Shares to which they are entitled pursuant to Section 1.10(d), in each case, without any interest thereon.

    SECTION 1.11 NO FURTHER OWNERSHIP RIGHTS IN THE COMPANY COMMON STOCK. All Guarantor Common Shares issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.10(d) and (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of the Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of the Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    SECTION 1.12 TAX CONSEQUENCES. It is intended by the parties hereto that the Transaction shall constitute a "reorganization" within the meaning of
Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

    SECTION 1.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company, Merger Sub and the Surviving Corporation will take all such lawful and necessary action in the name of the Company or Merger Sub. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

    SECTION 1.14 APPRAISAL RIGHTS. Notwithstanding Section 1.09, if the Merger is effectuated pursuant to Section 253 of the DGCL, Shares outstanding immediately prior to the Effective Time and held by a holder who has demanded appraisal for such Shares in accordance with the DGCL shall not be converted into a right to receive from Parent that number of fully paid and nonassessable Guarantor Common Shares equal to the Exchange Ratio, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive from Parent that number of fully paid and nonassessable Guarantor Common Shares equal to the Exchange Ratio. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by the Company out of Company assets and in no event shall Parent or any affiliate thereof reimburse the Company for such payments.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub as follows:

    SECTION 2.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not reasonably be expected to have a Material Adverse Effect (as defined below). Except as disclosed in Section 2.01 of the written disclosure schedule previously delivered by the Company to the Parent (the "COMPANY DISCLOSURE SCHEDULE"), the Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 2.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest the Company has invested (and currently owns) or is required to invest $100,000 or more, excluding securities in any publicly-traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.

    (b) The Company has no subsidiaries.

    (c) When used in connection with the Company or Guarantor or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company or Guarantor and its subsidiaries, as the case may be, in each case taken as a whole; PROVIDED, HOWEVER, that the following shall be excluded from the definition of "Material Adverse Effect" and from any determination as to whether a Material Adverse Effect has occurred or may occur: changes, effects or circumstances, that are applicable to (A) the healthcare or medical device industries generally,
(B) the United States securities markets generally, (C) changes or disruptions resulting from the announcement of the execution of this Agreement and the proposed consummation of the transactions contemplated by this Agreement, including without limitation, impacts on distributors, license partners, employees or consultants, other than the loss of one or more customers which, individually or in the aggregate, accounted for more than 20% of the sales of the Company in the most recent fiscal year (collectively, without giving effect to the qualifications regarding loss of more than 20% of sales, "TRANSACTION CHANGES"), and (D) changes in economic, regulatory or political conditions generally.

    (d) The failure of a representation or warranty to be true and correct, either individually or together with the failure of other representations or warranties to be true and correct, or the failure to perform an obligation, agreement or covenant shall be deemed to have a Material Adverse Effect if
(x) the business, assets (including intangible assets), financial condition, or results of operations of the Company, or of Guarantor and its subsidiaries taken as a whole, as the case may be, are or are reasonably likely to be materially worse than if such representation or warranty had been true and correct or such obligation, agreement or covenant had been performed, excluding, however, the effects of the changes specified in the proviso set forth in Section 2.01(c),
(y) in the case of the Company, such representation or warranty materially misstates the capitalization of the Company or (z) the failure of such representation or warranty to be true and correct or the failure to perform such obligation, agreement or covenant materially and adversely affects the ability of the Company or Parent, as the case may be, to timely consummate the transactions contemplated by this Agreement.

    SECTION 2.02 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Parent a complete and correct copy of its Restated Certificate of Incorporation and By-laws as amended to date (the "COMPANY CHARTER DOCUMENTS"). Such Company Charter Documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents, except for violations of the Company Charter Documents which do not and are not reasonably likely to materially interfere with the operations of the Company.

    SECTION 2.03 CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (the "COMPANY PREFERRED STOCK"). As of September 29, 2000, (i) 23,077,723 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable (excluding shares which are issued but not outstanding all of which are not entitled to vote), (ii) 3,065,381 shares of Company Common Stock were reserved for existing grants and 1,487,272 shares were reserved for future grants pursuant to the Company Stock Option Plans, (iii) 356,286 shares of Company Common Stock were reserved and available for future issuance pursuant to the Company ESPP, and (iv) 232,500 shares of Company Common Stock reserved for issuance pursuant to outstanding warrants. There are no outstanding shares of Company Preferred Stock. Except as set forth in Section 2.03 of the Company Disclosure Schedule, no change in such capitalization has occurred since September 29, 2000, except for changes resulting from the exercise of Company Stock Options and shares issued pursuant to the ESPP. Except as set forth in
Section 2.01, this Section 2.03 or Section 2.11 or in Section 2.03 or
Section 2.11(c) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully-paid and nonassessable. Except as disclosed in Section 2.03 of the Company Disclosure Schedule or the Company SEC Documents (as defined in Section 2.07), there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. Except as disclosed in
Section 2.03 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any entity other than obligations in amounts less than $50,000 individually and $250,000 in the aggregate.

    SECTION 2.04 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval by the Company's stockholders in accordance with the DGCL and the Company Charter Documents and the filings and recording of appropriate merger documents as required by the DGCL).

    (b) Assuming the accuracy of the representations and warranties in
Section 3.13, the provisions of Section 203 of the DGCL will not apply to the Offer or the Merger.

    (c) As of the date hereof, the Board of Directors of the Company has
(i) unanimously determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement, (ii) unanimously approved this Agreement and the Merger in accordance with the applicable provisions of the DGCL, and
(iii) unanimously recommended the adoption and approval of this Agreement by holders of the Company Common Stock and directed that this Agreement be submitted for consideration by the Company's stockholders at the meeting of the stockholders of the Company to consider the Merger (the "COMPANY STOCKHOLDERS MEETING"). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Guarantor, Parent and Merger Sub of this Agreement and/or the Guarantee hereof, as applicable, constitutes a legal, valid and binding obligation of the Company, enforceable against each of them in accordance with its terms.

    SECTION 2.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a)
Section 2.05(a) of the Company Disclosure Schedule includes, as of the date hereof, a list of (i) other than intercompany agreements, obligations or other such arrangements, all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases or lease purchase agreements, each in an amount equal to or exceeding $150,000 to which the Company is a party or by which it is bound; (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company is a party or by which it or any of its properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in the case of any such contact, agreement, commitment, or other understanding or arrangement, individual payments or receipts by the Company of less than $150,000 over the term of such contract, commitment, agreement, or other understanding or arrangement; and (iii) all agreements which are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Exchange Act but have not been so filed with the SEC.

    (b) Except as set forth in Section 2.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Restated Certificate of Incorporation or By-laws of the Company,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties are bound or affected, except, in the case of clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to any governmental, administrative or regulatory authority, domestic or foreign (each a "GOVERNMENTAL AUTHORITY"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (the "SECURITIES ACT"), the Exchange Act, state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), filings and consents under any applicable foreign laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("NON-U.S. MONOPOLY LAWS"), filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and the filing and recordation of appropriate merger or other documents as required by the DGCL, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement, or would not otherwise reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (iii) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by the Company.

    SECTION 2.06 COMPLIANCE; PERMITS. (a) Except as disclosed in
Section 2.06(a) of the Company Disclosure Schedule or the Company SEC Documents, the Company is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties are bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties are bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided, the Company makes no representation in this Section 2.06(a) with respect to matters covered by Sections 2.11, 2.12, 2.16 and 2.17.

    (b) Except as disclosed in Section 2.06(b) of the Company Disclosure Schedule or the Company SEC Documents, the Company hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities which are material to the operation of the business of the Company taken as a whole as it is now being conducted (collectively, the "COMPANY PERMITS"), except where the failure to hold such Company Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company is in compliance with the terms of the Company Permits, except as described in the Company SEC Documents or where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.07 SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since December 31, 1997 (collectively, the "COMPANY SEC DOCUMENTS"; except that where reference is made in this Article II to disclosures made in the Company SEC Documents, such reference shall be limited to Company SEC Documents filed through the date of this Agreement). Except as disclosed in Section 2.07 of the Company Disclosure Schedule, the Company SEC Documents (i) have been prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents was prepared in accordance GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Company SEC Documents), and each fairly presents in all material respects the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    SECTION 2.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 2.08 of the Company Disclosure Schedule or the Company SEC Documents, since December 31, 1999, the

Company has conducted its business in the ordinary course and there has not occurred: (i) any changes, effects or circumstances constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Restated Certificate of Incorporation or By-laws of the Company;
(iii) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) any material change by the Company in its accounting methods, principles or practices; or (v) other than in the ordinary course of business, any sale of a material amount of assets of the Company.

    SECTION 2.09 NO UNDISCLOSED LIABILITIES. Except as set forth in
Section 2.09 of the Company Disclosure Schedule or the Company SEC Documents, the Company has no liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of June 30, 2000 included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (the "2000 BALANCE SHEET"), (b) incurred since June 30, 2000 in the ordinary course of business, (c) incurred in connection with this Agreement, the Offer or the Merger or the other transactions contemplated hereby, or (d) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.10 ABSENCE OF LITIGATION. Except as set forth in Section 2.10 and 2.19(c) of the Company Disclosure Schedule or the Company SEC Documents, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any present or former officer, director or employee of the Company or any other Person for whom the Company may be liable or any of their respective properties before any court or arbitrator or any governmental body, agency or official, United States or non-United States, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger, the Offer or any of the other transactions contemplated hereby.

    SECTION 2.11 EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS. (a)
Section 2.11(a) of the Company Disclosure Schedule lists all "employee pension benefit plans" ("PENSION PLANS") (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all "EMPLOYEE WELFARE BENEFIT PLANS" (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those which contain change of control provisions or pending change of control provisions), written or otherwise, as amended, modified or supplemented, that is currently or was previously maintained or contributed to for the benefit of, or relating to, any former or current employee, officer, director or consultant (or any of their beneficiaries) of the Company or any other entity (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company within the meaning of Sections 414(b), (c),
(m) or (o) of the Code or Section 4001(a) (14) or (b) of ERISA (a "COMPANY ERISA AFFILIATE"), as well as each plan with respect to which the Company or a Company ERISA Affiliate could incur any liability (together for the purposes of this Section 2.11, the "COMPANY EMPLOYEE PLANS"). The Company has made available to Parent prior to the date of this Agreement copies of (i) each such written Company Employee Plan (or a written description of any Company Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications and communications distributed to plan participants (including but not limited to any communications that have not expressly reserved the right of the Company to amend, terminate or otherwise modify any Company Employee Plan);
(ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing; (iii) the latest reports which have been filed with the Department of Labor with respect to each Company Employee Plan required to make such filing; and (iv) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

    (b) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule, (i) none of the Company Employee Plans promises or provides medical or other welfare benefits to any director, officer, employee or consultant (or any of their beneficiaries) after their service with the Company terminates, other than as required by Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (hereinafter "COBRA"), or any similar state laws; (ii) none of the Company Employee Plans is a "multiemployer plan" as such term is defined in
Section 3(37) of ERISA and neither the Company nor any Company ERISA Affiliate has ever participated in a multiemployer plan; (iii) none of the Company Employee Plans is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, and no facts exist under which the Company or any Company ERISA Affiliate could have any liability under Title IV of ERISA; (iv) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Company Employee Plan which could subject the Company or any Company ERISA Affiliate, directly or indirectly, to a tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code; (v) no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; (vi) all Company Employee Plans have been maintained in accordance with their terms and have operated in compliance with the requirements of applicable law (including, to the extent applicable, but not limited to, the applicable notification and other requirements of COBRA, the Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of
1998), and may by their terms be amended and/or terminated at any time subject to applicable law and the terms of each Company Employee Plan, and the Company and each of its affiliates have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Company Employee Plans; (vii) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the "IRS") or is a standardized prototype plan that has received such favorable determination letter, and nothing has occurred which may reasonably be expected to impair such determination; (viii) all contributions required to be made with respect to any Company Employee Plan (whether pursuant to the terms of such plan, any collective bargaining agreement, or otherwise) have been made on or before their due dates (including any extensions thereof); and (ix) other than routine claims for benefits made in the ordinary course of the operation of the Company Employee Plans, there are no pending or threatened claims, investigations or causes of action with respect to any Company Employee Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise, against the Company, any Company director, officer or employee, any Company Employee Plan, or any fiduciary of a Company Employee Plan.

    (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its affiliates who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any shares of Company Common Stock that are restricted; and (iii) any other right, directly or indirectly, to receive Company Common Stock, together with the number of shares of Company Common Stock subject to such right.

    (d) To the extent not already included and so labeled in Section 2.11(a) of the Company Disclosure Schedule, Section 2.11(d) of the Company Disclosure Schedule sets forth (i) a true and complete list of all employment agreements with officers or employees of the Company or any of its affiliates; (ii) a true and complete list of all material agreements with consultants; (iii) a true and complete list of all agreements with respect to the services of independent contractors or leased employees whether or not they participate in any of the Company Employee Plans; (iv) a description of any situation in which a material portion of the workforce of a component of the Company or its affiliates, whether such component is a subsidiary, unit, work location, line of business or otherwise, is composed of consultants, independent contractors, leased employees or other individuals who are not common law employees, which description shall include, if applicable, representative samples of agreements with such non-traditional employees; (v) a true and complete list of all officers or other employees of the Company or any of its affiliates who have executed a non-competition agreement with the Company or any of its affiliates; (vi) a true and complete list of all severance agreements, programs and policies of the Company or any of its affiliates with or relating to its employees; and (vii) a true and complete list of all plans, programs, agreements and other arrangements of the Company which contain change of control provisions.

    (e) Except as set forth in Section 2.11(e) of the Company Disclosure Schedule, (i) the Company has never maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Company Employee Plan that invests in, provides for investment in or provides benefits in or by reference to the value of Company stock; and (ii) since June 30, 1999, the Company has not announced, proposed nor agreed to any increase in benefits under any Company Employee Plan (or to the creation of new benefits or new plans) or change in employee coverage that is not reflected in the applicable plan documents made available under Section 2.11(a) which would materially increase the expense of maintaining any Company Employee Plan.

    (f) Except as set forth in Section 2.11(f) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any current or former director, officer, employee or consultant of the Company, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Company, (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of the Company, or (iv) result in any "PARACHUTE PAYMENT" under Section 280G of the Code, whether or not such amount may be considered reasonable compensation for personal services rendered.

    (g) No Company Employee Plan provides any benefits for any non-U.S.
employees.

    (h) The Company has fiduciary liability insurance of at least $1,000,000 in effect covering the fiduciaries of the Company Employee Plans (including the Company) with respect to whom the Company may have liability.

    (i) There are no complaints, charges or claims against the Company or any of its affiliates pending or threatened to be brought by or filed with any Governmental Authority based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company as an independent contractor or "leased employee" (within the meaning of section 414(n) of the Code) rather than as an employee, and no conditions exist under which the Company or any of its affiliates could incur any such liability.

    SECTION 2.12 EMPLOYMENT AND LABOR MATTERS. (a) The Company has, as of September 29, 2000, a total of 135 full-time employees, 8 part-time employees and 42 active consultants and has good relationships with such employees and consultants.

    (b) The Company is in all material respects in compliance with all applicable laws (including any legal obligation to engage in affirmative action), agreements and contracts relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of the Company including all such laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant Governmental Authority. The Company is not engaged in any unfair labor practice.

    (c) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. The Company has no obligation to negotiate any such collective bargaining agreement, and, to the best knowledge of the Company, there is no indication that the employees of the Company desire to be covered by a collective bargaining agreement.

    (d) No strike, slowdown or work stoppage has occurred or, to the best knowledge of the Company, been threatened with respect to the employees of the Company, nor has any such strike, slowdown or work stoppage occurred or, to the best knowledge of the Company, been threatened within five years prior to the date hereof.

    (e) There is no representation claim or petition pending before the United States National Labor Relations Board or any similar foreign, state or local labor agency of which the Company has been notified and, to the best knowledge of the Company, no question concerning representation has been raised or threatened respecting the employees of the Company.

    (f) No notice has been received by the Company of any complaint filed against the Company claiming that the Company has violated any applicable employment standards, human rights or other labor legislation or any complaints or proceedings of any kind involving the Company or, to the best knowledge of the Company, against any of the employees of the Company or threatened to be filed against the Company before any federal, state, local or foreign agency or labor relations board, including without limitation the National Labor Relations Board and the Equal Employment Opportunity Commission. No notice has been received by the Company of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of the Company, and, to the best knowledge of the Company, no such investigation is in progress.

    (g) There are no outstanding orders or charges against the Company under any occupational health or safety legislation and to the best knowledge of the Company none have been threatened. All material levies, assessments and penalties made against the Company pursuant to all applicable workers compensation legislation as of the date of the 2000 Balance Sheet have been paid or have been reserved for or properly accrued on the books of the Company and the Company has not, as of the Closing Date, been reassessed under any such legislation. Except as set forth in Section 2.12(g) of the Company Disclosure Schedule, there are no outstanding material levies, assessments or penalties against the Company.

    (h) A salary review schedule listing, as of October 3, 2000, the annual base salary or annualized wages and any guaranteed bonus amounts of each employee of the Company, has been delivered to Parent. Section 2.11(d) of the Company Disclosure Schedule accurately sets forth a complete and correct list of all employment, management, material consulting or other agreements with any person employed or retained by the Company (including independent consultants and commission agents), complete and correct copies of which have been delivered to Parent. Except as set forth in Section 2.12(h) of the Company Disclosure Schedule, no material change in the annual base salary or annualized wages and any guaranteed bonus amounts of each employee of the Company has occurred since October 3, 2000.

    (i) Section 2.12(i) of the Company Disclosure Schedule accurately sets forth all unpaid severance or continuing payments of any kind (other than pursuant to a plan or program described in Section 2.11 hereof) which, as of the date of this Agreement, is due or claimed in writing to be due from the Company to any person whose employment with the Company was terminated.

    (j) Section 2.12(j) of the Company Disclosure Schedule accurately sets forth all accrued, but unused, vacation of all employees of the Company and the Company policy with respect thereto.

    (k) The Company has made no statements or representations or distributed any written material to any Company employees regarding continued employment of the Company's employees subsequent to the date hereof or the Effective Time.

    (l) To the best knowledge of the Company, no contractor, manufacturer or supplier used by or under contract with the Company is in material violation of any law relating to labor or employment matters.

    SECTION 2.13 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. (a) Subject to the accuracy of the representations of Parent in Section 3.10:

        (i) the information supplied by the Company specifically for inclusion in the Registration Statement pursuant to which the Guarantor Common Shares to be issued in connection with the Offer and the Merger will be registered with the SEC shall not, at the respective times the Registration Statement (including any amendments or supplements thereto) is filed with the SEC or is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading;

        (ii) neither the Schedule 14D-9 nor any of the information supplied by the Company specifically for inclusion in the Registration Statement or Offer Documents will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders of the Company or become effective under the Securities Act, or at any time Parent accepts for exchange Shares pursuant to the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading; and

       (iii) the information supplied by the Company specifically for inclusion in the proxy statement/ prospectus in connection with the Company Stockholders Meeting (such proxy statement/ prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT/PROSPECTUS") will not, at the time the Proxy Statement/Prospectus is filed with the SEC or first sent to stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) If at any time prior to the Effective Time any event or circumstance relating to the Company, any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Offer Documents, the
Schedule 14D-9 or the Proxy Statement/Prospectus, the Company will promptly inform Parent and Merger Sub.

    (c) The Schedule 14D-9 shall comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act and the rules and regulations thereunder.

    (d) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Guarantor, Parent or Merger Sub or any of their respective affiliates which is included or incorporated by reference in, or furnished in connection with the preparation of, the Offer Documents, the Schedule 14d-9, the Registration Statement or the Proxy Statement/Prospectus.

    SECTION 2.14 RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement or as set forth in Section 2.14 of the Company Disclosure Schedule or the Company SEC Documents, to the best of the Company's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company as currently conducted by the Company, except for any prohibition or impairment as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.15 TITLE TO PROPERTY. Except as set forth in Sections 2.15 and 2.19(b) of the Company Disclosure Schedule, the Company has good title to all of its real properties and other assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially interfere with the present use of the property affected thereby or which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the 2000 Balance Sheet; and, to the knowledge of the Company, all leases pursuant to which the Company leases from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.16 TAXES. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

    (a) The Company has timely and accurately filed, or caused to be timely and accurately filed, all material Tax Returns (as hereinafter defined) required to be filed by it, and has timely paid, collected or withheld, or caused to be timely paid, collected or withheld, all material amounts of Taxes (as hereinafter defined) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 2000 Balance Sheet have been established or which are being contested in good faith. Except as set forth in
Section 2.16(a) of the Company Disclosure Schedule, there are no material claims or assessments pending against the Company for any alleged deficiency in any Tax, there are no pending or threatened audits or investigations for or relating to any liability in respect of any Taxes, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company. The Company has not executed any waivers or extensions that are currently in effect of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any Tax Return. To the best knowledge of the Company, there are no liens for material amounts of Taxes on the assets of the Company except for statutory liens for current Taxes not yet due and payable. The Company is not liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of taxes other than income taxes), or is a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes. Except as set forth in Section 2.16(a) of the Company Disclosure Schedule, there are no outstanding powers of attorney enabling any party to represent the Company with respect to Taxes.

    (b) For purposes of this Agreement, the term "Tax" shall mean any United States federal, state, local, non-United States or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

    SECTION 2.17 ENVIRONMENTAL MATTERS. (a) To the knowledge of the Company, except as set forth in Section 2.17(a) to the Company Disclosure Schedule or in the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations and properties of the Company are and at all times have been in compliance with Environmental Laws (as hereinafter defined), which compliance includes the possession and maintenance by the Company of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. For purposes of this Section 2.17, "to the knowledge of the Company" shall mean the knowledge of the following officers of the Company: (i) William G. Mavity; (ii) Daniel J. Genter; and (iii) Richard Gaykowski (who is the person responsible for compliance with Environmental Laws and the management, handling, and disposal of Materials of Environmental Concern) or the successors of any of them.

    (b) Except as set forth in Section 2.17(b) of the Company Disclosure Schedule or the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are and have been no Environmental Claims (as hereinafter defined), including claims based on "ARRANGER LIABILITY," pending or, to the best knowledge of the Company, threatened against the Company or any predecessor of the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed.

    (c) Except as set forth on Section 2.17(c) of the Company Disclosure Schedule or in the Company SEC Documents, there are no past or present actions, or to the knowledge of the Company, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern (as hereinafter defined), that are reasonably likely to form the basis of any Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed, except for such Environmental Claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as set forth in Section 2.17(d) of the Company Disclosure Schedule or the Company SEC Documents, to the knowledge of the Company (i) there are no off-site locations where the Company or any predecessor of the Company has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the National Priority List, CERCLIS, or state Superfund site list or which are subject to, or in the future are likely to be subject to, any investigation or cleanup action, and neither the Company nor any predecessor of the Company has been notified that any of them is a potentially responsible party at any such location; (ii) there are no underground storage tanks located on property owned or leased by the Company; (iii) there is no friable asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company; and (iv) there are no polychlorinated biphenyls (PCBs) or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company.

    (e) (i) All Company Permits the Company is required to have obtained under Environmental Laws have been obtained and are maintained by the Company, were duly issued by the appropriate Governmental Authority, are in full force and effect and are not subject to appeal. The Company has not received notice, or otherwise has no knowledge, that any Company Permit has been, or is subject to being, rescinded, terminated, limited, or amended in such a way as could result in a Material Adverse Effect on the Company.

        (ii) To the knowledge of the Company, no additional capital expenditures will be required by the Company for purposes of compliance with the terms or conditions of any Company Permits or Company Permit renewals.

       (iii) The execution, delivery and performance of the this Agreement and the consummation of the transactions contemplated hereby will not require the assignment or transfer of any Company Permit, except for those Company Permits that may be assigned or transferred on or prior to the Effective Time without the consent of any Person and without causing any such Company Permit to be rescinded, terminated or limited.

    (f) For purposes of this Agreement:

        (i) "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the manufacturing, production, storage, generation, disposal, presence, release or threatened release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company.

        (ii) "ENVIRONMENTAL LAWS" means all United States federal, state, local and non-United States laws, regulations, codes and ordinances, relating to pollution or protection of human health and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including, but not limited to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., Toxic Substances Control Act ("TSCA"), 15 U.S.C. 2601 et seq., Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 651 et seq., the Clean Air Act, 33 U.S.C. 7401 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., each as amended or supplemented, and any applicable transfer statutes or laws.

       (iii) "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, and any other chemicals, pollutants or substances regulated under any Environmental Law.

    SECTION 2.18 BROKERS. No broker, finder or investment banker (other than the Company Financial Advisor, the fees and expenses of whom will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

    SECTION 2.19 INTELLECTUAL PROPERTY. (a) As used herein, the term "INTELLECTUAL PROPERTY ASSETS" shall mean all worldwide intellectual property rights, including, without limitation, patents, trademarks, service marks, domain names and copyrights, and registrations and applications therefor, trade names, know-how, trade secrets, computer software programs, Internet websites, products, systems or methods and proprietary information. As used herein, "COMPANY INTELLECTUAL PROPERTY ASSETS" shall mean the Intellectual Property Assets used or owned by the Company.

    (b) Except as set forth in Section 2.19(b) of the Company Disclosure Schedule, the Company owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property Assets that are owned by or used in the business of the Company as currently conducted, without conflict with the rights of others.

    (c) Except as disclosed in Section 2.19(c) of the Company Disclosure Schedule, or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no claims (i) are currently pending or, to the knowledge of the Company, threatened by any person with respect to the Company Intellectual Property Assets, or (ii) are currently pending or, to the knowledge of the Company, threatened by any person with respect to the Intellectual Property Assets of a third party (the "THIRD PARTY INTELLECTUAL PROPERTY ASSETS") used, reproduced or distributed by or through the Company.

    (d) Except as disclosed in Section 2.19(d) of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect, no claim is pending or to the knowledge of the Company threatened to the effect that the manufacture, sale, licensing or use of any product, system or method now used, sold or licensed, or proposed for use, sale or license by the Company infringes on any Third Party Intellectual Property Assets.

    (e) Section 2.19(e) of the Company Disclosure Schedule sets forth or a list of (i) all patents and patent applications owned by the Company worldwide;
(ii) all trademark and service mark registrations and all trademark and service mark applications, material common law trademarks, material trade dress and material slogans, and all trade names owned by the Company worldwide; (iii) all copyright registrations and copyright applications owned by the Company worldwide; (iv) all Internet websites and domain names owned by the Company; and
(v) all licenses of the Company in which the Company is (A) a licensor with respect to any Company Intellectual Property Assets; or (B) a licensee of any Third Party Intellectual Property Assets material to the Company except for any licenses of software programs that are commercially available "off the shelf." Except as disclosed in Section 2.19(e) of the Company Disclosure Schedule, the Company has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications and licenses and domain names set forth in
Section 2.19(e) of the Company Disclosure Schedule, except where the failure to so protect or maintain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (f) To the knowledge of the Company, except as set forth in Section 2.19(e) or 2.19(f) of the Company Disclosure Schedule: (i) each patent, patent application, trademark or service mark registration, and trademark or service mark application and copyright registration or copyright application of the Company is valid and subsisting and (ii) each material license of Company Intellectual Property Assets or Third Party Intellectual Property Assets by Company is valid, subsisting and enforceable.

    (g) Except as set forth in Section 2.19(g) of the Company Disclosure Schedule, to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of the Company which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

    (h) All reprogramming required to permit the proper functioning of the Company's computer systems and networks in, and following, the year 2000 has been completed and such systems and networks are fully operational, except where the failure to function properly would not, individually or in the aggregate, reasonably have a Material Adverse Effect.

    SECTION 2.20 INTERESTED PARTY TRANSACTIONS. Except as set forth in
Section 2.20 of the Company Disclosure Schedule or the Company SEC Documents or for events as to which the amounts involved do not, in the aggregate, exceed $100,000, since the Company's proxy statement dated May 19, 2000, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    SECTION 2.21 INSURANCE. Except as disclosed in Section 2.21 of the Company Disclosure Schedule or the Company SEC Documents, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its properties and assets and are in character and amount appropriate for the businesses conducted by the Company, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.22 PRODUCT LIABILITY AND RECALLS. (a) Except as disclosed in
Section 2.22(a) of the Company Disclosure Schedule or the Company SEC Documents, the Company is not aware of any claim, pending or threatened, against the Company for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Except as disclosed in Section 2.22(b) of the Company Disclosure Schedule or the Company SEC Documents, there is no pending or, to the knowledge of the Company, overtly threatened recall or investigation of any product sold by the Company, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.23 OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has been advised by the Company Financial Advisor to the effect that in its opinion, as of the date of this Agreement, the consideration to be received by the equity holders of the Company is fair, from a financial point of view, to such equity holders.

    SECTION 2.24 RIGHTS AGREEMENT. The Board of the Directors of the Company has authorized and approved an amendment to the Rights Agreement (as defined in Section 4.02(d)) to the effect that (i) none of Parent, Merger Sub and their respective affiliates, either individually or as a group, shall become an "Acquiring Person" (as defined in the Rights Agreement) by virtue of the approval, execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or any announcement of the same, (ii) no Distribution Date, Section 13 Event, Shares Acquisition Date or Triggering Event (as each such term is defined in the Rights Agreement) (each a "RIGHTS EVENT") shall occur by virtue of the approval, execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or any announcement of the same, and (iii) the approval, execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or any announcement of the same shall be deemed a Permitted Offer (as defined in the Rights Agreement). The Company and the Rights Agent (as defined in the Rights Agreement) shall execute such amendment to the Rights Agreement no later than the second business day following the date hereof.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

    SECTION 3.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) Each of Guarantor, Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all government licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Guarantor. Parent has heretofore made available to the Company true and complete copies of Guarantor's Memorandum of Association and Bye-Laws, as amended to date (the "GUARANTOR CHARTER DOCUMENTS").

    (b) Each subsidiary of Guarantor is an entity duly organized, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the laws of its jurisdiction of organization, has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as now conducted, except where the failure to be so organized, existing and in good standing would not reasonably be expected to have a Material Adverse Effect on Guarantor. Each subsidiary of Guarantor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would reasonably be expected to have a Material Adverse Effect on Guarantor. Except as set forth in Section 3.01(b) of the written disclosure schedule previously delivered by Parent to the Company (the "PARENT DISCLOSURE SCHEDULE"), all of Guarantor's "significant" subsidiaries, as defined in Regulation S-X, and their respective jurisdictions of incorporation are identified in the Guarantor's Annual Report on Form 10-K for the year ended September 30, 1999 the ("GUARANTOR 1999 FORM 10-K") or in any of Guarantor's quarterly reports on Form 10-Q filed with respect to any quarter of the 2000 fiscal year.

    SECTION 3.02 CAPITALIZATION. (a) The authorized capital stock of Guarantor consists of 2,500,000,000 Guarantor Common Shares and 125,000,000 Preference Shares, par value $1.00 per share ("GUARANTOR PREFERRED SHARES"). As of
August 31, 2000, (i) 1,686,162,455 Guarantor Common Shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable,
(ii) no Guarantor Preferred Shares were outstanding and (iii) no more than 33,782,034 Guarantor Common Shares and no Guarantor Preferred Shares were held by subsidiaries of Guarantor. As of August 31, 2000, 94,960,045 Guarantor Common Shares were reserved for issuance upon exercise of stock options issued under Guarantor's stock option plans.

    (b) Except as set forth in this Section 3.02(b), except for changes since August 31, 2000 resulting from the exercise of stock options or the grant of stock based compensation to directors or employees or from the issuance of shares in connection with a merger or other acquisition or business combination determined by Guarantor's Board of Directors to be in the best interests of Guarantor and its stockholders, including, without limitation, the acquisition of Mallinckrodt Inc., or from the issuance of shares in an underwritten public offering at prevailing market prices, there are no outstanding (i) shares of capital stock or voting securities of Guarantor, (ii) securities of Guarantor convertible into or exchangeable for shares of capital stock or voting securities of Guarantor or (iii) options or other rights to acquire from Guarantor or other obligations of Guarantor to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Guarantor. There are no outstanding obligations of Guarantor or any of its subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) or (iii) above.

    (c) The Guarantor Common Shares to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

    SECTION 3.03 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) The execution, delivery and performance by Parent and Merger Sub of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Guarantor, Parent and Merger Sub of the transactions contemplated hereby and thereby, as applicable, are within the respective corporate powers of Guarantor, Parent and Merger Sub and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, and the Guarantee constitutes a valid and binding agreement of Guarantor.

    (b) At a meeting duly called and held, or by written consent in lieu of meeting, Parent's Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the sole stockholder of Parent and (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby. At a meeting duly called and held, Guarantor's Board of Directors has (i) determined that the Guarantee and the transactions contemplated thereby are fair to and in the best interests of Guarantor's shareholders and (ii) approved the Guarantee and the transactions contemplated thereby.

    SECTION 3.04 NO CONFLICTS; REQUIRED FILINGS AND CONSENTS. (a) The execution, delivery and performance by Parent and Merger Sub of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Guarantor, Parent and Merger Sub of the transactions contemplated hereby and thereby, as applicable, require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of the HSR Act and Non-U.S. Monopoly Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any applicable state securities laws, (iv) compliance with the Environmental Law of any state relating to the transfer of ownership or control of property located in that state and (v) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Guarantor or Parent or materially impair the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or the ability of Guarantor to fulfill its obligations under the Guarantee.

    (b) The execution, delivery and performance by Parent and Merger Sub of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Guarantor, Parent and Merger Sub of the transactions contemplated hereby and thereby, as applicable, do not and will not
(i) contravene, conflict with, or result in any violation or breach of any provision of the Guarantor Charter Documents or the certificate of incorporation or by-laws of Parent or Merger Sub (or equivalent organizational documents),
(ii) assuming compliance with the matters referred to in Section 3.04(a), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Guarantor, Parent or Merger Sub or by which they or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the rights of the Guarantor, Parent or Merger Sub or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Guarantor, Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Guarantor, Parent or Merger Sub are a party or by which the Guarantor, Parent and Merger Sub or any of their respective properties are bound or affected, except, in the case of clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Guarantor.

    SECTION 3.05 COMPLIANCE. Except as disclosed in Section 3.05 of the Parent Disclosure Schedule or the Guarantor SEC Documents (as defined below), neither Guarantor nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Guarantor or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Guarantor or any of its subsidiaries is a party or by which Guarantor or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Guarantor.

    SECTION 3.06 SEC FILINGS; FINANCIAL STATEMENTS. (a) Guarantor has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed with the SEC since September 30, 1997 (collectively, the "GUARANTOR SEC DOCUMENTS"; except that where references are made in this Article III to disclosures made in the Guarantor SEC Documents, such reference shall be limited to Guarantor SEC Documents filed through the date of this Agreement). Except as disclosed in Section 3.06 of the Parent Disclosure Schedule, (i) each Guarantor SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and Exchange Act, as the case may be; and
(ii) each Guarantor SEC Document filed did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Guarantor SEC Documents was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Guarantor SEC Documents), and each fairly presents in all material respects the consolidated financial position of Guarantor and its subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    SECTION 3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Schedule 3.07 of the Parent Disclosure Schedule or the Guarantor SEC Documents, since September 30, 1999, the business of Guarantor and its subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Guarantor.

    SECTION 3.08 NO UNDISCLOSED LIABILITIES. Except as set forth in
Section 3.08 of the Parent Disclosure Schedule or the Guarantor SEC Documents, neither the Guarantor nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in Guarantor's unaudited balance sheet (including any related notes thereto) as of June 30, 2000 included in the Guarantor's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (the "GUARANTOR 2000 BALANCE SHEET"), (b) incurred since June 30, 2000 in the ordinary course of business, (c) incurred in connection with this Agreement, the Offer or the Merger or the other transactions contemplated hereby, or (d) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Guarantor.

    SECTION 3.09 ABSENCE OF LITIGATION. Except as set forth in the Guarantor SEC Documents, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Parent, threatened against or affecting, Guarantor, any of its subsidiaries, any present or former officer, director or employee of Guarantor or any of its subsidiaries or any other Person for whom Guarantor or any subsidiary may be liable or any of their respective properties before any court or arbitrator or any governmental body, agency or official, United States or non-United States, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Guarantor or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger, the Offer or any of the other transactions contemplated hereby.

    SECTION 3.10 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. (a) Subject to the accuracy of the representations of the Company in Section 2.13:

        (i) the Registration Statement, as it may be amended, pursuant to which the Guarantor Common Shares to be issued in connection with the Offer and the Merger will be registered with the SEC shall not, at the respective times the Registration Statement (including any amendments or supplements thereto) is filed with the SEC or is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading;

        (ii) neither the Offer Documents nor any of the information supplied by Guarantor, Parent or Merger Sub specifically for inclusion in the
    Schedule 14D-9 will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders of the Company or become effective under the Securities Act, or at any time Parent accepts for exchange Shares pursuant to the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading; and

       (iii) the Proxy Statement/Prospectus will not, at the time the Proxy Statement/Prospectus is filed with the SEC or first sent to shareholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) If at any time prior to the Effective Time any event or circumstance relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Offer Documents, the 14D-9 or the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company.

    (c) The Offer Documents, the Registration Statement and Proxy
Statement/Prospectus shall comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act and the rules and regulations thereunder.

    (d) Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is included or incorporated by reference in, or furnished in connection with the preparation of, the Offer Documents, the Registration Statement or the Proxy Statement/Prospectus.

    SECTION 3.11 BROKERS. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Guarantor who might be entitled to any fee or commission from Parent, Guarantor or any of their respective affiliates in connection with the transactions contemplated by this Agreement.

    SECTION 3.12 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

    (b) Except for obligations or liabilities incurred by Merger Sub in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

    SECTION 3.13 OWNERSHIP INTEREST IN THE COMPANY. Other than by reason of this Agreement or the transactions contemplated hereby, neither Parent nor any of its affiliates is, or has been for the previous three years, an "interested stockholder" of the Company, as that term is defined in Section 203 of the DGCL.

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 4.01 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time unless Parent shall otherwise agree in writing, and except as set forth in Section 4.01 (d), (e) or (f) of the Company Disclosure Schedule, the Company shall conduct its business only, and shall not take any action except, in the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve the business organization of the Company as it has historically been conducted (it being understood that, notwithstanding the efforts of the Company, Transaction Changes may occur), to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, and except as set forth in Sections 4.01(d), (e), or (f) of the Company Disclosure Schedule, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent, which, in the case clauses (c),
(d)(iv), (e), (f), (h), (i) or (j),will not be unreasonably withheld or delayed:

    (a) amend or otherwise change the Company's Restated Certificate of Incorporation or By-Laws;

    (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options under the Company Stock Option Plans, which options are outstanding on the date hereof, or pursuant to the Company ESPP as in effect on the date hereof and new options granted in the ordinary course of business consistent with past practices not to exceed 250,000 shares; provided, however, that any such new options shall (i) provide for the accelerated vesting and subsequent expiration of such options prior to the Effective Time and
(ii) shall have an exercise price-per-share equal to the fair market value of a share of Company Common Stock as of the date of grant of such option);

    (c) sell, pledge, dispose of or encumber any assets of the Company (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $200,000 in the aggregate);

    (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
(iii) except as required by the terms of any security as in effect on the date hereof and set forth in Section 4.01(d) of the Company Disclosure Schedule, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities, including, without limitation, shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing, or (iv) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a stockholder equity interest in the Company;

    (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof other than those listed on Section 4.01(e) of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowing under the Company's existing credit facilities or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except (other than in the case of loans or advances to employees of the Company to fund the exercise price of Company Stock Options or otherwise to purchase shares of the Company Common Stock) in the ordinary course of business consistent with past practice; (iii) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $1,200,000 over the next 12 month period; or (iv) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(e);

    (f) except as set forth in Section 4.01(f) of the Company Disclosure Schedule, increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants, except for increases in salary or wages of employees of the Company in accordance with past practices, or grant any severance or termination pay (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations) to, or enter into any employment or severance agreement, with any current or prospective employee of the Company, or establish, adopt, enter into or amend any collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries, except, in each case, as may be required by law or as would not result in a material increase in the cost of maintaining such collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement;

    (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable) except as required by a change in GAAP occurring after the date hereof;

    (h) make any Tax election or settle or compromise any United States federal, state, local or non-United States Tax liability;

    (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Documents filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice;

    (j) enter into, modify or renew any contract, agreement or arrangement, whether or not in writing, for the distribution of the Company's products, for the licensing of its technology or for any material research and development collaboration; or

    (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (j) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

    Additionally, the Company shall use its commercially reasonable efforts to obtain any and all written consents of customers which, pursuant to the terms of any contracts, agreements or arrangements with such customers, are required to prevent the termination of such contracts, agreements or arrangements in connection with, or as a result of, the Transaction, except if and insofar as the failure to obtain such consents would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 4.02 NO SOLICITATION. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company that if consummated would constitute an Alternative Transaction (as defined in Section 7.01) (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing information to a third party which has made a BONA FIDE Acquisition Proposal that is a Superior Proposal (as defined below) not solicited in violation of this Agreement, PROVIDED that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between the Company and a subsidiary of Guarantor or (ii) subject to compliance with the other terms of this Section 4.02, including Sections 4.02(c) and (d), considering and negotiating a bona fide Acquisition Proposal that is a Superior Proposal not solicited in violation of this Agreement; PROVIDED, HOWEVER, that, as to each of clauses (i) and (ii), (x) such actions occur at a time prior to initial acceptance of Shares for exchange in the Offer and (y) the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Orrick, Herrington & Sutcliffe LLP), that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company entitled to vote generally in the election of directors or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company reasonably believes (i) (after consultation with a financial advisor of nationally recognized reputation, which may be the Company Financial Advisor) to be more favorable from a financial point of view to its stockholders than the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Parent and
(ii) to be more favorable to the Company than the Merger and the transactions contemplated by this Agreement after taking into account all pertinent factors deemed relevant by the Board of Directors of the Company under the laws of the State of Delaware; PROVIDED, HOWEVER, that a Superior Proposal may be subject to a due diligence review of confidential information and to other customary conditions.

    (b) The Company shall notify Parent promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Board of Directors of the Company that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of the Company, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.02(a). The Company shall keep Parent fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Acquisition Proposal, indication or request. The Company shall also immediately notify Parent, orally and in writing, if it enters into negotiations concerning any Acquisition Proposal.

    (c) Except to the extent the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Orrick, Herrington & Sutcliffe LLP) that it is or is reasonably likely to be required to act to the contrary in order to discharge properly its fiduciary duties (and, with respect to the approval, recommendation or entering into any, Acquisition Proposal, it may take such contrary action only after the second business day following Parent's and Merger Sub's receipt of written notice of the Board of Directors' intention to do so), neither the Company nor the Board of Directors of the Company shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval by such Board of Directors of this Agreement, the Offer or the Merger.

    (d) The Company and the Board of Directors of the Company shall not
(i) redeem the rights (the "RIGHTS") issued under the Preferred Shares Rights Agreement, dated as of September 19, 1997, as amended, between the Company and the American Stock Transfer and Trust Company, as Rights Agent (the "RIGHTS AGREEMENT"), or waive or amend any provision of the Rights Agreement, in any such case to permit or facilitate the consummation of any Acquisition Proposal or Alternative Transaction, or (ii) enter into any agreement with respect to, or otherwise approve or recommend, or propose to approve or recommend, any Acquisition Proposal or Alternative Transaction, unless this Agreement has been terminated in accordance with its terms. It is understood and agreed that a deferral of the distribution of Rights following the commencement of a tender offer or exchange offer shall not be prohibited hereunder.

    (e) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to its stockholders required by applicable law, rule or regulation.

    (f) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company is a party.

    (g) The Company shall ensure that the officers and directors of the Company and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02.

    SECTION 4.03 CONDUCT OF BUSINESS BY GUARANTOR PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the initial acceptance of Shares for Exchange in the Offer, Parent covenants and agrees that, except as set forth in
Section 4.03 of the Parent Disclosure Schedule or unless the Company shall otherwise agree in writing, Parent shall take all action necessary so that
(i) Guarantor shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, including actions taken by Guarantor or its subsidiaries in contemplation of the Merger, and (ii) Guarantor shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

    (a) amend or otherwise change Guarantor's Charter Documents;

    (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, which, in any such case, would materially delay or prevent the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement;

    (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Guarantor may declare and pay a dividend to its parent, and except that Guarantor may declare and pay quarterly cash dividends on the Guarantor Common Shares of $0.125 per share consistent with past practice;

    (d) take any action to change its accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable) except as required by a change in GAAP occurring after the date hereof; or

    (e) take or agree in writing or otherwise to take any action that would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01 STOCKHOLDER APPROVAL; PREPARATION OF POST-EFFECTIVE AMENDMENT AND PROXY STATEMENT/ PROSPECTUS. (a) If Section 5.02(c) shall not apply and approval of the Company's stockholders is required by applicable law in order to consummate the Merger, the Company shall, and Parent shall cause Guarantor to, as soon as practicable following the acceptance of Shares pursuant to the Offer, prepare, and the Company shall file with the SEC, the Proxy Statement/Prospectus with respect to the Company Stockholders Meeting, and the Company shall, and Parent shall cause Guarantor to, prepare and Parent shall file with the SEC a post-effective amendment to the Registration Statement (the "POST-EFFECTIVE AMENDMENT") for the offer and exchange of the Guarantor Common Shares pursuant to the Merger and in which the Proxy Statement/Prospectus will be included as a prospectus. The Company shall, and Parent shall cause Guarantor to, use all reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after such filing and to maintain such effectiveness for so long as shall be required for the issuance of the Guarantor Common Shares in the Merger. The Company shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act. Parent shall also cause Guarantor to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under the applicable state securities laws in connection with the issuance of Guarantor Common Shares in the Offer and the Merger, and the Company shall furnish to Guarantor all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement/ Prospectus. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Post-Effective Amendment or the Proxy Statement/Prospectus will be made by the Company or the Guarantor, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after Guarantor receives notice thereof, of the time when the Post-Effective Amendment has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Guarantor Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Post-Effective Amendment or comments thereon and responses thereto or requests by the SEC for additional information. Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either of the Post-Effective Amendment or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

    (b) Parent shall cause Guarantor to include as an exhibit to the Registration Statement tax opinions of PricewaterhouseCoopers LLP and Orrick, Herrington & Sutcliffe LLP, in form and substance reasonably satisfactory to Parent and to the Company, on the basis of customary facts, representations, warranties, covenants and assumptions set forth in such opinions (including without limitation assumptions that (i) the Minimum Condition shall be satisfied, and (ii) the Merger shall be completed promptly following the Offer), to the effect that the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code pursuant to Treasury Regulation Section 1.367(a)-3(c) (other than with respect to Company stockholders who are or will be "5% transferee stockholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)), and that each of Guarantor, Parent and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code.

    (c) The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of approval of the Merger and adoption of this Agreement.

    SECTION 5.02 COMPANY STOCKHOLDERS MEETING. (a) If Section 5.02(c) shall not apply and approval of this Agreement by the Company's stockholders is required by applicable law in order to consummate the Merger, the Company shall establish, prior to or as soon as practicable following the date upon which the Post-Effective Amendment becomes effective, a record date for, duly call, give notice of, convene and hold the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of this Agreement, and the Company shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders and to hold the Company Stockholders Meeting as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act. The Company shall solicit from its stockholders proxies in favor of approval of this Agreement and shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval.

    (b) Parent and Merger Sub agree to vote all Shares acquired in the Offer or otherwise beneficially owned by them, Guarantor or any of their subsidiaries in favor of approval and adoption of this Agreement and the Merger at the Company Stockholder Meeting and to take such other actions to effectuate as promptly as practicable the Merger pursuant to Section 251 of the DGCL, on the terms and subject to the conditions set forth in this Agreement.

    (c) Notwithstanding the foregoing above, if Parent shall acquire at least 90% of the outstanding Shares in the Offer, Parent shall contribute all of its Company Common Stock to Merger Sub and the parties hereto shall take all necessary actions (including actions referred to in Sections 5.01 (a) and (b) above, as applicable) to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

    SECTION 5.03 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company shall and Parent shall take all action necessary such that Guarantor shall (i) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period after the execution and delivery of this Agreement and prior to the Effective Time, to its properties, books, contracts, commitments and records and,
(ii) during such period, furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential in accordance with the terms of the confidentiality agreement, dated August 1, 2000 (the "CONFIDENTIALITY AGREEMENT"), between a subsidiary of Guarantor and the Company.

    SECTION 5.04 CONSENTS; APPROVALS. The Company and Parent shall each use its reasonable best efforts to obtain and to cooperate with each other in order to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and non-United States governmental and regulatory rulings and approvals), and the Company and Parent shall make (or Parent shall take all action necessary such that Guarantor will make) all filings (including, without limitation, all filings with United States and non-United States governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby.

    SECTION 5.05 AGREEMENTS WITH RESPECT TO AFFILIATES. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "COMPANY AFFILIATE LETTER") identifying all persons who are anticipated to be "affiliates" of the Company at the time of the Company Stockholders Meeting for purposes of Rule 145 under the Securities Act ("RULE 145"). The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the date of the initial acceptance of Shares for exchange in the Offer, a written agreement (an "AFFILIATE AGREEMENT") restricting the sales of securities by such affiliates in accordance with the restrictions on affiliates under Rule 145, in a form mutually agreeable to the Company and Parent.

    SECTION 5.06 INDEMNIFICATION AND INSURANCE. (a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Certificate of Incorporation and the By-laws of the Company, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.

    (b) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless, each present and former director, officer or employee of the Company (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Restated Certificate of Incorporation or By-laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

    (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements (the employee parties under such agreements being referred to as the "OFFICER EMPLOYEES") with the Company's directors and officers existing at or before the Effective Time.

    (d) In addition, Parent shall provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O INSURANCE") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

    (e) From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of all funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 5.06.

    (f) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

    SECTION 5.07 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 5.08 FURTHER ACTION/TAX TREATMENT. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Guarantor to agree to divest, abandon, license, enter into, modify, maintain or renew any contract arrangement regarding or take similar action with respect to any assets (tangible or intangible) of Guarantor or the Company. Each of Parent, Merger Sub and the Company shall, and Parent shall use its reasonable best efforts to cause Guarantor to, use its reasonable best efforts to cause the Transaction to qualify, and will not (either before or after consummation of the Merger) take any actions, or fail to take any action, that might reasonably be expected to prevent the Transaction from qualifying as a reorganization under the provisions of Section 368 of the Code that is not subject to Section 367(a)(1) of the Code pursuant to Treasury Regulation Section 1.367(a)-(3)(c) (other than with respect to Company stockholders who are or will be "5% transferee stockholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)). Parent shall, and shall use its reasonable best efforts to cause the Surviving Corporation and Guarantor to, report, to the extent required by the Code or the regulations thereunder, the Transaction for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Code.

    SECTION 5.09 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or making any written public statement with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NYSE or The Nasdaq Stock Market if it has used all reasonable efforts to consult with the other party.

    SECTION 5.10 GUARANTOR COMMON SHARES. (a) Parent shall take all action necessary so that Guarantor shall transfer to Parent the Guarantor Common Shares to be delivered by Parent to the holders of Company Common Stock in the Transaction.

    (b) Parent will take all action necessary so that Guarantor will use its best efforts to cause the Guarantor Common Shares to be delivered by Parent to the holders of Company Common Stock in the Transaction to be listed, upon official notice of issuance, on the NYSE prior to the Effective Time.

    SECTION 5.11 CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Company shall be responsible for the payment of all such taxes and fees. In no event shall Parent or any affiliate thereof reimburse the Company for the payment of such taxes and fees.

    SECTION 5.12 OPTION PLANS; ESPP; OTHER PROGRAMS. (a) Except as provided in Paragraph (b) below, immediately prior to the Effective Time, or such earlier date as required pursuant to the relevant Company Stock Option Plan, each outstanding Company Stock Option shall become fully vested and immediately exercisable and the holder of each such Company Stock Option shall be entitled to exercise such option immediately prior to the Effective Time, or such earlier date as required pursuant to the relevant Company Stock Option Plan. Except as provided in Paragraph (b) below, any such outstanding Company Stock Option remaining unexercised as of the Effective Time shall expire as of such time, and shall entitle the holder thereof to an amount in cash equal to the amount by which (i) the product of the Exchange Ratio and the Average Share Price, multiplied by the number of shares of Company Common Stock for which the Company Stock Option was exercisable as of the Effective Time exceeds (ii) the aggregate exercise price of the Company Common Stock purchasable pursuant to such Company Stock Option.

    (b) Each Company Stock Option issued after April 7, 1993 under the 1989 Plan shall continue to have, and be subject to, the same terms and conditions set forth in the relevant Company Stock Option Plan and applicable award agreement immediately prior to the Effective Time; except that (i) each such Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole Guarantor Common Shares equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such the Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of Guarantor Common Shares and (ii) the per share exercise price for the Guarantor Common Shares issuable upon exercise of such Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of the Company Common Stock at which such Company Stock option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent; provided, however, that the holder of any such Company Stock Option may agree that such option be treated under Section 5.12(a).

    (c) Parent and the Company shall take such action as is necessary, including action under the relevant Company Stock Option Plans, to effect the provisions of this Section 5.12.

    (d) The Company shall take such action as is necessary to cause the ending date of the then current offering period under the Company ESPP to be prior to the Effective Time and to terminate such plan as of the Effective Time.

    (e) The severance and retention bonus programs described in Section 2.11(a) of the Company Disclosure Schedule shall remain in effect without any modification that would reduce benefits under such programs for at least one year following the Closing Date.

    SECTION 5.13 EMPLOYEE BENEFITS. (a) For purposes of any eligibility requirements, waiting periods, vesting periods or, except with respect to defined benefit pension plans, benefit accrual, that are based on length of service under any employee benefit plan or arrangement maintained by Parent or Merger Sub, including without limitation any pension benefit plan, as defined in
Section 3(2) of ERISA and any welfare benefit plan, as defined in Section 3(1) of ERISA, Parent shall ensure that service with the Company prior to the Closing by any individual who is employed by Parent or Merger Sub after the Closing shall be treated as service with Parent and Merger Sub.

    (b) Through December 31, 2001, Parent and Merger Sub shall, with respect to all employees of the Company who become employees of Parent or Surviving Corporation immediately following the Closing (the "TRANSFERRED EMPLOYEES"), provide for their coverage under pension and welfare benefit plans, programs and arrangements (the "CURRENT BENEFIT PLANS") providing benefits not substantially less favorable in the aggregate to the Transferred Employees than the Current Benefit Plans covering such Transferred Employees as in effect immediately prior to the Closing, including group health plans which do not exclude or limit the coverage of such Transferred Employees on account of waiting periods or pre-existing conditions, and which have in all material respects identical or superior coverage in terms of employee participation.

    (c) It is expressly agreed that (i) the provisions of Sections 5.12(e) and
5.13 are not intended to be for the benefit of or otherwise enforceable by any third party, including, without limitation, any Transferred Employees and
(ii) except as provided in Section 5.12(e), nothing herein shall prevent the Surviving Corporation or any other subsidiary of Guarantor from amending or modifying any employee benefit plan, program or arrangement in any respect or terminating or modifying the terms and conditions of employment or other service of any particular employee or any other person.

    SECTION 5.14 RIGHTS AGREEMENT. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 2.24), if any, necessary in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

    SECTION 5.15 ACCOUNTANT'S LETTERS. Upon reasonable notice from the other, the Company shall use its best efforts to cause KPMG LLP to deliver to Parent, and Parent shall use its best efforts to cause PricewaterhouseCoopers to deliver to the Company, a letter covering such matters as are reasonably requested by Parent or the Company, as the case may be, and as are customarily addressed in accountants' "comfort letters."

    SECTION 5.16 COMPLIANCE WITH STATE PROPERTY TRANSFER STATUTES. The Company agrees that it shall use its reasonable commercial efforts to comply promptly with all requirements of applicable state property transfer laws as may be required by the relevant state agency and shall take all action necessary to cause the transactions contemplated hereby to be effected in compliance with applicable state property transfer laws. The Company, after consultation with Parent, shall determine which actions must be taken prior to or after the Effective Time to comply with applicable state property transfer laws. The Company agrees to provide Parent with any documents required to be submitted to the relevant state agency prior to submission, and the Company shall not take any action to comply with applicable state property transfer laws without Parent's prior consent, which consent shall not be unreasonably withheld or delayed. Parent shall provide, and shall take all action necessary such that Guarantor shall provide, to the Company any assistance reasonably requested by the Company with respect to such compliance.

    SECTION 5.17 AMENDMENT OF 401(K) PLAN.

    (a) The Company shall amend, effective as of the Effective Time, the InnerDyne, Inc. Defined Contribution Plan to be a non-standardized prototype plan that limits participation to employees of the Company.

    (b) The Company shall amend the InnerDyne, Inc. Defined Contribution Plan to preclude any additional purchases of stock of the Company, as of the date
10 days prior to the Effective Date, and the Company shall communicate this amendment to the participants in such plan.

    SECTION 5.18 FORM 5500. The Company shall use all reasonable efforts to file Form 5500 prior to the Effective Time for the Company Employee Plans for all years for which such form was not filed, as set forth in Section 2.11(b) of the Company Disclosure Schedule.

    SECTION 5.19 WARRANTS. At the Effective Time, Parent shall cause Guarantor to assume each warrant to purchase Company Common Stock issued under the Representative's Warrant Agreement, dated as of May 15, 1996, between the Company and Cruttenden Roth Incorporated, at a price per Company Common Stock of $4.20 and which expire on May 14, 2001 (each a "WARRANT"), which thereupon shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Warrant prior to the Effective Time, the number (rounded to the nearest whole number) of Guarantor Common Shares as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the Effective Time, at a price per Guarantor Common Share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Warrant divided by (y) the number of Guarantor Common Shares deemed purchasable pursuant to such Warrant.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    SECTION 6.01 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Post-Effective Amendment shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Post-Effective Amendment shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

    (b) STOCKHOLDER APPROVAL. Unless Section 5.01(c) shall apply, this Agreement and the Merger shall have been approved by the requisite vote of the stockholders of the Company;

    (c) ANTITRUST. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Non-U.S. Monopoly Laws shall have been obtained, except where the failure to have obtained any such clearances or approvals with respect to any Non-U.S. Monopoly Laws would not reasonably be expected to have a Material Adverse Effect on the Company, Guarantor or Guarantor's healthcare product business;

    (d) GOVERNMENTAL ACTIONS. There shall not be in effect any judgment, decree or order of any Governmental Authority, administrative agency or court of competent jurisdiction preventing consummation of the Merger; and

    (e) ILLEGALITY. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                                  ARTICLE VII
                                  TERMINATION

    SECTION 7.01 TERMINATION. This Agreement may be terminated:

    (a) prior to the initial acceptance of Shares for exchange in the Offer, by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

    (b) prior to the initial acceptance of Shares for exchange in the Offer, by either Parent or the Company if the initial acceptance of Shares for exchange in the Offer shall not have been consummated on or prior to April 30, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement under this
Section 7.01(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the acceptance of Shares for exchange in the Offer to occur on or prior to such date; or

    (c) by either Parent or the Company if the Offer shall have terminated or expired in accordance with its terms without the exchange of Shares pursuant to the Offer, provided that the right to terminate this Agreement under this
Section 7.01(c) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in the failure of, any conditions to the Offer to be satisfied; or

    (d) at any time prior to the Effective Time by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger; or

    (e) prior to the initial acceptance of Shares for exchange in the Offer, by Parent, if, whether or not permitted to do so by this Agreement, the Board of Directors of the Company or the Company shall (x) (i) withdraw, modify or change its approval or recommendation of this Agreement, the Offer or the Merger in a manner adverse to Parent, (ii) approve or recommend to the stockholders of the Company an Acquisition Proposal or Alternative Transaction; or (iii) approve or recommend that the stockholders of the Company tender their shares in any tender or exchange offer that is an Alternative Transaction or (y) take any position or make any disclosures to the Company's stockholders permitted pursuant to
Section 4.02(e) which has the effect of any of the foregoing; or

    (f) prior to the initial acceptance of Shares for exchange in the Offer, by Parent or the Company, if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement shall be untrue when made in any material respect, or, in the case of such representations and warranties as are qualified by materiality, in any respect (a "TERMINATING MISREPRESENTATION"); provided that, if such Terminating Misrepresentation is curable prior to the Designated Expiration Date by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(f); or

    (g) prior to the initial acceptance of Shares for exchange in the Offer, by Parent or the Company, if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement, shall have become untrue in any material respect, or, in the case of such representations and warranties as are qualified by materiality, in any respect a "TERMINATING CHANGE"), in either case other than by reason of a Terminating Breach (as hereinafter defined); provided that, if any such Terminating Change is curable prior to the Designated Expiration Date by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(g); or

    (h) prior to the initial acceptance of Shares for exchange in the Offer, by Parent or the Company, upon a material breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement (a "TERMINATING BREACH"); provided that, except for any breach of the Company's obligations under Section 4.02, if such Terminating Breach is curable prior to the Designated Expiration Date by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(h); or

    (i) by the Company, in order to accept a Superior Proposal; provided that
(A) Parent shall not have accepted any Shares for exchange pursuant to the Offer; (B) the Board of Directors of the Company determines (after due consultation with independent counsel, which may be Orrick, Herrington & Sutcliffe LLP) that it is or is reasonably likely to be required to accept such proposal in order to discharge properly its fiduciary duties; (C) the Company has given Parent two full business days' advance notice of the Company's intention to accept such Superior Proposal; (D) the Company shall in fact thereafter accept such proposal; (E) the Company shall have paid the Fee and expenses pursuant to Section 7.03(b); and (F) the Company shall have complied in all respects with the provisions of Section 4.02; PROVIDED, HOWEVER, that if this Agreement is terminated pursuant to clause (b) or (c) of this
Section 7.01, but the Agreement could at the time also have been terminated pursuant to any other clause of this Section 7.01, the Agreement shall also be deemed to have been terminated pursuant to such other clauses.

    As used herein, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "THIRD PARTY") acquires or would acquire more than 30% of the outstanding shares of any class of equity securities of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise,
(ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 30% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of the entity surviving any merger or business combination) of the Company having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 30% of the fair market value of all the assets of the Company, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving the Company, other than the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a BONA FIDE public offering of such securities.

    SECTION 7.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders (i) except that the Company or Parent or Merger Sub may have liability as set forth in Section 7.03 and
Section 8.01 hereof, and (ii) nothing herein shall relieve the Company, Parent or Merger Sub from liability for any willful material breach hereof (it being understood that the mere existence of a Material Adverse Effect, by itself, shall not constitute such a willful material breach).

    SECTION 7.03 FEES AND EXPENSES. (a) Except as set forth in this
Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Offer or Merger is consummated; PROVIDED, HOWEVER, that if the Offer or Merger is not consummated Parent and the Company shall share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Registration Statement (including financial statements and exhibits), the Offer Documents, the Schedule 14D-9, the Post-Effective Amendment (including financial statement and exhibits) and the Proxy Statement/Prospectus (including any preliminary materials related thereto) and any amendments or supplements thereto.

    (b) The Company shall pay Guarantor a fee of $6,000,000.00 (the "FEE"), and shall pay Parent's and Guarantor's respective actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) ("EXPENSES," as applicable to Parent, Guarantor or the Company), such payment of Expenses not to exceed $600,000.00, upon the first to occur of any of the following events:

        (i) the termination of this Agreement by Parent or the Company pursuant to 7.01(b) or Section 7.01(c); PROVIDED that (i) the Minimum Condition shall not have been satisfied and no other condition to the Offer shall have been unsatisfied at the time of termination (other than any condition that shall not have been satisfied as a result of a Terminating Misrepresentation, Terminating Change or a Terminating Breach on the part of the Company) and
    (ii) (A) prior to such termination, there shall be outstanding a BONA FIDE Acquisition Proposal which has been made directly to the stockholders of the Company or has otherwise become publicly known or there shall be outstanding an announcement by any credible third party of a BONA FIDE intention to make an Acquisition Proposal (in each case whether or not conditional and whether or not such proposal shall have been rejected by the Board of Directors of the Company) or (B) an Alternative Transaction shall be publicly announced by the Company or any third party within 9 months following the date of termination of this Agreement and such transaction shall at any time thereafter be consummated on substantially the terms theretofore announced; or

        (ii) the termination of this Agreement by Parent pursuant to
    Section 7.01(e); or

       (iii) the termination of this Agreement by the Company pursuant to
    Section 7.01(i).

    (c) Upon a termination of this Agreement by Parent pursuant to
Section 7.01(h), the Company shall pay to Guarantor and Parent their respective Expenses relating to the transactions contemplated by this Agreement, but in no event more than $600,000.00. In addition, the Company shall pay Guarantor the Fee if (A) prior to such termination, there shall be outstanding a BONA FIDE Acquisition Proposal which has been made directly to the stockholders of the Company or has otherwise become publicly known or there shall be outstanding an announcement by any credible third party of a BONA FIDE intention to make an Acquisition Proposal (in each case whether or not conditional and whether or not such proposal shall have been rejected by the Board of Directors of the Company) or (B) an Alternative Transaction shall be publicly announced by the Company or any third party within 9 months following the date of termination of this Agreement and such transaction shall at any time thereafter be consummated on substantially the terms theretofore announced. The remedies available pursuant to this Section 7.03(c) shall be in addition to, but without duplication in any way of, the remedies referred to in clause (ii) of Section 7.02.

    (d) Upon a termination of this Agreement by Parent pursuant to
Section 7.01(f), the Company shall pay to Guarantor and Parent their respective Expenses relating to the transactions contemplated by this Agreement, but in no event more than $600,000.00. Upon a termination of this Agreement by the Company pursuant to Section 7.01(f), Parent shall pay to the Company its Expenses relating to the transactions contemplated by this Agreement, but in no event more than $600,000.00.

    (e) The Fee and/or Expenses payable pursuant to Section 7.03(b), 7.03(c) or 7.03(d) shall be paid within one business day after a demand for payment following the first to occur of any of the events described in Section 7.03(b), 7.03(c) or 7.03(d) as applicable; provided that in no event shall the Company or Parent, as the case may be, be required to pay such Fee and/or Expenses to the entities entitled thereto if, immediately prior to the termination of this Agreement, the other entity entitled to receive such Fee and/or Expenses was in material breach of its obligations under this Agreement.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
(a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I and Sections 5.06 and 5.08 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Section 7.03 shall survive termination indefinitely. The Confidentiality Agreement shall survive termination of this Agreement.

    (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed an admission that such matter is material.

    SECTION 8.02 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a) If to Parent or Merger Sub:

       Tyco Acquisition Corp. X/ VLMS, Inc.

       c/o Tyco International (US) Inc.

       One Tyco Park

       Exeter, NH 03833

       Attn: President

       Telecopy: (603) 778-7330

       Telephone: (603) 778-9700

    With a copy (which shall not constitute notice) to:

       Tyco International Ltd.

       The Zurich Centre

       90 Pitts Bay Road, 2nd Floor

       Pembroke HM08 Bermuda

       Attn: Chief Corporate Counsel

       Telecopy: (441) 295-9647

       Telephone: (441) 292-8674

    and

       Kramer Levin Naftalis & Frankel LLP

       919 Third Avenue

       New York, NY 10022

       Attn: Abbe L. Dienstag, Esq.

       Telecopy: (212) 715-8000

       Telephone: (212) 715-9100

       If to the Company:

       InnerDyne, Inc.

       1244 Reamwood Ave.

       Sunnyvale, CA 94089

       Attn: President and Chief Executive Officer

       Telecopy: (408) 745-6570

       Telephone: (408) 745-6010

    With a copy (which shall not constitute notice) to:

       Orrick, Herrington & Sutcliffe LLP

       400 Sansome Street

       San Francisco, CA 94111

       Attn: Alan Talkington, Esq.

       Telecopy: (415) 773-5759

       Telephone: (415) 392-1122

    SECTION 8.03 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

    (a) "AFFILIATES" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

    (b) "BUSINESS DAY" means any day other than a day on which banks in New York are required or authorized to be closed;

    (c) "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

    (d) "DOLLARS" or "$" means United States dollars;

    (e) "KNOWLEDGE" means with respect to (i) an individual, that such individual will be considered to have " knowledge" of a fact or matter if the individual is actually aware of the fact or matter or if the fact or matter is what a senior executive or other person with primary responsibility for the matter should reasonably know in the ordinary course of conducting business and
(ii) an entity, that such entity will be considered to have "knowledge" of a fact or matter if any individual who is serving as a senior executive of that entity or person employed by that entity with primary responsibility for the matter in question has, or at any time had, knowledge of the fact or matter;

    (f) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

    (g) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, the Surviving Corporation, Parent, Guarantor or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent, Guarantor or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    SECTION 8.04 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger and this Agreement by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 8.05 WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 8.06 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 8.07 SEVERABILITY. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    (b) The Company and Parent agree that each of the Fee provided in
Section 7.03(b) is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of the Fee exceeds the maximum amount permitted by law, then the amount of the Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

    SECTION 8.08 ENTIRE AGREEMENT. This Agreement and the Guarantor's guarantees thereof constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality Agreement, except to the extent specifically superseded hereby), both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein or therein.

    SECTION 8.09 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Parent and/or Merger Sub hereunder may be assigned to Guarantor or any direct or indirect wholly-owned subsidiary of Guarantor provided that no such assignment shall relieve the assigning party of its obligations hereunder.

    SECTION 8.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Section 5.06 (which is intended to be for the benefit of the Indemnified Parties and Officer Employees and may be enforced by such Indemnified Parties and Officer Employees) and Section 7.03 (which contains provisions intended to be for the benefit of Guarantor and may be enforced by Guarantor).

    SECTION 8.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 8.12 GOVERNING LAW; JURISDICTION. (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

    (b) Each of the parties hereto submits to the non-exclusive jurisdiction of the state and federal courts of the United States located in the City of New York, Borough of Manhattan with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

    SECTION 8.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 8.14 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                       TYCO ACQUISITION CORP. X

                                                       By:            /s/ IRVING GUTIN
                                                       ---------------------------------------------
                                                       Name:  Irving Gutin
                                                       Title: VICE PRESIDENT

                                                       VLMS, INC.

                                                       BY:            /S/ IRVING GUTIN
                                                       ---------------------------------------------
                                                       Name:  Irving Gutin
                                                       Title: Vice President

                                                       INNERDYNE, INC.

                                                       BY:         /S/ WILLIAM G. MAVITY
                                                       ---------------------------------------------
                                                       Name:  William G. Mavity
                                                       Title: President and Chief Executive Officer

                                   GUARANTEE

    Tyco International Ltd. ("GUARANTOR") guarantees each and every representation, warranty, covenant, agreement and other obligation of Parent and Merger Sub, and/or any of their respective permitted assigns (and where any such representation or warranty is made to the knowledge of Parent or Merger Sub, such guarantee shall be deemed made to the knowledge of Guarantor), and the full and timely performance of their respective obligations under the provisions of the foregoing Agreement. This is a guarantee of payment and performance, and not of collection, and Guarantor acknowledges and agrees that this guarantee is unconditional, and no release or extinguishment of Parent's and Merger Sub's obligations or liabilities (other than in accordance with the terms of the Agreement), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee, as well as any provision requiring or contemplating performance by Guarantor.

    Without limiting in any way the foregoing guarantee, Guarantor covenants and agrees to take all actions to enable Parent to adhere to the provisions of Sections 1.06, 5.01 and 5.10 of the Agreement.

    The provisions of ARTICLE VIII of the Agreement are incorporated herein, MUTATIS MUTANDIS, except that notices and other communications hereunder to Guarantor shall be delivered to Tyco International Ltd., The Zurich Centre, 90 Pitts Bay Road, 2d Floor, Pembroke HM08, Bermuda Attn: Executive Vice President and Chief Corporate Counsel, Telecopy No. 441-295-9647, Confirm
No. 441-292-8674 (with a copy as provided therefor in Section 8.02(a)).

    We understand that the Company is relying on this guarantee in entering into the Agreement and may enforce this guarantee as if Guarantor were a party thereto.

                                                       TYCO INTERNATIONAL LTD.

                                                       BY:          /S/ MARK H. SWARTZ
                                                       ---------------------------------------------
                                                       Name:  Mark H. Swartz
                                                       Title: Executive Vice President

                                    ANNEX I
                            CONDITIONS TO THE OFFER

    Notwithstanding any other provision of the Offer, subject to the terms of this Agreement, Parent shall not be required to accept for exchange or exchange or deliver any Guarantor Common Shares for any Shares tendered (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act relating to Parent's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), if by the Designated Expiration Date (as such date may be extended in accordance with the requirements of Section 1.01), (1) the Minimum Condition shall not have been satisfied, (2) the applicable waiting period under the HSR Act and any applicable Non-U.S. Monopoly Laws shall not have expired or been terminated,
(3) the Registration Statement shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, (4) the Guarantor Common Shares to be issued in the Offer and the Merger shall not have been approved for listing on the NYSE, subject to official notice of issuance, (5) the tax opinion of PricewaterhouseCoopers LLP and Orrick, Herrington & Sutcliffe LLP required to be filed as an exhibit to the Registration Statement pursuant to Section 5.01(b) shall not have been filed or shall have been withdrawn (the conditions set forth in clauses (1) through (5) being referred to as the "BASIC CONDITIONS") or (6) at any time on or after the date of this Agreement and prior to the acceptance for exchange of Shares pursuant to the Offer, any of the following conditions exist:

    (a) there shall be in effect an injunction or other order, decree, judgment or ruling by a Governmental Authority of competent jurisdiction or a statute, rule, regulation or order shall have been promulgated, or enacted by a Governmental Authority of competent jurisdiction which in any such case
(i) restrains or prohibits the making or consummation of the Offer or the consummation of the Merger, (ii) prohibits or restricts the ownership or operation by Parent (or any of its affiliates or subsidiaries) of any portion of the Company's business or assets, or any material portion of Guarantor's medical device business or which would substantially deprive Parent and/or its affiliates or subsidiaries of the benefit of ownership of the Company's business or assets, or compels Parent (or any of its affiliates or subsidiaries) to dispose of or hold separate any portion of the Company's business or assets, or any material portion of Guarantor's medical device business or which would substantially deprive Parent and/or its affiliates or subsidiaries of the benefit of ownership of the Company's business or assets, (iii) imposes material limitations on the ability of Purchaser effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote Shares exchanged by Purchaser pursuant to the Offer or the Merger on all matters properly presented to the stockholders of the Company,
(iv) imposes any material limitations on the ability of Parent and/or its affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company, or (v) seeks to materially restrict any future business activity by Guarantor (or any of its affiliates) relating to the healthcare business, including, without limitation, by requiring the prior consent of any person or entity (including any Governmental Authority) to future transactions by Guarantor (or any of its affiliates); or

    (b) there shall have been instituted, pending or threatened an action by a Governmental Authority seeking to restrain or prohibit the making or consummation of the Offer, the consummation of the Merger or to impose any other restriction, prohibition or limitation referred to in the foregoing paragraph (a); or

    (c) this Agreement shall have been terminated by the Company or Parent in accordance with its terms; or

    (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in the Shares on NASDAQ or the trading of the Guarantor Common Shares on the NYSE, (ii) a declaration of a banking moratorium or any general suspension of payments in respect of banks in the United States or
(iii) in the case of any of the foregoing existing at the time of the execution of this Agreement, a material acceleration or worsening thereof; or

                                     A-I-1

    (e) Parent and the Company shall have agreed that Parent shall amend the Offer to terminate the Offer or postpone the exchange of Shares pursuant thereto; or

    (f) any of the representations and warranties made by the Company in the Merger Agreement shall not have been true and correct when made, or shall thereafter have ceased to be true and correct as if made as of such later date (other than representations and warranties made as of a specified date) in any material respect or in the case of such representations and warranties as are qualified as to materiality, in any respect such that any such breach, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company; or the Company shall not have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under this Agreement in all material respects such that any such breach, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company, PROVIDED, HOWEVER, that such breach or failure to perform is incapable of being cured or has not been cured within 5 days after the giving of written notice thereof to the Company, PROVIDED, HOWEVER, that no such 5-day cure period shall require extension of the Offer beyond the twenty (20) business days provided under Section 1.01 of the Agreement; or

    (g) the Company's Board of Directors shall have modified or amended its recommendation of the Offer in any manner adverse to Parent or shall have withdrawn its recommendation of the Offer, or shall have recommended acceptance of any Acquisition Proposal or Alternative Transaction or shall have resolved to do any of the foregoing; or

    (h) (i) any corporation, entity or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act) ("PERSON/GROUP"), other than Parent and its affiliates, shall have acquired beneficial ownership of more than 15% of the outstanding Shares, or shall have been granted any options or rights, conditional or otherwise, to acquire a total of more than 15% of the outstanding Shares and which, in each case, does not tender the Shares beneficially owned by it in the Offer; (ii) any new group shall have been formed which beneficially owns more than 15% of the outstanding Shares and which does not tender the Shares beneficially owned by it in the Offer; or (iii) any person/group (other than Parent or one or more of its affiliates) shall have entered into an agreement in principle or definitive agreement with the Company with respect to a tender or exchange offer for any Shares or a merger, consolidation or other business combination with or involving the Company; or

    (i) any change, development, effect or circumstance shall have occurred or be threatened that would reasonably be expected to have a Material Adverse Effect on the Company; or

    (j) the Company shall commence a case under any chapter of Title XI of the United States Code or any similar law or regulation; or a petition under any chapter of Title XI of the United States Code or any similar law or regulation is filed against the Company which is not dismissed within 2 business days;

which, in the good faith judgment of Parent in any such case, and regardless of the circumstances (including any action or omission by Parent or its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for exchange or exchange.

    The foregoing conditions are for the sole benefit of Parent and may be asserted by Parent regardless of the circumstances (including any action or omission by Parent or its affiliates) giving rise to any such condition or (other than the Basic Conditions) may, subject to the terms of this Agreement, be waived by Parent in its reasonable discretion in whole at any time or in part from time to time. The failure by Parent at any time to exercise its rights under any of the foregoing conditions shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time.

    Should the Offer be terminated pursuant to the foregoing provisions, all tendered Shares not theretofore accepted for exchange shall forthwith be returned to the tendering stockholders.

                                     A-I-2

                                    ANNEX II
                             INDEX OF DEFINED TERMS

                                           PAGE
                                       ------------
$....................................          A-43
1989 PLAN............................           A-5
2000 BALANCE SHEET...................          A-13
ACQUISITION PROPOSAL.................          A-29
AFFILIATE AGREEMENT..................          A-33
AFFILIATES...........................          A-42
AGREEMENT............................           A-1
ALTERNATIVE TRANSACTION..............          A-48
APPOINTMENT TIME.....................           A-4
AVERAGE SHARE PRICE..................           A-1
BASIC CONDITIONS.....................           A-1
BLUE SKY LAWS........................          A-11
BUSINESS DAY.........................          A-43
CERCLA...............................          A-20
CERTIFICATE OF MERGER................           A-4
CERTIFICATES.........................           A-6
CLOSING..............................           A-4
CLOSING DATE.........................           A-4
COBRA................................          A-14
CODE.................................           A-1
COMPANY..............................           A-1
COMPANY AFFILIATE LETTER.............          A-33
COMPANY CHARTER DOCUMENTS............          A-10
COMPANY COMMON STOCK.................           A-1
COMPANY DISCLOSURE SCHEDULE..........           A-9
COMPANY EMPLOYEE PLANS...............          A-13
COMPANY ERISA AFFILIATE..............          A-13
COMPANY ESPP.........................           A-5
COMPANY FINANCIAL ADVISOR............           A-3
COMPANY INTELLECTUAL PROPERTY
  ASSETS.............................          A-21
COMPANY PERMITS......................          A-12
COMPANY PREFERRED STOCK..............          A-10
COMPANY SEC DOCUMENTS................          A-12
COMPANY STOCK OPTION PLANS...........           A-5
COMPANY STOCK OPTIONS................           A-5
COMPANY STOCKHOLDERS MEETING.........          A-11
CONFIDENTIALITY AGREEMENT............          A-33
CONTINUING DIRECTOR..................           A-4
CONTROL..............................          A-43
CONTROLLED BY........................          A-43
CURRENT BENEFIT PLANS................          A-36
D&O INSURANCE........................          A-34
DAILY PER SHARE PRICE................           A-1
DESIGNATED EXPIRATION DATE...........           A-2
DGCL.................................           A-1
DOLLARS..............................          A-43
EFFECTIVE TIME.......................           A-4

ENVIRONMENTAL CLAIM..................          A-20
ENVIRONMENTAL LAWS...................          A-20
                                           PAGE
                                       ------------
ERISA................................          A-13
EXCHANGE ACT.........................           A-2
EXCHANGE AGENT.......................           A-6
EXCHANGE FUND........................           A-6
EXCHANGE RATIO.......................           A-2
EXPENSES.............................          A-40
FEE..................................          A-40
FULLY DILUTED SHARES.................           A-2
GAAP.................................           A-1
GOVERNMENTAL AUTHORITY...............          A-11
GROUP................................           A-2
GUARANTEE............................           A-1
GUARANTOR............................           A-1
GUARANTOR 1999 FORM 10-K.............          A-23
GUARANTOR 2000 BALANCE SHEET.........          A-25
GUARANTOR CHARTER DOCUMENTS..........          A-23
GUARANTOR COMMON SHARES..............           A-1
GUARANTOR PREFERRED SHARES...........          A-23
GUARANTOR SEC DOCUMENTS..............          A-25
HSR ACT..............................          A-11
INDEMNIFIED PARTIES..................          A-33
INTELLECTUAL PROPERTY ASSETS.........          A-21
IRS..................................          A-14
ISO..................................          A-14
KNOWLEDGE............................          A-43
MATERIAL ADVERSE EFFECT..............           A-9
MATERIALS OF ENVIRONMENTAL CONCERN...          A-20
MERGER...............................           A-1
MERGER CONSIDERATION.................           A-5
MERGER PRICE.........................           A-2
MERGER SUB...........................           A-1
MERGER SUB COMMON STOCK..............           A-5
MINIMUM CONDITION....................           A-2
NASDAQ...............................           A-2
NON-U.S. MONOPOLY LAWS...............          A-11
NYSE.................................           A-2
OFFER................................           A-1
OFFER DOCUMENTS......................           A-3
OFFICER EMPLOYEES....................          A-34
OSHA.................................          A-20
PARENT...............................           A-1
PARENT DISCLOSURE SCHEDULE...........          A-23
PENSION PLANS........................          A-13
PERSON...............................          A-43
PERSON/GROUP.........................           A-2

                                     A-II-1

                                           PAGE
                                       ------------
POST-EFFECTIVE AMENDMENT.............          A-31
PRELIMINARY PROSPECTUS...............           A-3
PROXY STATEMENT/PROSPECTUS...........          A-17
RCRA.................................          A-20
RECOMMENDATIONS......................           A-3
REGISTRATION STATEMENT...............           A-3
RIGHTS...............................          A-30
RIGHTS AGREEMENT.....................          A-30
RIGHTS EVENT.........................          A-22
RULE 145.............................          A-33
SCHEDULE 14D-9.......................           A-3
SEC..................................           A-3
SECURITIES ACT.......................          A-11
SHARES...............................           A-1
SUBSIDIARIES.........................          A-43
SUBSIDIARY...........................          A-43

SUPERIOR PROPOSAL....................          A-29
SURVIVING CORPORATION................           A-4
                                           PAGE
                                       ------------
TAX..................................          A-19
TAX RETURN...........................          A-19
TERMINATING BREACH...................          A-39
TERMINATING CHANGE...................          A-39
TERMINATING MISREPRESENTATION........          A-39
THIRD PARTY..........................          A-40
THIRD PARTY INTELLECTUAL PROPERTY
  ASSETS.............................          A-21
TO THE KNOWLEDGE OF THE COMPANY......          A-19
TRANSACTION..........................           A-1
TRANSACTION CHANGES..................           A-9
TRANSFERRED EMPLOYEES................          A-36
TSCA.................................          A-20
UNDER COMMON CONTROL WITH............          A-52
WARRANT..............................          A-37

                                     A-II-2

                                                                         ANNEX B

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SECTION262 APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to Section251(g) of this title), Section252, Section254, Section257, Section258, Section263 or Section264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only to be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the next day preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
(d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                      THE EXCHANGE AGENT FOR THE OFFER IS:

                                     [LOGO]

          By Mail:                By Overnight Delivery:            By Hand Delivery:

  Reorganization Department      Reorganization Department      Reorganization Department
        P.O. Box 3301               85 Challenger Road                120 Broadway
South Hackensack, New Jersey        Mail Stop -- Reorg                 13th Floor
            07606               Ridgefield Park, New Jersey     New York, New York 10271
                                           07660

            FACSIMILE TRANSMISSION (FOR ELIGIBLE INSTITUTIONS ONLY):
                                 (201) 296-4293
                CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE ONLY:
                                 (201) 296-4860

                            ------------------------

    Questions and requests for assistance may be directed to the information agent at the address and telephone numbers listed below. Additional copies of this offer to exchange, the letter of transmittal and other tender offer materials may be obtained from the information agent as set forth below, and will be furnished promptly at our expense. Facsimile copies of the letter of transmittal, properly completed and duly executed, will be accepted. The letter of transmittal, certificates for shares and any other required documents should be sent or delivered by each stockholder of InnerDyne or his broker, dealer, commercial bank, trust company or other nominee to the exchange agent at one of its addresses set forth above. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the offer.

             THE INFORMATION AGENT FOR THE OFFER AND THE MERGER IS:

                                     [LOGO]

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (Call Collect)
                      E-mail: proxy@mackenziepartners.com
                                       or
                         CALL TOLL-FREE (800) 322-2885

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Bye-Law 102 of the Tyco Bye-Laws provides, in part, that Tyco shall indemnify its directors and other officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under the Companies Act 1981 of Bermuda. Section 98 of the Companies Act 1981 prohibits such indemnification against any liability arising out of the fraud or dishonesty of the director or officer. However, such section permits Tyco to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

    The Registrant maintains $100,000,000 of insurance to reimburse the directors and officers of Tyco and its subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Registrant or any subsidiary thereof. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by the Registrant pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

ITEM 21.   EXHIBITS

         2.1            Agreement and Plan of Merger, dated as of October 3, 2000, among Tyco Acquisition Corp. X, VLMS, Inc., InnerDyne, Inc.
                        and guaranteed by Tyco International Ltd. (included as Annex
                        A to the Prospectus which forms a part of this Registration
                        Statement)

           5 Opinion of Appleby Spurling & Kempe regarding the validity of the Tyco common shares registered hereunder

         8.1            Tax Opinion of PricewaterhouseCoopers LLP

         8.2            Tax Opinion of Orrick, Herrington & Sutcliffe LLP

         8.3            Tax Opinion of Appleby Spurling & Kempe

        23.1            Consent of PricewaterhouseCoopers

        23.2            Consent of Deloitte & Touche LLP

        23.3            Consent of Arthur Andersen LLP

        23.4            Consent of KPMG LLP

        23.7            Consent of Appleby Spurling & Kempe (contained in Exhibit 5 and Exhibit 8.3)

        23.8            Consent of PricewaterhouseCoopers LLP (contained in Exhibit
                        8.1)

        23.9            Consent of Orrick Herrington & Sutcliffe LLP (contained in
                        Exhibit 8.2)

        24.1            Power of Attorney (contained on the signature page hereto)

        99.1            Letter of Transmittal

        99.2            Form of Notice of Guaranteed Delivery

        99.3            Form of Letter from Tyco Acquisition to Brokers, Dealers,
                        Commercial Banks, Trust Companies and Other Nominees

        99.4            Form of Letter from Brokers, Dealers, Commercial Banks,
                        Trust Companies and Other Nominees to Clients

        99.5            Form of Guidelines for Certification of Taxpayer
                        Identification Number on Substitute Form W-9

        99.6            Summary Advertisement as published in THE WALL STREET
                        JOURNAL on October 18, 2000

ITEM 22.   UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the maximum aggregate offering price may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The Registrant undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 18th day of October, 2000.

                                                       TYCO INTERNATIONAL LTD.

                                                       By:              /s/ MARK H. SWARTZ
                                                            -----------------------------------------
                                                                          Mark H. Swartz
                                                                EXECUTIVE VICE PRESIDENT AND CHIEF
                                                            FINANCIAL OFFICER (PRINCIPAL FINANCIAL AND
                                                                       ACCOUNTING OFFICER)

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints L. Dennis Kozlowski and Mark H. Swartz, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 426(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on October 18, 2000 in the capacities indicated below.

                        NAME                                               TITLE
                        ----                                               -----
               /s/ L. DENNIS KOZLOWSKI                 Chairman of the Board, President, Chief
     -------------------------------------------         Executive Officer and Director (Principal
                 L. Dennis Kozlowski                     Executive Officer)

               /s/ MICHAEL A. ASHCROFT
     -------------------------------------------       Director
                 Michael A. Ashcroft

                /s/ JOSHUA M. BERMAN
     -------------------------------------------       Director and Vice President
                  Joshua M. Berman

                /s/ RICHARD S. BODMAN
     -------------------------------------------       Director
                  Richard S. Bodman

                        NAME                                               TITLE
                        ----                                               -----
                  /s/ JOHN F. FORT
     -------------------------------------------       Director
                    John F. Fort

                 /s/ STEPHEN W. FOSS
     -------------------------------------------       Director
                   Stephen W. Foss

                /s/ PHILIP M. HAMPTON
     -------------------------------------------       Director
                  Philip M. Hampton

     -------------------------------------------       Director
                    Wendy E. Lane

              /s/ JAMES S. PASMAN, JR.
     -------------------------------------------       Director
                James S. Pasman, Jr.

                /s/ W. PETER SLUSSER
     -------------------------------------------       Director
                  W. Peter Slusser

                 /s/ MARK H. SWARTZ                    Executive Vice President and Chief Financial
     -------------------------------------------         Officer (Principal Financial and Accounting
                   Mark H. Swartz                        Officer)

               /s/ FRANK E. WALSH, JR.
     -------------------------------------------       Director
                 Frank E. Walsh, Jr.

*By:                   /s/ MARK H. SWARTZ
             --------------------------------------
                         Mark H. Swartz
                        ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

     EXHIBIT NO.                          DESCRIPTION OF DOCUMENT
---------------------                     -----------------------

         2.1            Agreement and Plan of Merger, dated as of October 3, 2000, among Tyco Acquisition Corp. X, VLMS, Inc., InnerDyne, Inc.
                        and guaranteed by Tyco International Ltd. (included as Annex
                        A to the Prospectus which forms a part of this Registration
                        Statement)

           5 Opinion of Appleby Spurling & Kempe regarding the validity of the Tyco common shares registered hereunder

         8.1            Tax Opinion of PricewaterhouseCoopers LLP

         8.2            Tax Opinion of Orrick, Herrington & Sutcliffe LLP

         8.3            Tax Opinion of Appleby Spurling & Kempe

        23.1            Consent of PricewaterhouseCoopers

        23.2            Consent of Deloitte & Touche LLP

        23.3            Consent of Arthur Andersen LLP

        23.4            Consent of KPMG LLP

        23.7            Consent of Appleby Spurling & Kempe (contained in Exhibit 5 and Exhibit 8.3)

        23.8            Consent of PricewaterhouseCoopers LLP (contained in Exhibit
                        8.1)

        23.9            Consent of Orrick Herrington & Sutcliffe LLP (contained in
                        Exhibit 8.2)

        24.1            Power of Attorney (contained on the signature page hereto)

        99.1            Letter of Transmittal

        99.2            Form of Notice of Guaranteed Delivery

        99.3            Form of Letter from Tyco Acquisition to Brokers, Dealers,
                        Commercial Banks, Trust Companies and Other Nominees

        99.4            Form of Letter from Brokers, Dealers, Commercial Banks,
                        Trust Companies and Other Nominees to Clients

        99.5            Form of Guidelines for Certification of Taxpayer
                        Identification Number on Substitute Form W-9

        99.6            Summary Advertisement as published in THE WALL STREET
                        JOURNAL on October 18, 2000